Exhibit 4.17

REPUBLIC OF COLOMBIA

MINISTRY OF TRANSPORT

UNIDAD ADMINISTRATIVA ESPECIAL DE AERONÁUTICA CIVIL

[Logo]

[Logo]

CONCESSION FOR THE ADMINISTRATION, OPERATION, COMMERCIAL EXPLOITATION, ADJUSTMENT, MODERNIZATION AND MAINTENANCE OF THE AIRPORTS OLAYA HERRERA (MEDELLIN), JOSE MARIA CORDOVA (RIONEGRO), EL CARAÑO (QUIBDO), LOS GARZONES (MONTERIA), ANTONIO ROLDAN BETANCOURT (CAREPA) AND LAS BRUJAS (COROZAL)

CONCESSION AGREEMENT No. 8000011-OK

[BOGOTA, D.C., COLOMBIA-

MARCH 2018]

PUBLIC BID NO. 7000132 OL OF 2007

CONCESSION AGREEMENT No. 8000011- K OF 2008

TABLE OF CONTENTS

CHAPTER I - CONSTRUCTION AND DEFINITIONS	2
CLAUSE 1.- CONSTRUCTION	2
CLAUSE 2.- DEFINITIONS	2
CHAPTER II- GENERAL ASPECTS	10
CLAUSE 3.- PURPOSE	10
CLAUSE 4.- ACTIVITIES EXPRESSLY EXCLUDED FROM THE CONCESSION	11
CLAUSE 5.- CONSUMMATION OF THE AGREEMENT	11
CLAUSE 6.- REQUIREMENTS FOR THE FORMALIZATION AND PERFORMANCE OF THE AGREEMENT	11
CLAUSE 7.- TERM FOR THE PERFORMANCE OF THE AGREEMENT	12
CLAUSE 8- AMOUNT OF THE AGREEMENT:	12
CHAPTER III.- REVENUE OF THE CONCESSION AND CONSIDERATION PAYABLE TO THE GRANTORS	12
CLAUSE 9.- ASSIGNMENT OF REVENUE	12
CLAUSE 10.- CONCESSIONAIRE REMUNERATION	12
CLAUSE 11.- ABSENCE OF GUARANTEES ON MINIMUM REVENUE, FLOWS OR PROFITABILITY:	17
CLAUSE 12.- FEES CORRESPONDING TO REGULATED REVENUE:	17
CLAUSE 13.- INDEXATION OF FEES CORRESPONDING TO REGULATED REVENUE:	17
CLAUSE 14.- COLLECTION OF LOWER FEES BY THE CONCESSIONAIRE:	18
CLAUSE 15.- DETERMINATION OF FEES	18
CLAUSE 16.- CALCULATION AND PAYMENT OF FEE COMPENSATION	18
CLAUSE 17.- COLLECTION	19
CLAUSE 18.- SUSPENSION OF SERVICES TO AIRCRAFT EXPLOITERS	19
CLAUSE 19.- EXEMPTIONS OF THE AIRPORT RATE:	20
CLAUSE 20.- CONSIDERATION PAYABLE TO THE GRANTORS:	20
CHAPTER IV - REPRESENTATIONS OF THE CONCESSIONAIRE AND RISKS OF THE AGREEMENT	20
CLAUSE 21.- REPRESENTATIONS OF THE CONCESSIONAIRE:	20
CLAUSE 22.- ALLOCATION OF RISKS - GENERAL PRINCIPLE:	23
CHAPTER V - RIGHTS AND OBLIGATIONS OF THE PARTIES	26
CLAUSE 24.- GENERAL RIGHTS OF THE CONCESSIONAIRE:	26
CLAUSE 25.- GENERAL OBLIGATIONS OF THE CONCESSIONAIRE:	26
CLAUSE 26.- UNDERTAKINGS OF THE CONCESSIONAIRE RELATING TO THE ADMINISTRATION, COMMERCIAL EXPLOITATION AND OPERATION OF THE AIRPORTS:	28
CLAUSE 27.- UNDERTAKINGS OF THE CONCESSIONAIRE REGARDING THE MANAGEMENT OF THE RESOURCES OF THE CONCESSION	30
CLAUSE 28.- UNDERTAKINGS OF THE CONCESSIONAIRE RELATING TO THE ADJUSTMENT AND MODERNIZATION OF THE AIRPORTS	30
CLAUSE 29.- UNDERTAKINGS OF THE CONCESSIONAIRE RELATING TO THE MAINTENANCE OF THE AIRPORTS	31
CLAUSE 30.- GENERAL RIGHTS OF THE GRANTORS	31
CLAUSE 31.- GENERAL UNDERTAKINGS OF THE GRANTORS	32
CHAPTER VI - PRIOR STAGE	32
CLAUSE 32.- STAGES FOR THE PERFORMANCE OF THE AGREEMENT:	32
CLAUSE 33.- SCOPE OF THE PRIOR STAGE	32
CLAUSE 34.- TERM OF DURATION OF THE PRIOR STAGE:	32
CLAUSE 35.- ACTIVITIES PRIOR TO THE DELIVERY OF THE AIRPORTS:	33
CLAUSE 36.- DELIVERY OF THE AIRPORTS:	33

CLAUSE 37.- ENVIRONMENTAL MATTERS:	36
CLAUSE 38.- FINANCIAL CLOSING:	37
CLAUSE 39.- PRESENTATION OF THE PRE-DESIGNS OF THE MANDATORY WORKS:	38
CLAUSE 40. — PRESENTATION OF THE STUDIES AND DESIGNS OF THE MANDATORY WORKS AND THE SCHEDULE FOR THE PERFORMANCE THEREOF:	39
CLAUSE 41.- APPROVAL OF THE STUDIES AND DESIGN WITHIN THE PRIOR STAGE:	40
CLAUSE 42.- TERMINATION OF THE PRIOR STAGE:	40
CHAPTER VII — ADJUSTMENT AND MODERNIZATION STAGE	40
CLAUSE 43. — SCOPE OF THE ADJUSTMENT AND MODERNIZATION STAGE:	40
CLAUSE 44. — TERM OF THE ADJUSTMENT AND MODERNIZATION STAGE:	41
CLAUSE 45. — PERFORMANCE OF THE ACTIVITIES OF THE INVESTMENT AND MODERNIZATION PLAN:	41
CLAUSE 46. — SCHEDULE OF THE ACTIVITIES OF THE ADJUSTMENT AND MODERNIZATION PLAN:	47
CLAUSE 47. — REPORTS:	48
CLAUSE 48. — PERMITS AND LICENSES:	48
CLAUSE 49. — INCORPORATION TO THE AIRPORTS:	49
CLAUSE 50. — EXECUTION OF THE MINUTES OF THE MAINTENANCE STAGE:	49
CHAPTER VIII — MAINTENANCE STAGE	49
CLAUSE 51. — SCOPE OF THE MAINTENANCE STAGE	49
CLAUSE 52. — DURATION OF THE MAINTENANCE STAGE	49
CLAUSE 53. — REPORTS	49
CLAUSE 54. — UPDATE OF THE INVENTORY OF ASSETS THAT MAKE UP THE AIRPORTS	50
CLAUSE 55. — TECHNICAL SPECIFICATIONS	50
CHAPTER IX — ACTIVITIES COMMON TO ALL THE STAGES OF THE CONTRACTUAL PERFORMANCE	51
CLAUSE 56. — MANAGEMENT, OPERATION AND COMMERCIAL EXPLOITATION ACTIVITIES	51
CLAUSE 57. — PERFORMANCE OF VOLUNTARY SUPPLEMENTARY WORKS	51
CLAUSE 58. — FIRE SUPPRESSION SERVICE	53
CLAUSE 59. — PROVISION OF SAFETY SERVICES AT THE AIRPORTS	53
CLAUSE 60. AIRPORT SAFETY AUTHORITIES	55
CLAUSE 61. — BIRD HAZARD	56
CLAUSE 62. — PROVISION OF HOUSEHOLD UTILITIES	57
CLAUSE 63. — MATERIALS AND PERFORMANCE	57
CLAUSE 64. — CONCESSIONAIRE’S STAFF	57
CLAUSE 65. — LEASING AGREEMENTS	58
CLAUSE 66. — INTERNATIONAL AERONAUTICAL FAIR AT THE JOSE MARIA CORDOBA AIRPORT	59
CHAPTER XI- ESTABLISHMENT AND OPERATION OF THE ESCROW	59
CLAUSE 67.- GENERAL PROVISIONS:	59
CLAUSE 68.- ADMINISTRATION OF RESOURCES:	60
CLAUSE 69.-ESCROW ACCOUNTS:	60
CLAUSE 70.- FUNDING OF ESCROW ACCOUNTS:	62
CLAUSE 71. · APPROVAL OF THE GRAFT OF THE ESCROW AGREEMENT AND ESTABLISHMENT OF THE ESCROW:	62
CLAUSE 72.- MANDATORY REQUIREMENTS OF THE ESCROW AGREEMENT:	62
CLAUSE 73.- AUDITOR:	64
CLAUSE 74.- REPORTS:	64
CLAUSE 75.- INVESTMENT CRITERIA FOR ESCROW RESOURCES:	65
CLAUSE 76.- REPLACEMENT OF THE ESCROW AGENT:	65

2

CHAPTER XI- INSURANCE AND GUARANTEES	65
CLAUSE 77.- SOLE PERFORMANCE BOND:	65
CLAUSE 78.- COVERAGE AND INSURED AMOUNT OF THE SOLE PERFORMANCE BOND:	65
CLAUSE 79.- AIRPORTS CIVIL LIABILITY POLICY	67
CLAUSE 80.- ALTERNATIVES FOR THE TERM OF THE GUARANTEES:	68
CLAUSE 81.- DAMAGE INSURANCE:	69
CLAUSE 82.- INSURANCE RISKS:	69
CHAPTER XII- SANCTIONS REGIME	71
CLAUSE 83.- FINES:	71
CLAUSE 84.- PENALTY CLAUSE:	74
CHAPTER XIII- DISPUTE RESOLUTION	75
CLAUSE 85.- AMIABLE COMPOSITION:	75
CLAUSE 86.- ARBITRATION:	78
CLAUSE 87.- CONTINUED PERFORMANCE OF THE OBLIGATIONS:	79
CHAPTER XIV- REVERSION AND AIRPORT RESTITUTION	79
CLAUSE 88.- REVERSION AND RESTITUTION:	79
CLAUSE 89.- DEADLINE FOR THE REVERSION AND RESTITUTION OF THE AIRPORTS:	79
CLAUSE 90.- OBLIGATIONS OF THE CONCESSIONAIRE DURING THE REVERSION AND RESTITUTION OF THE AIRPORTS:	79
CLAUSE 91.- ACTIVITIES DURING THE REVISION AND RESTITUTION OF THE AIRPORTS:	80
CLAUSE 92.- EXECUTION OF THE MINUTES OF TERMINATION OF THE AGREEMENT:	81
CHAPTER XV- EXCEPTIONAL CLAUSES TO GENERAL LAW	81
CLAUSE 93.- UNILATERAL TERMINATION:	81
CLAUSE 94.- UNILATERAL MODIFICATION:	82
CLAUSE 95.- UNILATERAL INTERPRETATION:	82
CLAUSE 96.- REVOCATION OF THE AGREEMENT:	82
CHAPTER XVI- TAKEOVER OF THE CONCESSION BY THE FUNDERS	83
CLAUSE 97.- TAKEOVER OF THE CONCESSION:	83
CHAPTER XVII- EARLY TERMINATION AND SETTLEMENT	84
CLAUSE 98.- EARLY TERMINATION:	84
CLAUSE 99.- TERMINATION COMPENSATION:	85
CLAUSE 100.- SETTLEMENT OF THE AGREEMENT:	87
CHAPTER XVIII — SUPERVISION AND CONTROL OF THE AGREEMENT	88
CLAUSE 101. — POWERS OF THE GRANTORS:	88
CLAUSE 102. — RELATIONSHIP BETWEEN THE AUDITOR AND THE CONCESSIONAIRE:	88
CLAUSE 103. — FEES OF THE AUDITOR AND FUNDING OF THE AUDITING ACCOUNT:	91
CHAPTER XIX — GENERAL PROVISIONS	92
CLAUSE 104. — DEFAULT INTERESTS:	92
CLAUSE 105. — SUCCESS FEE:	92
CLAUSE 106. — SUBCONTRACTING:	92
CLAUSE 107. — ASSIGNMENT OF THE AGREEMENT AND OF THE STAKE OF THE CONCESSIONAIRE:	93
CLAUSE 108. — SUBJECTION TO COLOMBIAN LAW AND WAIVER TO DIPLOMATIC CLAIM:	93
CLAUSE 109. — ARCHEOLOGICAL FINDINGS, TREASURES, MINING FINDING OR OTHER DEPOSITS:	93
CLAUSE 110. — LANGUAGE OF THE AGREEMENT:	93
CLAUSE 111. — STAMP TAX:	94
CLAUSE 112. — AMENDMENT OF THE AGREEMENT:	94
CLAUSE 113. — NOTICES:	94

3

CLAUSE 114 — APPENDIXES AND SCHEDULES:	94
CLAUSE 115 — JOINT AND SEVERAL LIABILITY:	95

4

Among the undersigned, on the one hand,

(i)                                     Fernando Sanclemente Alzate, of legal age, domiciled in the city of Bogota, D.C., identified with citizenship card No. 80.407.418 issued in Usaquen, acting on behalf and in representation of the Unidad Administrativa Especial de la Aeronáutica Civil, in his capacity as General Director, designated by means of Decree 998 dated April 28 [Sic] 1, 2005, with Minutes of Assumption No. 810 dated April 11, 2005 (hereinafter, “Aerocivil”), and

(ii)                                  Francisco Javier Saldarriaga A., of legal age, domiciled in the city of Medellin, identified with citizenship card number 8.250.097 issued in Medellin, acting on behalf and in representation of Establecimiento Público Aeropuerto Olaya Herrera, in his capacity as manager and legal representative, designated by means of Decree No. 067 dated January 15, 2004, and Minutes of Assumption No. 039 dated January 15, 2004, ratified by means of Decree No. 01 dated January 1, 2008 and Minutes of Assumption No. 019 dated January 1, 2008, with the legal powers to contract, pursuant to Law 80 of 1993 and with the bylaws contained in Municipal Decree 2299 of 2001, (hereinafter “AOH”).

And on the other hand,

(iii)                               Mario Fernando Pinzon Bohorquez, identified with citizenship card No. 91.201.432 issued in Bucaramanga, who, in his capacity as legal representative acts on behalf and in representation of Sociedad Operadora de Aeropuertos Centro Norte S.A. - ACN S.A. (hereinafter the “Concessionaire”), and based on the following

RECITALS:

1.              Whereas Aerocivil, AOH and the Governor’s Office of Antioquia entered into Inter-administrative Agreement No. 7000284-OH-2007 dated August 31, 2007, the purpose of which was determining the rights and obligations of the parties when performing the activities tending to develop the procedures, administrative and contractual formalities necessary to select and contract the bidder with which this Concession Agreement will be entered into. Also, the Agreement regulates the rights and obligations of the parties in the performance of this Concession Agreement.

2.              Whereas in Session No. 3 dated August 24, 2007, the Directing Council of Aerocivil approved the execution of the Concession Agreement for the concession of the Airports, in the terms set forth in item 2 of article 8 of Decree 260 of 2004.

3.              Whereas by means of Resolution 4975 dated October 12, 2007, Aerocivil ordered the opening of Public Bid 7000132-OL of 2007,  the purpose of which was to select an Awardee that will enter into a Concession Agreement with Aerocivil and AOH for the administration, operation, commercial exploitation, adjustment, modernization and maintenance of the Airports.

4.              Whereas the formalities set forth under articles 18 and 49 of decree 423 of 2001 and, as a result thereof, (i) the Planning Advising Office of the Ministry of Transport and the Municipality of Medellin determined that this Agreement meets the contractual risk policy of the State established by the Economical and Social Policy Council, Conpes (for its

acronym in English), and (ii) the General Direction of Treasury and Public Credit determined that no contribution shall be made to the Contractual Contingency Fund of the State Entities by reason of this Agreement.

5.              Whereas, once the applicable legal proceedings have been met, the Bid was awarded to the Concessionaire by means of Resolution 0829 dated March 3, 2008 of Aerocivil.

6.              Whereas, considering the above, the parties have decided to enter into this Agreement, which  shall be governed by the following rules:

CHAPTER I - CONSTRUCTION AND DEFINITIONS

CLAUSE 1.- CONSTRUCTION

This Agreement shall be constructed pursuant to the following rules:

(i)                                     This Agreement shall be constructed concording its own Clauses with the Terms of Reference. In case of doubt or conflict among them, the Agreement shall prevail over the Terms of Reference, as well as over any other document of a date earlier to the execution of the Concession Agreement.

(ii)                                  References to Chapters, Clauses, Items and Appendixes shall be construed as references to the chapters, clauses, items and appendixes of this Agreement, except when otherwise expressly indicate. The headings and titles of the Chapters and Clauses used in this Agreement shall serve solely for purpose of references and to facilitate consultations hereof, but will not affect the construction of the text of the Agreement.

(ii)                                  The rules relating to the allocation of risks referred to under this Agreement shall be deemed as core elements for the interpretation of the scope of each obligation of the parties under this Agreement.

CLAUSE 2.- DEFINITIONS

In this Agreement, capitalized terms shall have the meaning assigned thereto under this Clause. Capitalized terms include the plural form and viceversa, provided that the context so requires it. Terms not otherwise expressly defined herein shall be construed in the sense attributed thereto by the applicable technical language or, in absence thereof, by their natural and logical meaning, according to the general use thereof.

•                  Minutes of Adjustment of Expected Regulated Revenue: Means the document executed by the Grantors, the Auditor and the Concessionaire, evidencing the compensation accrued in favor of the Concessionaire for the performance of the Supplementary Works, as well as the new amount of the Expected Regulated Revenue.

•                  Minutes of Delivery: Means the document executed by the Concessionaire and the Auditor, evidencing the actual delivery and transfer by Aerocivil to the Concessionaire, by way of Concession, of each Airport. The Minutes of Delivery of the Olaya Herrera Airport is also executed by AOH, given that the latter is responsible for the actual delivery and transfer of the Olaya Herrera Airport, by way of Concession, to the Concessionaire.

•                  Minutes of Completion of Performance: Means the document executed by the Grantors, the Auditor and the Concessionaire, evidencing the completion of the term for the performance of the Agreement, according to the provisions set forth in Clause 7. By executing these minutes, the term for the performance of the agreement is terminated.

•                  Minutes of Commencement of Performance: Means the document executed by the Grantors, the Auditor and the Concessionaire, evidencing that all conditions set forth in this Agreement for the formalization and commencement of the performance hereof have been fully satisfied.

•                  Minutes of Commencement of the Maintenance Stage: Means the document executed by the Grantors, the Auditor and the Concessionaire, evidencing  the fulfilment of all the activities required by the Adjustment and Modernization Plan, and the execution thereof initiates the Maintenance Stage.

•                  Minutes of Termination: Means the document executed by the Grantors, the Auditor and  the Concessionaire, evidencing the satisfaction of all conditions for the termination of the Agreement.

•                  Minutes of Restitution: Means each document executed by Aerocivil, the Concessionaire and the Auditor, evidencing the restitution and reversion of each Airport. The Minutes of Delivery of the Olaya Herrera Airport is also executed by AOH, given that the latter is responsible to receive the Olaya Herrera Airport.

•                  Minutes of Verification: Means the documents executed by the Auditor, the Concessionaire and the Grantors, evidencing the termination of an activity of the Adjustment and Modernization Plan or of a Supplementary Work, as well as its compliance with the provisions set forth in this Concession Agreement and in the applicable technical features.

•                  Actions of Unlawful Interference: Means the actions or events described in Schedule 17 of International Norms and Methods recommended by OACI regarding international civil aviation safety and protection, that threaten passengers, crew-members, aircrafts, aeronautic or airport premises, including, without being limited to:

(i)                                     A violent action committed by a person on board of a flying aircraft and that, given its nature, represents a threat to the aircraft safety.

(ii)                                  The action of destroying an aircraft in service, or causing damages to it impairing it for the flight or that, given its nature, represents a threat to the safety of an aircraft during flight.

(iii)                               The action of placing or causing the placement of any artifact or substance by any means capable of destroying said aircraft or of causing damages thereto that impairs it for the flight or that, given its nature, represents a threat to the safety of an aircraft during flight.

(iv)                              The action of destroying or damaging the premises or air navigation services or disturb the functioning thereof, if said action, given its nature, represents a threat to the safety of an aircraft during flight.

(v)                                 The action of communicating, knowingly, false reports threatening as a result thereof the safety of an aircraft during flight.

(vi)                              The action of unlawfully and intentionally using any artifact, weapon, explosive, substance or hazardous material to: (a) commit an action of violence against a person or several persons in an airport at the service of the civil aviation, causing severe injury or casualty, o (b) destroy or cause severe damages in the premises of a public airport or in an aircraft that is not in service and that is located in the Airports, or disrupting Airport services

(vii)                           The attempt to commit any conduct listed in the foregoing items, as well as the conspiring or abetting the commitment thereof.

(viii)                        Any other action or event that might be considered to attempt against the life and safety of the passengers, crew-members, aircrafts, aeronautic or airport premises.

(ix)                              Those other actions or events that appear listed in the Montreal Convention of 1971 and the Montreal Protocol of 1988, referring to the repression of unlawful violent actions in airports providing services to the international civil aviation, or in those other protocols, treaties or conventions that amend, additions or supplements them.

•                  Aerocivil: Means the Unidad Administrativa Especial of the Aeronautica Civil (in English: the Special Administrative Unit of the Civil Air Authority), part of the Ministry of Transport, having legal capacity, administrative autonomy and independent equity.

•                  Airports: Means, collectively, the Olaya Herrera Airport, the Jose Maria Cordova Airport, the Caraño Airport, the Los Garzones Airport, the Antonio Roldan Betancourt Airport and the Las Brujas Airport.

•                  Antonio Roldan Betancourt Airport: Means the Antonio Roldan Betancourt Airport of the city of Carepa (Antioquia), identified with the acronym OACI SKLC, together with the personal and real property that comprise it and that are listed in Appendix A, the Airport Agreements that correspond thereto and which are listed in Appendix B, and all the assets, agreements and rights of any nature whatsoever that have been incorporated to the Concession by the Concessionaire, either when fulfilling the Agreement or willingly.

•                  El Caraño Airport: Means the Caraño Airport of the city of Quibdó (Chocó), identified with the acronym OACI SKUI, together with the personal and real property that comprise it and that are listed in Appendix A, the Airport Agreements that correspond thereto and which are listed in Appendix B, and all the assets, agreements and rights of any nature whatsoever that have been incorporated to the Concession by the Concessionaire, either when fulfilling the Agreement or willingly.

•                  Jose Maria Cordova Airport: Means the Jose Maria Cordova Airport of the city of Rionegro (Antioquia), identified with the acronym OACI SKRG, together with the personal and real property that comprise it and that are listed in Appendix A, the Airport Agreements that correspond thereto and which are listed in Appendix B, and all the assets, agreements and rights of any nature whatsoever that have been incorporated to the Concession by the Concessionaire, either when fulfilling the Agreement or willingly.

•                  Las Brujas Airport: Means the Las Brujas Airport of the city of Corozal (Sucre), identified with the acronym OACI SKCZ, together with the personal and real property that comprise it and that are listed in Appendix A, the Airport Agreements that correspond thereto and which are listed in Appendix B, and all the assets, agreements and rights of any nature whatsoever that have been incorporated to the Concession by the Concessionaire, either when fulfilling the Agreement or willingly.

•                  Los Garzones Airport: Means the Los Garzones Airport of the city of Monteria (Cordoba), identified with the acronym OACI SKMR, together with the personal and real property that comprise it and that are listed in Appendix A, the Airport Agreements that correspond thereto and which are listed in Appendix B, and all the assets, agreements and rights of any nature whatsoever that have been incorporated to the Concession by the Concessionaire, either when fulfilling the Agreement or willingly.

•                  Olaya Herrera Airport: Means the Olaya Herrera Airport of the city of Medellin (Antioquia), identified with the acronym OACI SKMD, together with the personal and real property that comprise it and that are listed in Appendix A, the Airport Agreements that correspond thereto and which are listed in Appendix B, and all the assets, agreements and rights of any nature whatsoever that have been incorporated to the Concession by the Concessionaire, either when fulfilling the Agreement or willingly.

•                  AOH: Is the Olaya Herrera Airport Public Establishment, a decentralized entity of a municipal level, established by means of Agreement No. 55 of 1991 of the Council of Medellin, amended by Agreement 21 of 2001 of the Council of Medellin.

•                  Advisor: Is Union Temporal Aeropuertos de Occidente (in English: Aeropuertos de Occidente Joint Venture) conformed by Structure Banca de Inversion EU and Compañía Profesionales de Bolsa S.A., together with their advisors, subcontractors and employees. The Advisor entered into Consulting Agreement No. 6000003-OJ-2006 with Aerocivil, for the technical, financial and legal structuring of the Bid.

•                  Safety Authorities: Means the State organisms to which the Constitution of the Law has entrusted the conduct of specific controls in the Airports, other than those that should be conducted by the Concessionaire in the fulfilment of its obligations regarding Airport Safety, and are all those listed in addition to those having any authority on Airport Safety matters:

(i)                                     Policia Nacional (in English: National Police)

(ii)                                  Departamento Administrativo de Seguridad (DAS for its acronym in Spanish, in English: Administrative Department of Safety)

(iii)                               Direccion de Impuestos y Aduanas Nacionales (DIAN for its acronym in Spanish, in English: National Tax and Customs Bureau)

(iv)                              Instituto Colombiano Agropecuario (ICA for its acronym in Spanish, in English: Colombian Agriculture and Livestock Institute)

(v)                                 Ministerio de Medio Ambiente (in English: Ministry of Environment)

(vi)                              Ministerio de Protección Social (in English: Ministry of Social Protection)

(vii)                           Regional Environmental Authorities

•                  Acceptable Bank: Means a credit establishment incorporated and legally authorized to operate in Colombia, subject to the surveillance of the Superintendency of Finance.

•                  Financial Closing: Means the documental accreditation, by the Concessionaire, to the effect that part of the resources for the performance of the Concessionaire has been obtained.

•                  Success Fee: Means the amount corresponding to the Fees of the Advisor for the structuring of the Bid, and which shall be paid by the Concessionaire in the terms of this Agreement, as indicated in clause 105.

•                  Airport Safety Intersector Commision: The Airport Safety Intersector Commission is the highest ranked organism in airport safety in Colombia, and its competence, composition and duties are those set under Decree 1400 of 2002, or in those rules that modify, replace or amend it.

•                  Acceptable Insurance Company: Means an insurance company legally authorized to operate in Colombia, duly submitted to the surveillance of the Superintendency of Finance. In addition, in the event that the amount of the guarantees or insurance require the Concessionaire to retain  an optional reinsurance policy, the reinsurancers with which said agreement is entered into shall in no event be rated below “A” by Standard & Poor’s, or its equivalent in Moody’s, Fitch IBC or TBW, renown international rating agencies.

•                  Grantors: Mean, collectively, Aerocivil and AOH.

•                  Concessionaire: Means the person, consortium or temporary union that, for having been the awardee in the Bid, enters into the Concession Agreement.

•                  Consideration:  Means the retribution that, in the terms of Clause 20, shall be paid by the Concessionaire to the Grantors in consideration to the rights the former acquires under the Agreement.

•                  Concession Agreement or Agreement: Means this agreement, including any Appendix hereto.

•                  Airport Agreements: Means all agreements entered into by the Grantors for the operation, administration and commercial exploitation of the Airports, and which are assigned by the Grantors to the Concessionaire as from the delivery of each Airport. The Airport Agreements are those listed in Appendix B.

•                  Business Day or Day: ;eams amu common day from Monday to Friday, excluding the days that are holidays in Colombia. In the event that the last day of any term set forth under the Agreement is not a Business Day, the last day of said term shall be the Business Day after said common day. Whenever this Agreement makes reference to Days without indicating otherwise, said reference shall be deemed as to Business Days.

•                  Dollars or US$: Means the legal tender of the United States of America.

•                  DTF: Means the interest rate certified by the Central Bank (Banco de la República) or the entity that replaces it for such duties, that corresponds to the aggregate average of interest rates in the 90-day collection Term Deposit Certificates (CDTs for its acronym in Spanish) offered by the Colombian financial system. For this case, said rate shall be expressed in effective annual terms.

•                  Escrow: Means the escrow account (patrimonio autónomo) that shall be established by the Concessionaire by executing an irrevocable commercial administration and payment trust agreement in the terms, and for the purposes, set forth herein.

•                  Escrow Agent: Means a financial entity legally authorized to operate in Colombia, with which the irrevocable commercial administration and payment trust agreement that produces the establishment of the Escrow is entered into.

•                  Funders: Means the legal entities other than the Concessionaire, that provide the Concessionaire with the indebtedness resources necessary for the performance of the Concession, in any form, agreement or financing instrument whatsoever.

•                  IPC: Means the Consumer Price Index certified by the Departamento Administrativo Nacional de Estadistica - DANE (in English: National Administrative Department of Statistics), or by the entity that replaces it in said duty.

•                  Gross Revenue: Means the sum of all the Regulated Revenues and the Non-Regulated Revenue invoiced or received by the Concessionaire under any title, as a result of the commercial exploitation of the Concession, regardless of the form how the Concessionaire records it in its accounting. The contributions referred to in Clause 10.5 do not make part of the Gross Revenue.

•                  Revenues Produced from the Exploitation of Voluntary Supplementary Works: Means the Non-Regulated Revenues received by the Concessionaire for the commercial exploitation of any Voluntary Supplementary Work carried out in the performance of the Agreement.

•                  Expected Regulated Revenue: Means the Initial Expected Regulated Revenue once they have been subject to the adjusted as per the provisions under item 10.4 and item 105 of Clause 10. If the Initial Expected Regulated Revenue are not subject to an adjustment under this Agreement, the Expected Regulated Revenue and the Initial Expected Regulated Revenue shall be equal.

•                  Initial Expected Regulated Revenue: Means the total amount, expressed in constant Pesos in the month of January 2007, corresponding to the Regulated Revenue that the Concessionaire expects to receive throughout the term of the performance of the Agreement. The amount of the Initial Expected Regulated Revenue is the one indicated in item 10.4 of Clause 10, and corresponds to the amount of the Financial Proposal of the

Concessionaire. The Initial Expected Regulated Revenue, once adjusted pursuant to the provisions set forth in item 10.4 and item 10.5 of Clause 10, give rise to the Expected Regulated Revenue of the Agreement.

•                  Regulated Revenue Generated: Means the sum of all Regulated Revenue accrued in favor of the Concessionaire, re-expressed in constant Pesos of 2007, calculated according to the formula set forth in Item 10.3 of Clause 10. If the Concessionaire performs Voluntary Supplementary Works  under this Agreement, the  Regulated Revenue Generated shall include, in addition to the sum of all Regulated Revenue accrued in favor of the Concessionaire, all Revenues Generated by the Exploitation of Voluntary Supplementary Works, re-expressed in constant Pesos of 2007 and calculated according to the formula set forth in Item 10.3 of Clause 10.

•                  Non-Regulated Revenue: Means any revenue, other than the Regulated Revenues, received by the Concessionaire, in cash or in kind, for the exploitation of the Concession.

•                  Regulated Revenue: Means any revenue assigned by the Grantors to the Concessionair, and that are received in consideration for the rendering of the Services Associated to the Regulated Revenue, and which are listed in Resolution 04530 dated September 21, 2007.

•                  Auditor: MEans the person or persons contracted or designated by the Grantors to perform, on their behalf, the technical, administrative, financial, legal and environmental supervision of the Concession.

•                  Bid: Means Bid No. 7000132-OL of 2007 of the Aerocivil.

•                  OACI: Means the Organización de Aviación Civil Internacional (in English: the International Civil Aviation Organization).

•                  Works: Means, collectively, the Mandatory Works and the Supplementary Works carried out  by the Concessionaire in the performance of the Concession, and that are integrated to the Airports once their performance is completed.

•                  Supplementary Works: Means, irrespectively, the Mandatory Supplementary Works and the Voluntary Supplementary Works.

•                  Mandatory Supplementary Works: Means the works that the Concessionaire undertakes to carry out in compliance with the Adjustment and Modernization Plan, provided that certain conditions listed in Appendix C are satisfied, and that are remunerated pursuant to the provisions set forth herein.

•                  Voluntary Supplementary Works: Means the works that do not make part of the Adjustment and Modernization Plan but are performed at the proposition of the Concessionaire or at the request of the Grantors, and are approved and remunerated pursuant to the provisions set forth herein.

•                  Mandatory Works: Means the works the Concessionaire undertakes to carry out in the fulfillment of the Adjustment and Modernization Plan.

•                  Airport Operator: Is the third party holding an indirect interest in the capital of the Concessionaire, and in respect of which the Concessionaire invoked the capacity to accredit the satisfaction of the technical and experience requirements provided in the Terms of Reference. The Airport Operator, as a requirement of item 2.4.2 (ii), second paragraph of the Terms of Reference, enters into this Agreement accepting the joint liability thereof in respect of the undertakings of the Concessionaire relating with the administration, commercial exploitation and operation of the Airports.

•                  Pesos or $: Means the legal tender in Colombia.

•                  Adjustment and Modernization Plan: Means the investment plan attached as Appendix C herein, which specifies both the Mandatory Works and the Mandatory Supplementary Works that shall be performed by the Concessionaire throughout the Stage of Adjustment and Modernization, as well as the schedule for the performance thereof and the features that such shall meet.

•                  Contingency Plan: Means the extraordinary procedures that make part of the Airport Safety Plan and that have the purpose of coordinating efforts among the different safety and air governmental organisms, companies and institutions, to respond to any threat or Action of Unlawful Interference in each Airport. The Contingency Plan shall be prepared by the Concessionaire in the terms set forth in this Concession Agreement.

•                  Emergency Plan: Means the extraordinary procedures that make part of the Airport Safety Plan and that have the purpose of coordinating efforts among the different safety and air governmental organisms, companies and institutions, to respond to accidents that derive from air activities, or that originate in telluric or climate factors, or in structural fires, or in any other natural phenomena that may affect the operation and commercial exploitation of the Airports. The Emergency Plan  shall be prepared by the Concessionaire in the terms set forth in this Concession Agreement.

•                  Airport Safety Plan: Means the set for ordinary and extraordinary measures applied to Airports, through which the principles and norms established in the National Airport Safety Program, the Concession Agreement and Appendix F are implemented. Ordinary measures are understood as those procedures that are permanently adopted for the control of persons, luggage, mail and cargo in the Airports.

•                  Terms of Reference: Means the document containing the terms of reference of the Bid.

•                  National Airport Safety Program: Pursuant to the provisions set forth in Resolution 892 of 2004, means all those general measures of a preventive nature adopted by each State, subject to Schedule 17 of the Civil Aviation Convention, to protect civil aviation against Actions of Unlawful Interference.

•                  Offer: Means the irrevocable and unconditional offer submitted by the Concessionaire within the Bid, and in the terms provided in the Terms of Reference.

•                  Financial Offer: Means the part of the Offer of the Concessionaire that includes the commercial offer thereof.

•                  Air Safety: Means the activity conducted in accordance with the applicable laws and regulations, by means of combining human resources, procedures, measures and technological devices, to control of the air traffic in Colombia and in the Airports, that includes flight protection services.

•                  Airport Safety: Means the combination of human resources, procedures, measures and technological devices that shall be implemented by the Concessionaire inside the Airports, in order to prevent Actions of Unlawful Interference, in accordance with the provisions set forth in this Concession Agreement.

•                  Services Associated with Regulated Revenues: Means any service referred to under Resolution 04530 dated September 21, 2007 of Aerocivil, and that shall be rendered by the Concessionaire when performing the Concession.

•                  Services Not Associated with Regulated Revenues: Means any service other than the Services Associated with Regulated Revenues, that shall be rendered by the Concessionaire when performing the Concession.

•                  Airport Rate: Means the fee that shall be collected by the Concessionaire for the services associated to said rate, according to the provisions set forth in Resolution 04530 dated September 21, 2007 of Aerocivil.

•                  TRM: Means the Peso per Dollar exchange rate certified each day by the Colombian Financial Superintendency, in the terms of article 80 of Resolution 8 of 2000, issued by the Board of Directors of the Central Bank.

CHAPTER II- GENERAL ASPECTS

CLAUSE 3.- PURPOSE

The purpose of this Agreement is (i) the granting, by Aerocivil and in favor of the Concessionaire, of the concession for the administration, operation, commercial exploitation, adjustment, modernization and maintenance of the Antonio Roldan Betancourt Airport, the Caraño Airport, the Jose Maria Cordoba Airport, the Las Brujas Airport and the Los Garzones Airport, and (ii) the granting, by AOH and in favor of the Concessionaire, of the concession for the administration, operation, commercial exploitation, adjustment, modernization and maintenance of the Olaya Herrera Airport, in consideration of the remuneration set forth in Chapter II herein (hereinafter, the “Concession”).

The Concession is granted pursuant to the provisions set forth in article 32, item 4 of law 80 of 1993, law 105 of 1993.

The administration, operation, commercial exploitation, adjustment, modernization and maintenance of the Airports granted as Concession shall be at the sole risk and expenses of the Concessionaire, and in the terms and conditions set forth herein.

The Grantors are responsible for the supervision and control of the performance of the Concession, who may conduct it directly or through one or more Auditors.

CLAUSE 4.- ACTIVITIES EXPRESSLY EXCLUDED FROM THE CONCESSION

Pursuant to the provisions set forth in article 3 of article 48 of law 105 of 1993, the Concession does not include goods that are necessary for the rendering of the service of air traffic control, nor the responsibility for the appropriate functioning of the air radio aids, including the approximation radio aids and communications. Aerocivil reserves the management and responsibility for the on route air traffic control and surveillance duties. The Concession also does not include the liability that derives from Air Safety in the Airports, which remains a responsibility of Aerocivil.

CLAUSE 5.- CONSUMMATION OF THE AGREEMENT

This Concession Agreement will be consummated upon the execution hereof by Aerocivil, AOH and the Concessionaire.

CLAUSE 6.- REQUIREMENTS FOR THE FORMALIZATION AND PERFORMANCE OF THE AGREEMENT

The satisfaction of each and all the conditions listed in the following items of this Clause is necessary in order for the commencement of the performance of this Agreement. Upon the satisfaction of all the requirements demanded for the commencement of the performance of the Agreement, the Grantors, the Concessionaire and the Auditor will proceed to execute the Minutes of Commencement of Performance.

6.1                               PUBLICATION OF THE AGREEMENT IN THE OFFICIAL SOLE CONTRACTING BULLETIN:

The Concessionaire shall publish this Agreement in the Official Sole Contracting Bulletin, a requirement that is deemed satisfied upon the payment of the applicable rights. The receipt of the payment of the publication rights shall be submitted to the Grantors within the ten (10) Days following the date of execution of this Agreement.

6.2                               SUBMISSION AND APPROVAL OF THE SOLE PERFORMANCE BOND AND THE AIRPORTS’ CIVIL TORT INSURANCE POLICY:

The Sole Performance Bond and the civil tort insurance policy of the Airports shall be submitted to the Grantors within the thirty (30) common days following the date of execution of the Agreement. If the Concessionaire fails to submit the  Sole Performance Bond and the civil tort insurance policy of the Airports within the term granted thereof, the Grantors shall enforce the Guarantee for the Seriousness of the Offer.

Upon the submission of the Sole Performance Bond and the civil tort insurance policy of the Airports by the Concessionaire, the Grantors shall have a maximum term of ten (10) Days to issue their approval. If the Grantors fail to approve the Sole Performance Bond or the civil tort insurance policy of the Airports, or both, submitted by the Concessionaire, they will make observations to the Concessionaire, and the latter shall have a term of five (5) Days to submit the Sole Performance Bond or the civil tort insurance policy of the Airports, as applicable, amended or corrected to the satisfaction of the Grantors. In the event the Concessionaire fails to deliver the Sole Performance Bond or the civil tort insurance policy of the Airports to the satisfaction of the Grantors within said term, or if the terms and conditions of the corrections or modifications do not meet the observations made by the Grantors, the latter will not conclusively approve the Sole Performance Bond or the civil tort insurance policy of the Airports, as applicable, submitted by the Concessionaire, and will enforce the Guarantee for the Seriousness of the Offer.

6.3                               PAYMENT OF THE SUCCESS FEE:

The Concessionaire shall pay the Success Fee to the Advisor, within the ten (10) Days following the date of execution of the Agreement, in the terms set forth in Clause 105. Within said term, the Concessionaire shall submit to the Grantors a copy of the wire transfer or any other support acceptable for the Grantors, evidencing the payment of the Success Fee.

CLAUSE 7.- TERM FOR THE PERFORMANCE OF THE AGREEMENT

The term for the performance of the Agreement initiates from the date of execution of the Minutes of Commencement of Performance and elapses on the date in which any of the following events take place, whichever happens first: (i) the Regulated Revenue Generated is equal to the Expected Regulated Revenue, provided that, for that moment, fifteen (15) years counted as from the date of execution of the Minutes of Commencement of Performance have elapsed, or (ii) twenty-five (25) years have elapsed since the date of execution of the Minutes of Commencement of Performance, regardless if, for that moment, the Regulated Revenue Generated have not reached the amount of the Expected Regulated Revenue. If the Regulated Revenue Generated reach the Expected Regulated Revenue before fifteen (15) years have elapsed as from the date of execution of the Minutes of Commencement of Performance, the term of the Agreement shall be, in any case, of fifteen (15) years have elapsed as from the date of execution of the Minutes of Commencement of Performance and, throughout said term, the Concessionaire shall perform all its obligations under this Concession Agreement.

The Minutes of Completion of Performance shall be executed upon the termination of the term for the performance of the Agreement.

CLAUSE 8- AMOUNT OF THE AGREEMENT:

The amount of this Agreement is undetermined.

CHAPTER III.- REVENUE OF THE CONCESSION AND CONSIDERATION PAYABLE TO THE GRANTORS

CLAUSE 9.- ASSIGNMENT OF REVENUE

The Grantors undertake to assign to the Concessionaire the Regulated Revenue and the Non-Regulated Revenue corresponding to each Airport. The Concessionaire shall obtain all its remuneration by reason of the Concession, solely by the assignment of the Regulated Revenue and the Non-Regulated Renueve made in its favor by the Grantors.

The corresponding assignment of the Regulated Revenue and the Non-Regulated Revenue of each Airport shall be made as from zero hours (00:00 hours) of the common day following the date in which the Minutes of Delivery of each Airport are executed, and until the Concessionaire is entitled to receive said remuneration in the terms of Clause 10, Item 10.2 of this Agreement.

CLAUSE 10.- CONCESSIONAIRE REMUNERATION

The remuneration of the Concessionaire under this AGreement is governed by the provisions set forth in the following items.

10.1.                     ITEMS THAT CONSTITUTE THE REMUNERATION OF THE CONCESSIONAIRE: The remuneration of the Concessionaire solely and exclusively corresponds to the assignment of the Regulated Revenue and the Non-Regulated Revenue that, in the terms of the Agreement, is made in its favor by the Grantors.

10.2.                     TOTAL AMOUNT OF THE REMUNERATION OF THE CONCESSIONAIRE: The Concessionaire understands and unconditionally accepts that the amount of the Regulated Revenue and the Non-Regulated Revenue accrued in its favor throughout the term of the Agreement remunerate and compensate in full the undertakings and the risks borne by the Concessionaire as a result of this Concession Agreement, except for the express provisions set forth in Item 10.5, the remuneration of the Concessionaire under this Agreement does not contemplate or require additional contributions, payments or setoffs by the Grantors and in favor of the Concessionaire.

The Concessionaire shall receive the remuneration under this Agreement until the earlier to occur between the following events: (i) the Regulated Revenue Generated is equal to the Expected Regulated Revenue, according to the provisions set forth in the following Item, or (ii) twenty-five (25) years have elapsed since the date of execution of the Minutes of Commencement of Performance, regardless if, for that moment, the Regulated Revenue Generated have not reached the amount of the Expected Regulated Revenue, whichever occurs first. If the Regulated Revenue Generated reach the Expected Regulated Revenue before fifteen (15) years have elapsed as from the date of execution of the Minutes of Commencement of Performance, the remuneration of the Concessionaire will be, as from said moment and until fifteen (15) years have elapsed as from the date of execution of the Minutes of Commencement of Performance, limited solely to the Non-Regulated Revenue, without prejudice of understanding that throughout said term, the Concessionaire shall meet all its undertakings under this Concession Agreement, including the undertaking to pay the Consideration payable over the received Gross Revenues. In the term between the moment the Regulated Revenue GEnerated reach the Expected Regulated Revenue and the fifteen (15) years counted as from the date of execution of the Minutes of Commencement of Performance, the assignment made by virtue of this Agreement and in favor of the Concessionaire in respect of the Regulated Revenue is reverted, and as from said moment those will be directly received by the Grantors.

10.3                        CALCULATION OF REGULATED REVENUE GENERATED: To determine the comparison between the Regulated Revenue Generated and the Expected Regulated Revenue, the amount of the Regulated Revenue Generated shall be calculated for the last day of each month, using the following formula:

Where,

IRGt =                                                            All Regulated Revenue Generated as of the month t of the term of the Concession measured in constant Pesos of 2007.

IR1 =                                                                    All Regulated Revenues Received by the Concessionaire in the t period of the term of the Concession, measured in current Pesos.

IOCV =                                                      All Revenues Generated for the Exploitation of Voluntary Supplementary Works received by the Concessionaire in the t period of the term of the Concession, measured in current Pesos.

IPC0 =                                                             IPC of the month of January 2007.

IPCt =                                                              IPC on the t period.

10.4                        ADJUSTMENT OF THE EXPECTED REGULATED REVENUE AS REMUNERATION FOR THE PERFORMANCE OF SUPPLEMENTARY WORKS: In the events the Concessionaire, in the terms and under the conditions of this Agreement, carries out Supplementary Works, the Grantors will remunerate the performance of said Supplementary Works to the Concessionaire by means of the adjustment of the Expected Initial Regulated Revenues. The amount of the Expected Initial Regulated Revenues is Seven Hundred and Eighty Billion, Seven Million, One Hundred and  Thirteen Thousand, One Hundred and Twenty-one ($780.007.113.121) constant Pesos of January 2007, which amount corresponds the the Financial Offer submitted by the Concessionaire in the Bid. However, in the event the Concessionaire, in the terms and under the conditions of this Agreement, carries out Supplementary Works, the Expected Initial Regulated Revenues shall be adjusted according to the following formula, to give space to the Expected Regulated Revenues of the Agreement:

Where,

IRE =                                                                Expected Regulated Revenues adjusted in constant Pesos of January 2007.

IREI =                                                           Amount of the Expected Initial Regulated Revenues.

ROC =                                                           Remuneration of Supplementary Works in constant Pesos of January 2007

I =                                                                                 It refers to the counter of the number of Supplementary Works performed throughout the Agreement

The following formula will be used to determine the remuneration for the Supplementary Works:

Where,

ROC =                                                           Remuneration of Supplementary Works in constant Pesos of January 2007

VOC =                                                           Amount of the Supplementary Works in constant Pesos of January 2007

IREI =                                                           Amount of the Expected Initial Regulated Revenues.

VEO =                                                            250.000.000.000, which is the amount estimated in the investments of the Adjustment and Modernization Plan of the Airports in constant Pesos of January 2007

N =                                                                             Time elapsed, in months, as from the execution of the Minutes of Commencement of Performance until the execution of the Minutes of Commencement of Supplementary Works

TR% =                                                          Actual Update Rate

T =

The actual update rate of the variable ROC reflects the minimum yield, in actual terms, that will be received by the Concessionaire throughout the term in which it will not receive any remuneration whatsoever for the investment made. For this purpose, an effective actual update rate equal to ten percent (10%) is used.

The following formula is used to determine the amount of the Supplementary Works calculated in constant pesos of January 2007:

Where,

VOC0 =                                                      Amount of the Supplementary Works in constant Pesos of January 2007.

VOCI =                                                        Amount of the Supplementary Works in current pesos

IPCt =                                                              IPC on the t period.

In any case, as determined under this Agreement, there will be no need for approval for the performance of Supplementary Works, whenever the Regulated Revenues Generated have reached seventy-five percent (75%) of the amount of the Initial Expected Regulated Revenues.

10.5                        ADJUSTMENT TO THE EXPECTED REGULATED REVENUE AS REMUNERATION FOR THE PERFORMANCE OF SUPPLEMENTARY WORKS, WHEN TOTAL OR PARTIAL CONTRIBUTIONS FROM THE GRANTORS EXIST: In the events the Concessionaire, in the terms and under the conditions of this Agreement, performs Supplementary Works in respect of which the Grantors decide to contribute all or part of the value of the Supplementary Works, the Grantors will calculate the amount of the Supplementary Works that shall be remunerated to the Concessionaire, as the difference between the amount of the Supplementary Works measured in current pesos, and calculated in the manner indicated in the preceding Item, and the contribution of the Grantors shaal be measured in current pesos. For such purpose, the amount of the Supplementary Works shall be determined based on the following formula:

Where,

VOC =           Amount of the Supplementary Works in current Pesos with contributions of the Grantors.

VOCI =        Amount of the Supplementary Works in current Pesos

APCt =          Contributions made by the Grantors to Supplementary Works in current Pesos

Once the amount of the Supplementary Works with contributions of the Grantors has been determined, the adjustment to the Expected Regulated Revenues shall be mad as indicated in Item 10.4 above. The total or partial contributions made by the Grantors, as remuneration of the Concessionaire for the performance of the Supplementary Works, will not be deemed a Regulated Revenue.

10.6                        MAXIMUM LIMIT OF THE AMOUNT OF THE SUPPLEMENTARY WORKS:

The maximum limit of the amount of the Supplementary Works remunerated in the form indicated in Items 10.4 and 10.5 of this Agreement shall not exceed, in any case, as the amount per each Work or as an aggregate amount of all of them, the equivalent to fifteen percent (15%) of the amount of the Expected Initial Regulated Revenues regarding the Mandatory Supplementary Works, and to ten percent (10%) of the amount of the Expected Initial Regulated Revenues for the case of Voluntary Supplementary Works.

10.7                        EXECUTION OF THE MINUTES OF ADJUSTMENT OF THE EXPECTED REGULATED REVENUES:

In each opportunity when a set of Minutes of Verification of Supplementary Works, the Concessionaire, the Grantors and the Auditor shall execute the Minutes of Adjustment of the Expected Regulated Revenue which shall record the amount of the remuneration accrued in favor of the Concessionaire in the terms of Items 10.4 and 10.5, as well as the new amount of the Expected Regulated Revenues.

10.8                        COMPARISON OF THE EXPECTED REGULATED REVENUES AND THE REGULATED REVENUES GENERATED:

The provisions set forth in Clause 7 and in item 10.2 shall be applicable whenever the comparison of the Regulated Revenues Generated, calculated as indicated under Item 10.3, with the Expected Regulated Revenues, shows that the Regulated Revenues Generated have reached the Expected Regulated Revenues.

10.9                        COMPLETION OF THE TERM FOR THE PERFORMANCE OF THE AGREEMENT:

Promptly upon the notice delivered by the Trust Agent to the Grantors, the Concessionaire and the Auditor communicating the fact that the Regulated Revenues Generated have reached the Expected Regulated Revenues, the Minutes of Completion of Performance shall be executed, and the delivery and reversion of the Airports to the Grantors shall immediately proceed in the terms set forth in Chapter XIV, provided that such notice has been delivered once fifteen (15) years have elapsed as from the date of execution of the Minutes of Commencement of Performance and, as from said moment, the delivery and reversion of the Airports to the Grantors in the terms contained under Chapter XIV shall immediately proceed. If twenty-five (25) years have passed as from the date of execution of the Minutes of Commencement of Performance and the Regulated Revenues Generated have not reached the Expected Regulated Revenues, the term of the performance shall be, in any case, of twenty-five (25) years have passed as from the date of execution of the Minutes of Commencement of Performance and, thereafter, the delivery and reversion of the Airports to the Grantors shall immediately proceed in the terms of Chapter XIV.

If the Concessionaire has, as of the moment of the notice of the Trust Agent, received any remuneration under this Agreement following the date in which the Regulated Revenue Generated have reached the Expected Regulated Revenue, then the provisions set forth in the following item shall be applicable. For such effects, the Trust Agent, when giving the notice indicated under this Item, will additionally indicate the amount of the remuneration that the Concessionaire has received in excess to the one it is entitled under this Agreement.

10.10                 RETURN OF FUNDS BY THE CONCESSIONAIRE:

Given that it is possible that the notice of the Trust Agent indicated in the preceding Item is given after the effective moment when the Regulated Revenues Generated reach the Expected Regulated Revenues, any amount accrued as remuneration in favor of the Concessionaire following said date, and that the latter has received, either as Regulated Revenues or as Non-Regulated Revenues , shall be returned to the Escrow Account within the five (5) Business Days following the date in which the Escrow Agent indicated the Concessionaire the amount of the remuneration that the Concessionaire has received in excess to that to which it is entitled under this Agreement. If this undertaking is breached, the Concessionaire shall pay the Grantors delay interests at the highest rate permitted by the applicable commercial laws. In any case, the Concessionaire shall remain liable for all obligations under this Agreement until the Minutes of Termination have been executed in the terms of the Agreement.

CLAUSE 11.- ABSENCE OF GUARANTEES ON MINIMUM REVENUE, FLOWS OR PROFITABILITY:

This Concession Agreement expressly excludes any guarantee from the Grantors to the extent that, by reason of the Concession, a minimum revenue, a minimum cash flow or a minimum yield is assured to the Concessionaire.

CLAUSE 12.- FEES CORRESPONDING TO REGULATED REVENUE:

Throughout the term of the Agreement, the rates listed under Resolution 04530 dated September 21, 2007 of Aerocivil shall be applicable.

CLAUSE 13.- INDEXATION OF FEES CORRESPONDING TO REGULATED REVENUE:

The rates corresponding to the Regulated Revenues shall be indexed according to the procedure set forth in Resolution 04530 dated September 21, 2007 of Aerocivil.

In each opportunity in which Resolution 04530 dated September 21, 2007 of Aerocivil indicates that the rates shall be indexed, the Concessionaire shall carry out the calculation of the new rates, by applying the indexation formulas set forth in Resolution 04530 dated September 21, 2007 of Aerocivil. Therefore, the indexation of the rates does not require the issuance of a new resolution.

In any case, if at any moment the Grantors of the Auditor find that the Concessionaire is charging a rate above the one fixed in Resolution 04530 dated September 21, 2007 of Aerocivil, the Concessionaire shall conduct all proceedings necessary to return, to whom it corresponds, the payments received in excess. The return shall be made from the resources of the Main Account or from the own resources of the Concessionaire.

The resources that cannot be returned by the Concessionaire within the six (6) months following the announcement of return made by the Concessionaire, shall be deposited to the Surplus Accounts of the Grantors, updated by the IPC as from the date of collection thereof and until the date when deposited in said Account, without prejudice of the penalties set forth under this Agreement and those that Aerocivil can impose in its capacity as the administrative authority.

CLAUSE 14.- COLLECTION OF LOWER FEES BY THE CONCESSIONAIRE:

Except for the provisions set forth regarding the Airport Rate, the rates established by Resolution 04530 dated September 21, 2007 of Aerocivil  correspond to the maximum amount that the Concessionaire may charge for the rendering of Services Associated with Regulated Revenues. Regarding the Airport Rate, the fee determined by Resolution 04530 dated September 21, 2007 of Aerocivil corresponds to the one that may be charged by the Concessionaire for the rendering of the services associated therewith.

As a consequence of the above, and except for the provisions regarding the Airport Rate, the Concessionaire has total autonomy to charge, for the rendering of Services Associated with Regulated Revenues, rates below those established as maximum by Resolution 04530 dated September 21, 2007 of Aerocivil, which it can be made provided that said discount is made in conditions of equality for all users of the applicable Services Associated with Regulated Revenues of which rate is being reduced. On the contrary, the Concessionair cannot make any discount whatsoever on the collection of the Airport Rate.

In any case, when exercising the faculty of the Concessionaire to charge rates below those established by Resolution 04530 dated September 21, 2007 of Aerocivil, the Concessionaire shall see for the compliance of the provisions set forth in article 15 of the International Civil Aviation Convention signed in Chicago in 1944.

CLAUSE 15.- DETERMINATION OF FEES

According to article 30 of law 105 od 1995, the methodology for the determination of the fees established by Resolution 04530 dated September 21, 2007 of Aerocivil makes part of the investment recovery formula, and is of mandatory compliance for the parties and, therefore, any variation thereof shall require the consent of both the Grantors and the Concessionaire.

CLAUSE 16.- CALCULATION AND PAYMENT OF FEE COMPENSATION

In the event that, without having the consent of the Concessionaire, the Ministry of Transport, Aerocivil or the competent authority, by the issuance of an administrative writ: (i) impedes the collection of the rates associated with Regulated Revenues, pursuant to the provisions set forth in Resolution 04530 dated September 21, 2007 of Aerocivil, (ii) requires the Concessionaire to reduce the rates associated with Regulated Revenues in respect of those set forth by Resolution 04530 dated September 21, 2007 of Aerocivil, (iii) requires the Concessionaire to increase the rates associated with Regulated Revenues in an amount below the one corresponding pursuant to the indexation mechanism set forth in Resolution 04530 dated September 21, 2007 of Aerocivil, or (iv) includes exemptions other than those set forth in Resolution 04530 dated September 21, 2007 of Aerocivil, then, Aerocivil shall pay the Concessionaire the difference between the Regulated Revenues that would have been received thereby, if the conditions of Resolution 04530 dated September 21, 2007 of Aerocivil would not have been amended, and the Regulated Revenues effectively received by the Concessionaire.

For the purposes provided under this Clause, the Grantors, the Auditor and the Concessionaire will prepare a liquidate all Regulated Revenues on a monthly basis, for purposes of calculating the difference between the Regulated Revenues that the Concessionaire should have received if the rates set forth by Resolution 04530 dated September 21, 2007 of Aerocivil had been applied, and the Regulated Revenues effectively received following the amendment of the rate structure contained in Resolution 04530 dated September 21, 2007 of Aerocivil. Evidence of the above shall be recorded in a set of minutes executed by the Concessionaire and the Grantors within the five (5) Days following the end of the month. In the event a controversy exist between the parties regarding the respective amounts, they will revert to the amiable composition mechanism provided under this Agreement in order to settle the controversy.

If resources that do not correspond to AOH are available in the Surplus Account of the Grantors, Aerocivil will instruct the wire of the difference within the thirty (30) common days following the execution of the minutes referred to in the preceding item. Throughout this term, no interest whatsoever will accrue in favor of the Concessionaire. If the terms for payment provided under this Clause are breached, the default interests contemplated under Clause 104 will accrue.

If the reduction of the rates associated with Regulated Revenues referred to under the preceding item extends for a term exceeding eighteen (18) months, the Concessionaire may request the early termination of the Agreement, in the term and with the effects set forth in Chapter XVII of this Agreement.

CLAUSE 17.- COLLECTION

The collection of Regulated Revenues and Non-Regulated Revenues shall be solely and exclusively made by the Concessionaire, at its own risk and account. The collection of Regulated Revenues shall be made observing the procedures set forth in Resolution 04530 dated September 21, 2007 of Aerocivil. The invoicing and collection of Non-Regulated Revenues shall be made in the form determined by the Concessionaire with the users of the Services Associated with Non-Regulated Revenues.

CLAUSE 18.- SUSPENSION OF SERVICES TO AIRCRAFT EXPLOITERS

In the event that, based on the causes set forth in Resolution 04530 dated September 21, 2007 of Aerocivil, the Concessionaire requests Aerocivil de suspension of the services for regular operations of an aircraft exploiter and Aerocivil, within the three (3) Days following the receipt of the request from the Concessionaire fails to perform the corresponding suspension, Aerocivil shall compensate the Concessionaire according to the provisions contained in the following paragraph. Also, in the events in which Aerocivil authorizes the services of an Aircraft Operator in the case of non-regular operations, without having verified the anticipated payment of the corresponding rates, Aerocivil shall compensate the Concessionaire, also according to the provisions set forth in the following paragraph. The above, except if force majeure, acts of God, emergencies or public calamity events exist, or when the declaration of the existence of default is subject to litigation.

If resources in the Surplus Account of the Grantors are used and they do not belong to AOH, Aerocivil will instruct a wire for the amount of the rates for Regulated Revenues that had been accrued after the third (3rd) Day counted as from the submission of the request of the Concessionaire, which had been paid by the user to which Aerocivil mistakenly authorized the services. The payment order shall be given by Aerocivil within the thirty (30) common days following the three (3) Day term mentioned above. During  this term, no compensation interests will accrue in favor of the Concessionair. Breaches to the terms of payment shall accrue default interests, according to the provisions set forth in Clause 104 of this Agreement.

In any case, the Concessionaire shall be liable before Aerocivil and before the aircraft exploiters in the events in which Aerocivil refrains from authorizing flight plans by the request of the

Concessionaire, and it results that said request was unfounded or unjustified. The Concessionaire shall also be liable before Aerocivil and third parties for the lack of timely notification to Aerocivil about the payment of the delayed accounts by the aircraft exploiters.

CLAUSE 19.- EXEMPTIONS OF THE AIRPORT RATE:

The sole exemptions to the Airport Rate correspond to those determined in Resolution 04530 dated September 21, 2007 of Aerocivil.

CLAUSE 20.- CONSIDERATION PAYABLE TO THE GRANTORS:

The Concessionaire undertakes before the Grantors to pay, throughout the term of the Agreement, the Consideration referred to under this clause, in exchange for the rights it acquires by virtue of this Agreement.

20.1                        AMOUNT OF THE CONSIDERATION PAYABLE:

The Consideration amounts to a figure equal to nineteen percent (19%) of the Gross Revenues of the Concessionaire.

20.2                        CURRENCY FOR PAYMENT:

The payment of the consideration shall be made in Pesos.

20.3                        TERM FOR THE PAYMENT OF THE CONSIDERATION:

The Concessionaire shall pay the consideration on a monthly basis, within the first five (5) Days of the month following the one to which the payment corresponds.

20.4                        DEFAULT IN THE PAYMENT OF THE CONSIDERATION:

In the event the Concessionaire fails to pay the Consideration in the term and form set forth in the Agreement, it shall pay the Grantors default interests at the highest rate permitted by the applicable commercial laws.

20.5                        TAX DEDUCTIONS:

The payments of the Consideration shall be made net of taxes, in such a manner that the Concessionaire shall be liable for, and will bear the costs of the payment of any tax or encumbrance that results applicable pursuant to the applicable tax laws.

20.6                        DISCREPANCIES IN THE MONTHLY PAYMENTS:

Any discrepancy on the amount of the Consideration payable shall be resolved through the amiable composition mechanism.

20.7                        REGULATED REVENUES RECEIVED IN DOLLARS:

For purposes of the payment of the Consideration, the Regulated Revenues received by the Concessionaire in Dollars, or which are expressed in Dollars, shall be converted into Pesos at the TRM applicable on the day in which the Concessionaire records in its accounting the corresponding revenue, regardless of the accounting method of accrual thereof.

CHAPTER IV - REPRESENTATIONS OF THE CONCESSIONAIRE AND RISKS OF THE AGREEMENT

CLAUSE 21.-  REPRESENTATIONS OF THE CONCESSIONAIRE:

The Concessionaire represents that the following facts are true, and it acknowledges their trueness and existence constitute the determining cause for the Grantors to enter into this Agreement:

21.1                        INCORPORATION AND VALIDITY:

The Concessionaire (or its integrants, in the case of consortiums or temporary unions) is duly incorporated and validly exists pursuant to the laws of its jurisdiction, and is duly authorized and has the powers to assume its obligations for the performance of the commercial activities due to the nature of its activities or for the property or operation of its assets.

21.2                        AUTHORIZATION, EXECUTION AND EFFECTS:

The execution and fulfilment of this Agreement by the Concessionaire, as well as the assumption of the obligations contemplated herein, has been duly authorized by the board of directors or by another competent management body of the Concessionaire, and no other action or procedure is required on its end for the validity of this Agreement, or to meet the obligations set forth herein. This Agreement has been duly and validly executed by authorized representatives of the Concessionaire, and produces valid, binding and enforceable obligations for the Concessionaire.

21.3                        AUTHORIZATIONS FROM FOREIGN AUTHORITIES:

The execution and fulfilment of this Agreement by the Concessionaire (i) does not require a legal or statutory authorization from any authority of any foreign country in which the Concessionaire or any shareholder or participant of the Concessionaire is incorporated or has its main place of business, other than those that have been obtained, and (ii) does not violate any legal or statutory provision in said foreign country.

21.4                        FULFILLMENT OF THE AGREEMENT:

There is no (i) law, decree, regulation, norm, orders, ruling or restriction from any authority, (ii) provision in the corporate bylaws of the Concessionaire, (iii) convention, contract or other agreement of any nature, that binds the Concessionaire or that affects any of the affiliates or subsidiaries or assets thereof, or (iv) pending or threatening action, trial, investigation, litigation or proceeding before any jurisdictional body, arbitration tribunal or governmental authority whatsoever, that prohibits, restricts, limit, oppose or, in any manner, impede the execution, delivery or fulfilment of the terms and conditions of this Agreement by the Concessionaire.

21.5                        PERFORMANCE OF THE AGREEMENT:

The Concessionaire acknowledges and accepts that, throughout the term of the Agreement, it will abide to the regulations adopted by the competent authorities. Therefore, the commercial, environmental, regulatory, tax, technical, financial and administrative risks of the Concession that are not expressly allocated to the Grantors, as well as those that derive from changes in laws, shall be exclusively borne by the Concessionaire.

21.6                        TECHNICAL AND FINANCIAL  CAPACITY:

The Concessionaire has the financial and technical necessary to conduct the exploitation of the Concession, in accordance with the terms of this Agreement. The Concessionaire has the capacity required to manage and mitigate risks inherent to the exploitation of the Concession and, therefor, as from the execution of the Concession Agreement, it assumes the effects that derive from the risks that are expressly allocated thereto under this Agreement, in addition to those that derive from other clauses or provisions under this Agreement, or that derive from the nature thereof.

21.7                        IMPEDIMENTS AND INCOMPATIBILITIES:

The Concessionaire represents under oath that it is not immerse in any of the causes for impediment and incompatibility to contract set forth in law 80 of 1993, and any other regulation on the matter.

21.8                        RENDERING OF PASSENGER AND CARGO AIR TRANSPORT SERVICES:

The Concessionaire represents that neither it or any of its affiliates renders, directly or indirectly, passenger or cargo air transport services.

21.9                        SUBMITTED INFORMATION AND BUSINESS PLAN:

The Concessionaire additionally represents that:

(i)                                     Neither the Republic of Colombia, nor the Ministry of Transport, nor Aerocivil, nor the Municipality of Medellin, nor AOH, nor the Governor’s Office of Antioquia, nor the Adviser, nor their representatives, offices, advisors or employees, nor any person acting on their behalf, have made any representation or statement whatsoever, express or implied, regarding the integrity, accuracy and quality of the information provided to the Concessionaire in relation to the Bid, except for the one contained in the Terms of Reference.

(ii)                                  Neither the Republic of Colombia, nor the Ministry of Transport, nor Aerocivil, nor the Municipality of Medellin, nor AOH, nor the Governor’s Office of Antioquia, nor the Adviser, nor their representatives, offices, advisors or employees, nor any person acting on their behalf, are liable in any manner whatsoever before the Concessionaire, or before any other person in relation to the use of the information provided to the Concessionaire in relation to the Bid, except for the one contained in the Terms of Reference.

(iii)                               The Concessionaire has conducted its own research, studies and analysis, and is satisfied in respect of any pertinent matter for purposes of adopting its decision to assume the obligations imposed thereto under this Agreement, as well as the risks that derive from its capacity as Concessionaire.

(iv)                              The Concessionaire prepared its own business plan based on the assumptions it deemed appropriate, and based thereon, it submitted the Financial Offer  it deemed convenient. Said business plan has not been known by the Republic of Colombia, or the Ministry of Transport, or Aerocivil, or the Municipality of Medellin, or AOH, or the Governor’s Office of Antioquia, or the Adviser, and neither will they have any liability whatsoever for any discrepancy that may exist between such and the actual results of the performance of the Concession. Specifically, the Concessionaire acknowledges that it prepared, at its sole liability, the forecasts that it deemed convenient regarding traffic, rates, costs of the works, administration, operation and maintenance, as well as the macroeconomic variables and other aspects that may affect the financial results expected by the Concessionaire.

(v)                                 The Concessionaire unconditionally accepts the method of remuneration agreed under this Agreement and finds it sufficient to recover its investment, and to obtain the profit it deemed pertinent and, specifically, it is satisfied with the method of remuneration of the Supplementary Works.

(vi)                              The Concessionaire represents it has knowledge of the details of the operating features and conditions of each Airport.

CLAUSE 22.- ALLOCATION OF RISKS - GENERAL PRINCIPLE:

This Agreement has provided for the specific allocation of risks set forth in this Clause.

23.1                        RISKS ASSUMED BY THE CONCESSIONAIRE:

The Concessionaire assumes the effects deriving from the risks listed below. The risks listed below are merely understood as illustrative, for which reason, any effect that derives from other that are risks inherent to the performance of this Agreement shall follow the general rule of allocation provided for under the preceding Clause:

(i)                                     The Concessionaire assumes all effects, favorable or unfavorable, that derive from the contingency consisting on the eventual increase or decrease of the offer and demand of passengers, aircraft exploiters, cargo users and other airport users, meaning, the increase or decrease of the number of passengers effectively transported in the Airports, the cargo effectively transported in the Airports, the number of operations recorded in the Airports, the behaviour of Regulated Revenues and Non-Regulated Revenues for the offer and demand effects in respect of the Services Associated with Non-Regulated Revenues and the Services ASsociated with Regulated Revenues, all in respect of which the Concessionaire estimated, in its own analysis, which motivated it to submit the Offer in the Bid.

(ii)                                  The Concessionaire assumes the effects, favorable or disfavorable, that derive from the contingency consisting in the failure to pay or delayed payment, or evasion, in respect of the Services Associated with Regulated Revenues and the Services Associated with Non-Regulated Revenues.

(iii)                               The Concessionaire assumes the effects, favorable or disfavorable, that derive from the contingency consisting in the organisms, financial institutions or vendors, granting or not, total or partial, to the Concessionaire, the funds necessary to meet the investment obligations assumed by the Concessionaire by means of this Agreement, in more or less favorable conditions.

(iv)                              The Concessionaire assumes the effects, favorable or disfavorable, that derive from the contingency consisting in the prices of input, equipment, material, labor, etc., or their amounts, required to carry out the Works and to make the investments imposed for the performance off the Concession, increase in respect of those independently estimated by the Concessionaire, being therefore the performance of the Agreement by the Concessionaire more expensive.

(v)                                 The Concessionaire assumes the effects, favorable or disfavorable, that derive from the contingency consisting in the Works and the investments required for the performance of the Concession not being conducted in accordance with the mandatory schedules agreed and fixed in the manner indicated under this Agreement.

(vi)                              The Concessionaire assumes the effects, favorable or disfavorable of the materialization of the risk of the operation and maintenance of the Concession, being it understood as the risk relating to the breach, by the Concessionaire, of the performance criteria specified under this Agreement, or to the costs of the operation and maintenance being higher than those projected by the Concessionaire at the moment of submitting its Offer.

(vii)                           The Concessionaire assumes the effects, favorable or disfavorable, that derive from the contingency that arises from the alteration of the financing conditions as a consequence of the variation of the market variables (such as term or rates, among others). No hedges or setoffs will exist by the Grantors as a consequence of the alleged or actual variation between any initial forecast of the financing conditions against those actually obtained.

(viii)                        The Concessionaire assumes the effects, favorable or disfavorable, that derive from the contingency that results from the breach or amendments to environmental licenses, environmental management plans or other environmental permits that are obtained or prepared as a consequence or in connection with this Agreement, or that are assigned by the Grantors, or for the generation of environmental liabilities as a consequence of the performance of this Agreement.

(ix)                              The Concessionaire assumes the effects, favorable or disfavorable, that derive from the contingency resulting from regulatory, administrative, legal or constitutional changes, either for the issuance, amendment or removal of the applicable laws, or for the changes in the construction thereof.

(x)                                 The Concessionaire assumes the effects, favorable or disfavorable, that derive from the contingency resulting in the variation of the structure or regulation of any tax, national, departmental or municipal in the imposition of rates, taxes, contributions, mandatory investments, mandatory loans or similar figures established by the applicable laws, and that are applied to any aspect relating to the Concession Agreement.

(xi)                              The Concessionaire assumes the effects, favorable or disfavorable, that derive from the contingency resulting from the obtention of the permits and licenses to carry out the investments and activities that are the purpose of this Agreement.

(xii)                           The Concessionaire assumes the effects, favorable or disfavorable, produced by the occurrence of Actions of Unlawful Interference in any Airport or in the aircrafts that use the Airports, when said Actions of Unlawful Interference were caused by a fault of the Concessionaire, its employees, agents or subcontractors, or when the Concessionaire, its agents or subcontractors fail to adopt all measures and procedures set forth in this Agreement and in the applicable laws on Airport Safety matters to prevent Actions of Unlawful Interference, or if the Concessionaire, its agents or subcontractors have omitted or violated the provisions set forth in the National Program of Airport Safety, the National Airport Safety Plan, Schedule 17 to the International Civil Aviation Convention or in any other Airport Safety norm that results applicable for the specific case.

(xiii)                        The Concessionaire assumes the effects, favorable or disfavorable, of the variation of the flows of cash flows received by the Concessionaire, that originate in fluctuations in the exchange rate.

(xiv)                       The Concessionaire assumes the effects, favorable or disfavorable, that the events of force majeure or acts of God have on the performance of the Agreement. In this case of risks of events of force majeure or acts of God that can be insured, the Concessionaire assumes the burden, at its sole cost and risk, to insure the damages that may occur in the Airports, for which it will contract the corresponding insurances in the terms indicated in clause 82 under this Agreement. The loss of profit suffered by the Concessionaire as a result of the occurrence of the risks of events of force majeure or acts of God that cannot be insured and correspond to (a) foreign war, declared or undeclared, (b) terrorist actions, (c) civil war, (d) coup d’etat, (e) national or regional strikes in which the Concessionaire is not directly participating or which are not promoted thereby or by the employees of direction, management or trust, and (f) archeological findings and discovery of treasures, mines or other fields, shall be exclusively born by the Concessionaire.

(xv)                          The Concessionaire assumes the effects, favorable or disfavorable, that derive from any and all damages, prejudices or losses to its property, that are caused by third parties.

(xvi)                       The Concessionaire assumes the effects, favorable or disfavorable, that derive from the fulfilment of the changes in laws on Airport Safety, however, to mitigate them, the mechanism set forth in Clause 59.10 of the Concession has been provided.

(xvii)                    The Concessionaire assumes the effects, favorable or disfavorable, produced by changes of law, political situations or macroeconomic conditions that have a negative impact in the Concession.

23.2                        RISKS ASSUMED BY THE GRANTORS:

The Grantors solely and exclusively assume the effects that derive from the materialization of the following risks:

(i)                                     The damages caused to the Airports for the occurrence of events of force majeure or acts of God relating to (a) foreign war, declared or undeclared, (b) terrorist actions, (c) civil war, (d) coup d’etat, national or regional strikes in which the Concessionaire is not directly participating or which are not promoted thereby or by the employees of direction, management or trust, and (e) archeological findings and discovery of treasures, mines or other fields.

(ii)                                  The favorable or disfavorable that derive from archeological findings and discovery of treasures, mines or other fields.

23.3                        RISKS ASSUMED BY AEROCIVIL:

Aerocivil assumes the effects that derive from the materialization of the following risks:

(i)                                     The disfavorable effects that derive from the amendment, by Aerocivil, of the rate structure established in Resolution 04530 dated September 21, 2007 of Aerocivil.

(ii)                                  Aerocivil bears the damages caused to the Concessionaire, when said damages are caused by reason of not having adopted all the measures and procedures set forth in the applicable laws on Air Safety.

23.4                        ACCEPTANCE OF THE ALLOCATION OF RISKS:

By executing this Agreement, the Concessionaire accepts the allocation of risks made among the parties by means of this Agreement, acknowledges that the remuneration agreed under the Agreement is clearly and irrevocably deemed, and will be deemed, for all legal purposes, as a sufficient and adequate remuneration for the allocation of the risks of the Agreement.

CHAPTER V - RIGHTS AND OBLIGATIONS OF THE PARTIES

CLAUSE 24.- GENERAL RIGHTS OF THE CONCESSIONAIRE:

The Concession granted by virtue of this Agreement grants the Concessionaire the following general rights, without prejudice to any other right set forth throughout the text of the Agreement:

(i)                                     To independently exploit the Concession and without interferences or disturbances, and in the terms and under the conditions set forth in this Agreement.

(ii)                                  To be granted with the Airports in the form and condition set forth in this Agreement.

(iii)                               To be assigned with the Regulated Revenues and Non-Regulated Revenues, in the terms and under the conditions of this Agreement.

(iv)                              To receive and freely dispose of the remuneration agreed in relation to the exploitation of the Concession.

(v)                                 To enter into the agreements and transactions it deems useful for its interests, provided that they remain within the scope of the rights and obligations that arise by virtue of the Concession, and that they are consistent with the purpose thereof.

(vi)                              To encumber or grant liens, in any manner permitted by Colombian laws, over the rights of the Concessionaire to receive the Regulated Revenues and the Non-Regulated Revenues, provided that said limitation has the purpose of securing or guaranteeing the payment of the loans obtained for the performance of the investments that ten to reach a timely performance of this Agreement. The rights of the Grantors over the Consideration can in no event be encumbered. The encumbrances of any nature whatsoever granted by the Concessionaire over its rights shall be subject to the scope thereof and to the limitations that characterize the rights of the Concessionaire under this Agreement.

(vii)                           To receive from the Grantors any cooperation necessary to reach the purpose of the Concession.

CLAUSE 25.- GENERAL OBLIGATIONS OF THE CONCESSIONAIRE:

The Concession granted under this Agreement imposes on the Concessionaire the following general obligations, without prejudice to any other obligation imposed by the laws or throughout the text of the Agreement:

(i)                                     The Concessionaire shall be liable for the full and timely performance of the Agreement. For such purpose, the Concessionaire shall carry out, at its sole risk and expenses, any action tending to the due fulfilment of this Agreement.

(ii)                                  To perform the Concession and to render Services Associated with Non-Regulated Revenues and Services Associated with Regulated Revenues to third parties, complying with the minimum specifications provided under this Agreement for each activity. In absence of a minimum specification, the Concessionaire shall perform the concession and provide the services at least observing: (i) the practices, methods and actions commonly used in the international industry of airport administration and operation or (ii) any practice, method or action from the adoption of which it could be diligently and reasonably anticipated, considering the information known at the date, that the expected result would be obtained at a reasonable cost. The determination of whether a specific practice, method or action meets or not the general standard shall be evaluated considering the information known by the Concessionaire at the time of the implementation thereof. In case of doubt, the standards applied by a prudent, diligent and experienced international airport operator shall be deemed as the applicable standards.

(iii)                               To pay the Consideration.

(iv)                              To pay the Success Fee.

(v)                                 To pay the fees and expenses derived from the amicable composition, in the terms of Items 85.2 of Clause 85.

(vi)                              Keep the Sole  Performance Bond and any other guarantees required under this Agreement in full force and effect, in the terms and conditions set forth in this Agreement.

(vii)                           Refrain from including the rendering of passenger air transport services in its corporate purpose, or from effectively rendering, directly or indirectly, said services.

(viii)                        Refrain from amending any clause of the bylaws of the Concessionaire which inclusion therein, pursuant to the Terms of Reference, was mandatory.

(ix)                              Refrain from including in its corporate capital a state interest of a Colombian public entity above 50%.

(x)                                 Refrain from allowing the shareholders who have contributed their financial capacity to accredit the fulfilment of the financial requirements of the Bid, or who have contributed their experience to accredit the technical requirements and experience in the Bid, to assign under any title their interest in the Concessionaire, except when prior and written authorization has been granted thereto by the Grantors.

(xi)                              Obtain the Financial Closing within the terms and conditions set forth in the Agreement.

(xii)                           Follow the instructions of the Auditor that meet the laws and the agreement, pursuant to the provisions set forth in Item 102.1, and provide the Auditor with any the information on the Concession, in the conditions and terms set forth in this Agreement.

(xiii)                        Submit the accounting of its business to the review and assessment of a renown international external auditor, or designate a fiscal auditor to carry out the auditing and fiscalization activities that correspond to a  renown international external auditor.

(xiv)                       Forward to the Auditor and the Grantors the assessment of the external auditor or fiscal auditor on a yearly basis, at the latest, on April 30 of each year, together with the financial statements of the preceding year and with the notes to the financial statements.

(xv)                          Forward to the Auditor and the Grantors the financial statements on a quarterly basis, within the fifteen (15) Days of the month following the term that is being reported.

(xvi)                       Adopt an appropriate and adequate administrative organization for the performance of this Agreement, and determine internal control mechanisms that guarantee the quality of its administrative management, of its financial and accounting information, and of the services provided thereby.

(xvii)                    Provide qualified personnel  for the performance of the Concession, guaranteeing that (a) the designated personnel has the experience and the technical knowledge required for the appropriate performance of the Concession, (b) the designated personnel is sufficient, in terms of appropriateness, for the performance of the Concession, and (c) the designated personnel is sufficient, in terms of quantity and time destined, considering the estimations made in good faith by the Concessionaire for the performance of the Concession, based on the current conditions of the Airports and on the obligations undertaken by virtue of this Agreement.

(xviii)                 Comply with the provisions set forth in the Colombia Aeronautic Regulations.

(xix)                       Provide the Grantors and the competent authorities of control and surveillance of the sector, with any information that said entities may request regarding the performance of the Agreement.

(xx)                          Pay the fines set forth in this Agreement imposed thereon for the breach to the obligations of the Concessionaire.

(xxi)                       Receive the Airports in the manner and under the conditions indicated in this Agreement.

(xxii)                    Return and revert the Airports upon the termination of the performance of the Concession.

(xxiii)                 Request and obtain any license and permit necessary for to carry out the works that will be made in each Airport when performing the Concession.

(xxiv)                Execute the Minutes of Commencement of Performance, the Minutes of Delivery, the Minutes of Termination, the Minutes of Completion of Performance, the Minutes of Verification and any other document provided under this Agreement, whenever the conditions set forth in the Agreement for said execution have been satisfied.

CLAUSE 26.- UNDERTAKINGS OF THE CONCESSIONAIRE RELATING TO THE ADMINISTRATION, COMMERCIAL EXPLOITATION AND OPERATION OF THE AIRPORTS:

The Concession granted by means of this Agreement imposes on the Concessionaire the general obligation to administer, carry out the commercial exploitation and to operate the Airports, in accordance with the minimum requirements set forth in the Appendixes of this Agreement, and at its sole risk and account. This obligations shall be in place throughout the term of performance the Concession. Accordingly, the following specific obligations are imposed thereto, without prejudice to any other obligation imposed by the laws or throughout the text of the Agreement:

(i)                                     Provide the Services Associated with Regulated Revenues and the Services Associated with Non-Regulated Revenues to its users, with the minimum specifications set forth in this Agreement.

(ii)                                  Maintain the operation of the Airports in the minimum levels and specifications set forth in Appendix C, even throughout the Stage of Adjustment and Modernization.

(iii)                               Refrain from charging rates for the rendering of the Services Associated with Regulated Revenues, exceeding those listed in Resolution 04530 dated September 21, 2007 of Aerocivil.

(iv)                              Refrain from charging an Airport Rate below the one fixed by  Resolution 04530 dated September 21, 2007 of Aerocivil.

(v)                                 Refrain from collecting any fee whatsoever for the use of the goods that compose the Airports and that, given their nature, shall be of free access to the public in general, such as sanitary services, elevators and ladders.

(vi)                              See that the rendering of the service of luggage carriers is provided in an orderly, efficient and polite manner, and by means of the use of the personnel that currently provides such service in the Airports, using for such effects the same mode of engagement currently used by the operation of the Airports, or any other that the Concessionaire may deem appropriate and that meets Colombian laws.

(vii)                           Carry out the proceedings necessary to obtain the certification of the Jose Maria Cordova Airport, in furtherance with the OACI provisions and, specifically, in the document denominated “Aerodrome Certification Manual” (Doc 9774-AN/969). This undertaking shall be met prior to the completion of the Adjustment and Modernization Stage.

(viii)                        See for the compliance with the Special Protection Plan provided for the Olaya Herrera Airport, and preserve, at all moments, the condition as National Monument of its buildings.

(ix)                              Maintain all ISO certifications that, as of the date of delivery of the Airports, are in place in each one of them.

(x)                                 Provide the services of fire extinguishing in accordance with the current provisions, specifically with those set forth in Resolution No. 5319 dated December 27, 2004 of Aerocivil.

(xi)                              Assume and be responsible for the Airport Safety in each Airport, according to the minimum specifications set forth in this Agreement.

(xii)                           Provide, render, operate and maintain, at its risk and account, any equipment, materials and personnel necessary for the performance of the Concession.

(xiii)                        Coordinate with Aerocivil and with the Safety Authorities the adoption of procedures and measures directed towards guaranteeing the safety of the premises and the users of the Airports, in the terms set forth in this Agreement.

(xiv)                       Make all the investments necessary, and the actions required, in relation to the environmental permits assigned thereto.

(xv)                          Make all the investments necessary in relation to the environmental management plans of the Airports.

(xvi)                       When performing the Concession, fully comply with the applicable environmental regulations, and bear all costs that derive from said compliance.

CLAUSE 27.- UNDERTAKINGS OF THE CONCESSIONAIRE REGARDING THE MANAGEMENT OF THE RESOURCES OF THE CONCESSION

For the appropriate management of the resources of the Concession, the Concessionaire shall meet the following specific obligations, without prejudice to other obligations imposed by the laws or throughout the text of this Agreement:

(i)                                     Establish and maintain the Trust.

(ii)                                  Collect the Regulated Revenues and the Non-Regulated Revenues that were assigned thereto by means of this Agreement.

(iii)                               Deposit, in the Trust, the Accounts corresponding to all the Regulated Revenues and the Non-Regulated Revenues received when performing the Concession.

(iv)                              Take all measures of control required to prevent the evasion and elusion of the Regulated Revenues and the Non-Regulated Revenues.

(v)                                 Bear, at its sole risk and account, all the costs and expenses of the Project, being required to obtain all the resources necessary for the performance of the Project, either by means of funding assumed by the Concessionaire, or by way of capital contributions of the members of the Concessionaire, and duly registered in the account of the latter, in the terms of this Agreement.

(vi)                              Request the periodic reports to the Escrow Agent regarding the balance of the Escrow, movements, yields, etc.

CLAUSE 28.- UNDERTAKINGS OF THE CONCESSIONAIRE RELATING TO THE ADJUSTMENT AND MODERNIZATION OF THE AIRPORTS

In the performance of the Concession, the Concessionaire shall carry out the activities for the adjustment and modernization of the Airports, in the terms of the Adjustment and Modernization Plan enclosed hereto as Appendix C. For the above, it shall comply with the following specific obligations, without prejudice to other obligations imposed by the laws or throughout the text of this Agreement:

(i)                                     Perform the Mandatory Works and the Mandatory Supplementary Works contained in the  Adjustment and Modernization Plan of the Airports, pursuant to the terms and conditions set forth in Appendix C of the Concession Agreement. Specifically, the Concessionaire shall met the term for performance indicated in the schedule of said Appendix C, or in the schedule approved by the Grantors and the Auditor. Also, the Concessionaire shall comply with the quality, functionality and stability of the works provided in the Adjustment and Modernization Plan of the Airports of Appendix C.

(ii)                                  Carry out, at its sole risk and account, its own studies and designs of the details for the performance of the Adjustment and Modernization Plan of the Airports, pursuant to the provisions set forth in the Concession Agreement.

(iii)                               Prepare and deliver the technical memory of the works corresponding to Adjustment and Modernization, in the terms of this Agreement.

(iv)                              Establish, document and maintain a quality plan for the studies, designs and construction, pursuant to the provisions set forth in ISO-10005:2005 norm, in its latest versions, understanding that any norm that amends, modifies or supplements it is also applicable.

(v)                                 Conduct the real property management, in the terms set forth in this Agreement, for the acquisitions of the real properties required for the performance of all the Works referred to under this Agreement.

(vi)                              Acquire, at its own cost, all real properties necessary to perform the Works referred to under this Agreement.

CLAUSE 29.- UNDERTAKINGS OF THE CONCESSIONAIRE RELATING TO THE MAINTENANCE OF THE AIRPORTS

In the performance of the Concession, the Concessionaire shall carry out, at its sole risk and account, the maintenance activities for the Airports, meeting the specifications set forth in Appendix E, without prejudice to other obligations imposed by the laws or throughout the text of this Agreement.

CLAUSE 30.- GENERAL RIGHTS OF THE GRANTORS

The Concession granted by means of this Agreement grants the following general rights to the Grantors, without prejudice to other rights set forth under the laws or throughout the text of this Agreement:

(i)                                     To receive the Consideration.

(ii)                                  To carry out, directly or with the intervention of third parties, the duties of supervision, control and surveillance of the Agreement, and the performance of the Concession.

(iii)                               To access the documents and informations pertaining the activities of the Concessionaire.

(iv)                              To carry out the duties of en-route air traffic control, air control and safety, by means of the operation and maintenance of aids to navigation and air radio aids.

(v)                                 To receive the payment by reason of penalties and fines imposed in accordance with the provisions set forth in this Agreement.

(vi)                              To receive the Airports in return upon the termination of the Concession.

(vii)                           To receive, by way of reversion, the goods adhered or incorporated by the Concessionaire to the Concession.

CLAUSE 31.- GENERAL UNDERTAKINGS OF THE GRANTORS

The Concession granted by means of this Agreement imposes on the Grantors the following general obligations:

(i)                                     To deliver the Airports to the Concessionaire, in the terms set forth in this Agreement.

(ii)                                  To assign to the Concessionaire the Regulated Revenues and the Non-Regulated Revenues, in the terms and conditions set forth in this Agreement.

(iii)                               To pay the fees and expenses derived from the amicable composition, in the terms of Items 85.2 of Clause 85.

(iv)                              Execute the Minutes of Commencement of Performance, the Minutes of Delivery, the Minutes of Termination, the Minutes of Completion of Performance, the Minutes of Verification and any other document provided under this Agreement, whenever the conditions set forth in the Agreement for said execution have been satisfied.

(v)                                 Comply with all its obligations, as determined in this Agreement, in order to enable the Concessionaire to adequately comply with the real property management of which it is responsible.

(vi)                              Recognize the expenses, excluding loss of profit, required by the repairs, constructions or replacements of the Airports affected by events of force majeure or acts of God, when such relate to the risks allocated to the Grantors, in the conditions set forth in this Agreement.

CHAPTER VI - PRIOR STAGE

CLAUSE 32.- STAGES FOR THE PERFORMANCE OF THE AGREEMENT:

For purposes of the performance of the Agreement, the development thereof is divided in three (3) Stages, as follows: (i) Prior Stage, (ii) Stage of Adjustment and Modernization, and (ii) Maintenance Stage. From the three stages, the first two, meaning, the Prior Stage and the Adjustment and Modernization Stage, are deemed as non-operating Stages.

CLAUSE 33.- SCOPE OF THE PRIOR STAGE

It is the non-operating stage of the contractual performance in which the Concessionaire shall receive the Airports and perform all preparation activities for the commencement of the performance of the obligations set forth under the Adjustment and Modernization Stage. Without prejudice of the above, throughout the Prior Stage, the parties shall meet all the obligations that, without being contained in this Chapter, result applicable pursuant to the terms set forth in this Agreement. In consequence, during the Prior Stage, the Concessionaire shall carry out all the activities corresponding to the administration, operation, commercial exploitation and maintenance that result applicable, pursuant to the provisions set forth in this Agreement.

CLAUSE 34.- TERM OF DURATION OF THE PRIOR STAGE:

The Prior Stage shall have a term of ten (10) months, counted as from the execution of the Minutes of Commencement of Performance.

CLAUSE 35.- ACTIVITIES PRIOR TO THE DELIVERY OF THE AIRPORTS:

As from the date of execution of the Minutes of Commencement of Performance, and throughout the Prior Stage, the parties shall complete the following activities:

35.1                        AVAILABILITY OF THE INFORMATION:

As from the moment in which the Minutes of Commencement of Performance is executed, the Grantors shall make available for the Concessionaire the information relating to the Concession that is requested by the latter, and that exists and is held by the Grantors. For such purpose, the Concessionaire shall address the manager of each Airport, or the person designated by the Grantors for such purpose, who shall adopt the necessary measures for the delivery of the information requested, within a reasonable term. The Grantors do not guarantee the existence of the information requested.

35.2                        INTEGRATION OF OFFICERS:

As from the date of execution of the Minutes of Commencement of Performance of the Concession, and until the delivery of the Airports, the Grantors will make available for the Concessionaire, the offices that up to said date have been in charge of the administration, commercial exploitation, operation and maintenance of the Airports, to carry out integration meetings with the officers of the Concessionaire, according to the schedules agreed by the parties for such purpose. The travelling expenses of the officers of the Grantors shall be borne by the Concessionaire.

35.3                        UPDATE OF INVENTORIES:

Within the ten (10) Days following the execution of the Minutes of Commencement of Performance, the Grantors shall deliver to the Concessionaire an update of the inventories of the movable and real properties that compose the Airports and that are included in Appendix A. The Grantors shall have no limitation regarding the goods that are included or excluded from the initial list, but they guarantee to the Concessionaire that the goods that compose the inventory are those that essentially compose the Airports, and are the same it uses for its administration, commercial exploitation, operation and maintenance.

35.4                        UPDATE OF THE AGREEMENTS OR THE AIRPORTS:

Within the ten (10) Days following the execution of the Minutes of Commencement of Performance, the Grantors shall deliver to the Concessionaire an update, as of the date thereof, of the Airport Agreements, and their status in respect of those that are listed in Appendix B of this Concession Agreement.

35.5                        ESTABLISHMENT OF THE TRUST AND PAYMENT OF THE FIRST CONTRIBUTION TO THE ACCOUNT OF THE AUDITOR:

Prior to the date provided for the commencement of the delivery of the Airports, the Concessionaire shall have established the Trust pursuant to the provisions set forth in Clauses 67 and 71 of the Agreement, and shall have made the first contribution to the Account of the Auditor, in the terms of this Agreement.

CLAUSE 36.- DELIVERY OF THE AIRPORTS:

The Grantors shall deliver the Airports to the Concessionaire, by way of concession. The delivery shall be successively, observing the order of delivery: (1) Olaya Herrera Airport, (2) Jose Maria Cordova Airport, (3) Antonio Roldan Betancourt Airport, (4) Los Garzones Airport, (5) Las Brujas Airport and (6) el Carañol Airport.

The delivery of the Olaya Herrera Airport shall commence, at the latest, within the thirty (3) Days following the date of execution of the Minutes of Commencement of Performance. The delivery of the two first Airports shall maximum take fifteen (15) common days each, and the delivery of the following four Airports shall maximum take ten (10) common days each. Once the delivery of the first Airport is completed, the delivery of the following shall immediately proceed until the process of delivery is completed in full.

36.1                        DELIVERY OF THE GOODS THAT COMPOSE THE AIRPORTS:

The Airports shall be delivered and transferred to the Concessionaire by means of the preparation of an inventory indicating the actual existence of the goods that are effectively delivered, following which the Minutes of Delivery shall be executed in respect of each Airport, evidencing the corresponding procedure. The goods that compose the Airports shall be delivered in an “as is” condition, which the Concessionaire represents it knows and accepts. The goods delivered shall be those listed in Appendix A, updated in the form set forth in Item 35.3 above. The Concessionaire shall not refuse to accept any of the goods that compose the Airports, if said are listed in Appendix A. Neither can it refuse the delivery of any good that composes the Airports, arguing defaults in its conditions.

By executing the Minutes of Delivery, the Concessionaire represents its satisfaction and acceptance of the status and conditions of the Airports, and therein, no reserve, note, claim or similar shall be included, in relation to the status and conditions of the Airports and of the goods that compose them.

Executing the Minutes of Delivery in the terms mentioned above is an obligation of the Concessionaire.

In the event that, within the procedure of delivery, the parties identify that certain goods should make part of the Concession, given their nature, the Grantors and the Concessionaire shall include them in the inventory of delivery.

Except in relation to personal property that, in the opinion of Aerocivil, if it does not exist, the operation of the Airports will not be materially possible and, provided that there is no bad faith of the Grantors, the fact that Appendix A, and the update thereof, exclude personal property in respect of which existence has not been determined in the process of delivery, shall not result in any liability whatsoever for the Grantors, nor in the obligation to replace them, and does not release the Concessionaire to duly comply with its contractual obligations, given that it is understood that providing all the goods and equipment necessary to meet the purpose of the Agreement is one of the undertakings of the Concessionaire for the performance of the Concession.

36.2                        ASSIGNMENT OF THE AIRPORT AGREEMENTS:

The Grantors shall assign to the Concessionaire the Airport Agreements of each Airport, on the same date and conditions in which the Airports are delivered. In any case, the assignment of the contractual position among the Grantors and the Concessionaire shall produce effects as from the execution of the Minutes of Delivery. Each Airport Agreement assigned, and the condition of the contractual performance thereof, shall be detailed in the Minutes of Delivery.

The assignment of the Airport Agreements shall be made without any liability of the Grantors, and will release them in full from their liability thereunder. Therefore, as from the assignment, the

Concessionaire shall assume all rights and obligations that derive from the Airport Agreements that are subject to the assignment.

If, as of the delivery of the Airports and thereafter, agreements related with the operation, administration and commercial exploitation of the Airports that were in force and effect, and being performed at said time exist, the Concessionaire and the Grantors will agree on the form to carry out the assignment of said agreements by the Grantors and in favor of the Concessionaire.

36.3                        ACTUAL DELIVERY OF THE AIRPORT AGREEMENTS:

In the process for the delivery of the Airports, the Grantors shall deliver to the Concessionaire the original version of the Airport Agreements of the Airport in question, or the copies thereof it possesses. The non-existence of the documents evidencing the existence of said Airport Agreement shall not impede the assignment thereof, and the Concessionaire shall be liable to proceed, following the execution of the Minutes of Delivery, to document the contractual relationship with the corresponding assigned contracting party.

The actual delivery of the Airport Agreements include the delivery, if any, of the file held by the Grantors and including the documentary history of said agreement.

36.4                        COMMODATUM AGREEMENTS:

The commodatum agreements that make part of the Airport Agreements and that do not have a Safety Authority as the lender, may be terminated by the Concessionaire, if the latter deems it convenient.

When based on the performance of the Concession, the Concessionaire deems necessary to relocate a Safety Authority, the Concessionaire and the Safety Authority shall try to reach a direct arrangement regarding the new conditions of area and location thereof. If no agreement is reached, the dispute shall be submitted to Aerocivil who, within the ten (10) Days following the request of the Concessionaire shall rule on the area to be allocated to the Safety Authority, considering always that the general benefits shall prevail over the individual benefits.

The Concessionaire shall be required to observe the ruling of Aerocivil, therefore the are indicated thereto shall be allocated to the Safety Authority.

36.5                        ASSIGNMENT OF LITIGATION RIGHTS:

Regarding the Airport Agreements that, as of the date of the delivery, are subject to litigation, and are listed in Appendix B, the Grantors, as part of the process of delivery of the Airports, shall assign the litigation rights thereover. At the moment of the delivery, the corresponding notice to the court shall be executed by the Grantors and, as from said moment, the Concessionaire shall assume, in full, the liability that derives from the judicial proceeding in respect of which the litigation rights have been assigned. In consequence, in the event that a judicial ruling is issued in the corresponding proceeding results disfavorable to the Concessionaire, the latter expressly waives any claim or demand of any nature whatsoever against the Grantors, for the payments and indemnifications that result applicable within said proceeding. The Concessionaire shall be entitled to freely designate the attorneys that it deems best, and the Grantos will bear the payments of the frees of the original attorneys, until the date of assignment of the litigation rights. The Grantors may refrain to assign to the Concessionaire the litigation rights over remedies where the argument is the collection of amounts of money.

The execution of this Agreement does not include the assignment of any litigation right that does not related with the Airport Agreements.

36.6                        ASSIGNMENT OF OBLIGATIONS OF THE ENVIRONMENTAL MANAGEMENT PLANS AND OTHER ENVIRONMENTAL PERMITS AND LICENSES:

The Grantors shall assign to the Concessionaire, on the moment of delivery of each Airport, the obligations contained in the environmental management plans of the Airports, as well as in other existing environmental permits and licenses. The Grantors will not guarantee that the assigned environmental permits and licenses correspon to all the permits and licenses required to operate the Airports.

To consummate the assignment, the prior authorization of the Ministry of Environment, Housing and Territorial Development, or the competent authority, and said assignment shall be deemed accepted by the Concessionaire as from the execution of the Concession Agreement. The requests for assignment shall be filed by the Grantors and the Concessionaire before the Ministry, or the competent authority, during the process of delivery of each Airport.

As from the execution of the Minutes of Delivery, the Concessionaire undertakes to meet, at its sole cost and risk, all obligations and duties that arise from the obligations of the environmental management plans that have been assigned thereto, and  to bear the corresponding environmental costs. If, for the adequate operation of the Airports, obtaining additional environmental permits and licenses is required, the Concessionaire shall be responsible for the obtention thereof. The Grantors shall not be liable for any prejudice that may derive from the delays caused by the Ministry of Environment, Housing and Territorial Development or by other authorities in addressing the proceeding of authorization.

CLAUSE 37.- ENVIRONMENTAL MATTERS:

Throughout the performance of this Agreement, the Concessionaire shall comply with the current applicable laws, and with those enacted hereinafter, which govern the protection of the environment and natural resources.

Also, the Concessionaire shall adopt, as applicable, the environmental policy of Aerocivil set forth in Resolution 4730 of 2000, or in the norms that replace, modify or supplement it.

37.1                        ENVIRONMENTAL LIABILITY FOR ACTIONS PRIOR TO THE CONCESSION:

The Concessionaire shall not be liable for the actions related with the environmental management of each Airport from which environmental liability may arise, and which take place prior to the delivery of each Airport. The Grantors, as applicable and as determined, shall be liable for said events occurred prior to the delivery of each Airport.

In any case, the Concessionaire shall be liable for the failure to promptly notify to the Grantors any claim, action, suit or administrative proceeding relating to the environmental management of the Airports corresponding to events or actions prior to the delivery of each Airport, for them to be able to adequately exercise their right of defense. If the Concessionaire fails to timely serve said notice, and said failure makes difficult or impossible for the Grantors to exercise their right of defense, then the Concessionaire shall be liable for the fulfilment of the applicable obligations and the reparation of damages.

37.2                        ADDITIONAL LICENSES AND PERMITS

In the event that, for the performance of the Adjustment and Modernization Plan, the Concessionaire requires to obtain permits or licenses of and environmental nature, such as environmental licenses, permits for the disposal of debris, exploitation of construction materials or other similar, it shall be solely responsible to obtain said permits, and to abide to the obligations set forth therein.

Without prejudice to the general obligation of the Concessionaire to comply with the applicable environmental regulations, with the environmental obligations set forth under this Concession Agreement and to those arising from the assigned environmental management plan, the Concessionaire shall comply with, at its sole cost and risk, the environmental regulations applicable to the building projects carried out thereby in the performance of the Adjustment and Modernization Plan.

The compliance with said obligations by the Concessionaire shall not produce any compensation or indemnization whatsoever from the Concessionaires, nor shall it be accepted as a cause for the release of the fulfilment of any obligation undertaken by the Concessionaire under this Agreement.

CLAUSE 38.- FINANCIAL CLOSING:

The Concessionaire, within the six (6) months following the execution of the Minutes of Commencement of Performance, shall accredit to the Grantors and the Auditor, that it has obtained the Financial Closing of the Concession.

The accreditation of the Financial Closing by the Concessionaire shall consist in the submission, before the Grantors and the Auditor, of the documents that evidence that the Concessionaire has resources for at least one hundred million Pesos ($100.000.000.000) to fulfill the initial investments required under the Concession Agreement. This amount does not constitute an estimation by the Grantors of the amount of investments or a guarantee of the price, as it solely corresponds to the minimum threshold of the accreditation referred to under this Clause.

The Closing shall be accredited by the Concessionaire, by means of any of the following alternatives, or by any combination thereof:

(i)                                     A commitment that is irrevocable, unconditional in respect to the disbursement, and enforceable, to grant the funding for the amount indicated above, issued by one or more financial entities subject to the surveillance of the Colombian Superintendency of Finance. The certificate of existence and legal representation of the corresponding financial entity or entities, issued at the most, one month earlier, evidencing that the commitment is granted by an officer with sufficient powers to do so, shall be enclosed thereto.

If the commitment is granted by a foreign financial entity, the documents evidencing the existence of the entity, the powers thereof and of whom grants the commitment, and that the outstanding unsubordinated and long term debt of the respective entity has a global credit rating from Standard & Poor’s Corporation of, at least, BBB, or its equivalent issued by an internationally renown rating agency, shall be enclosed thereto.

In the event the commitment is granted by a private investment fund or an investment fund management company, said shall evidence that it has the uncommitted funds necessary to finance the Concessionaire with no condition whatsoever regarding the disbursement thereof, issued no earlier than a month prior to the date of accreditation, and it shall be registered before the competent surveilling entity of the respective country,

The certificate of existence of the commitment shall be issued no earlier that a month prior to the date of accreditation thereof.

(ii)                                  In the event the funding is obtained by means of the issuance of securities in capital markets, a certificate issued by the lead of the issuance stating that the total amount of securities issued has been placed, or that an underwriting agreement is in place for the placement of said securities. In no event will the placement or initial disbursement be conditioned in any manner whatsoever.

(iii)                               In the event the Financial Closing is accredited with its own capital, the Concessionaire shall submit: (1) a copy of its financial statements prepared as of, no earlier than, two months prior to the date of accreditation, audited by the fiscal auditor or certified by an independent public accountant, evidencing that it has available own resources specifically destined to cover the investments required for the fulfilment of this Concession Agreement, for an amount equal to the minimum amount that shall be accredited, represented in instruments with maturity dates below one hundred and eighty (180) common days, being such liquid negotiable instruments with a rating of no less than AA local, or liquid investments in ordinary common funds or investment funds with the same rating, or liquid available funds, or (2) an enforceable commitment, irrevocable and unconditional, to contribute capital in a term not exceeding one month, for the minimum amount that shall be accredited, issued by the competent corporate body of the Concessionaire or from each partner or shareholder or member of the Concessionaire, which shall be evidenced in a set of minutes approved with all the applicable legal formalities. This commitment shall be accompanied by an irrevocable and unconditional bank guarantee issued in favor of the Trust, for the same amount that is accredited.

The failure to accredit the Financial Closing, at the latest, on the maximum date provided in this Clause, shall result in the imposition of successive fines to the Concessionaire.

In the event that, after thirty (30) common days have passed as from the date in which the term set forth in this Clause has elapsed, the Concessionaire has failed to accredit the Financial Closing, the Grantors shall enforce the Sole Performance Bond, and will be entitled to declare the revocation of the Agreement.

CLAUSE 39.- PRESENTATION OF THE PRE-DESIGNS OF THE MANDATORY WORKS:

The Concessionaire shall prepare and present to the Grantors and the Auditor, within the three (3) months following the execution of the Minutes of Commencement of Performance, all pre-designs corresponding to each Mandatory Work of the Adjustment and Modernization Plan set forth in Appendix C.

Once the pre-designs have been presented to the Grantors and the Auditor, the Auditor, within the ten (10) Days following the receipt thereof, shall submit, to the consideration of the Grantors, a report on the predesigns presented, and its recommendation regarding the approval or not thereof. The Grantors shall have a maximum term of one (1) month, counted as from the date of the effective receipt thereof to study them and to, based on the analysis of the Auditor and on their own study, approve said pre-designs if they satisfy all the conditions imposed thereon under this

Agreement , or to request the Concessionaire to adjust the pre-designs in order to meet the technical specifications of the Adjustment and Modernization Plan or any other norm or provision set forth in this Concession Agreement, or in the applicable laws and regulations. In the event that comments are made on the pre-designs, the Concessionaire shall provide a response to the Auditor and the Grantors, and shall incorporate them within the ten (10) Days following the date of the communication containing the comments made by the Grantors.

CLAUSE 40. — PRESENTATION OF THE STUDIES AND DESIGNS OF THE MANDATORY WORKS AND THE SCHEDULE FOR THE PERFORMANCE THEREOF:

Within the six (6) months following the execution of the Minutes of Commencement Performance the Concessionaire shall present to the Grantors and the Auditor, all the studies and designs in the detailed manner corresponding to each of the Mandatory Works of the Adjustment and Modernization Plan set forth in Appendix C. furthermore, a schedule for the performance of the Mandatory Works and other activities of the Adjustment and Modernization Plan shall be presented.

The studies and designs include, when applicable, the specifications of the equipment that shall be supplied by the Concessionaire in the performance of the Concession, pursuant to the requirements of Appendix C.

All studies and designs prepared by the Concessionaire shall meet all the technical specifications of the Adjustment and Modernization Plan, of the particular and applicable regulations, and in any other regulation or provision set forth in this Concession Agreement and its Appendixes.

Once the designs and the schedule are presented to the Auditor and the Grantors, within the twenty (20) calendar days following their reception, the Auditor shall submit a report of the studies and designs presented and its suggestions in relation to the approval thereof, for the Grantors’ judgment. The Grantors shall have a maximum term of one (1) month starting the receipt thereof for its assessment, in order to approve said designs if they meet with all the conditions set forth in this Agreement, based on the assessment of the Auditor and on its own assessment, or to request the Concessionaire the adjustment of the designs to the technical specifications of the Adjustment and Modernization Plan or of any other regulation or provision set forth in this Concession Agreement or in the applicable regulations and regulations. In the event of any observations on the designs, the Concessionaire shall respond to the Auditor and the Grantors, and proceed to incorporate them within the following twenty (20) calendar days following the communication date of the observations made by the Grantors.

Once the studies and designs are presented again, the Grantors shall have a new term of (20) calendar days to approve or object to them in the event these still do not meet the specifications set forth in this agreement or in the or in the applicable regulations and regulations. If the Concessionaire deems that these new objections of the Grantors are unsubstantiated, the Concessionaire may initiate the procedure of amiable composition for the settlement of the existing controversy. The foregoing without prejudice to the obligations of the Concessionaire of performing the Mandatory Works within the schedule set forth in Appendix C.

The approval of the designs by the Grantors is a necessary requirement to initiate the Mandatory Works of the Adjustment and Modernization Plan. With said approval, permission set forth in article 1821 of the Code Commerce shall be construed as granted.

If the Grantors do not comment on the adjustment of the designs and studies within the terms granted in this Item, they shall be understood as granted. However, for said approval to have full effects, the Concessionaire shall give written notice to the Grantors who, pursuant to the provisions set forth in this Agreement, the designs are construed as approved.

For all legal and contractual purposes, the studies, designs, blueprints, maps and other elements constitutive thereof, once approved in the terms of this Item, are of the exclusive responsibility of the Concessionaire who prepared them.

The approval of the studies and designs by the Grantors, whether express or implied, shall not release the Concessionaire of the fulfillment of the results required in the technical specifications of the Adjustment and Modernization Plan or of the performance of any other obligation undertaken under this Agreement. Consequently, the Concessionaire shall adjust or modify its own studies and designs of details on any moment, at its own cost, under its responsibility, with the purpose of obtaining the results set forth in this Agreement, considering that the Concessionaire shall have the obligations of delivering the works of the Adjustment and Modernization Plan in the terms and conditions set forth in this Agreement and the Appendixes thereof.

Without prejudice to the above, any adjustment or modification made by the Concessionaire to its own studies and detailed designs in the terms of the foregoing paragraph, shall be approved by the Auditor and by the Grantors, with which approval the permit referred to under article 1821 of the Code of Commerce shall be deemed granted. The authorization above shall not be necessary if the Auditor determines that said amendment does not affect the specifications set forth in this Agreement or in the applicable laws and regulations in Colombia.

CLAUSE 41.- APPROVAL OF THE STUDIES AND DESIGN WITHIN THE PRIOR STAGE:

The Concessionaire shall be solely responsible for obtaining the approval of the studies and designs within the term provided for the Prior Stage. The Grantors shall be required to approve the designs of the Concessionaire, provided that they meet the specifications listed in Appendix C, and  the the applica laws and regulations. Also, the Grantors shall be required to approve the schedule of the activities of the Adjustment and Maintenance Plan, provided that the latter considers: (i) the term of performance set forth in Appendix C for the performance of the Mandatory Works, and for the fulfilment of certain activities, and (ii) that all the activities of the Adjustment and Modernization Plan are performed within the maximum term of five (5) years provided for the Adjustment and Modernization Stage.

CLAUSE 42.- TERMINATION OF THE PRIOR STAGE:

The Prior Stage shall terminate once the term determined for its duration has elapsed

CHAPTER VII — ADJUSTMENT AND MODERNIZATION STAGE

CLAUSE 43. — SCOPE OF THE ADJUSTMENT AND MODERNIZATION STAGE:

Is the non-operational contractual stage in which the Concessionaire shall perform the activities of the Adjustment and Modernization Plan and that correspond to the performance of Mandatory Works and all other supplies, constructions, and pre-constructions that are expressly described in Appendix C of this Concession Agreement. The activities of the Adjustment and Modernization Plan shall be performed by the Concessionaire with the quality and pursuant to the specifications set forth in Appendix C of this Concession Agreement.

Notwithstanding the foregoing, during the Adjustment and Modernization Stage, parties shall perform all obligations that, without them being enclosed in this Chapter, are applicable pursuant to the provisions set forth in this Agreement.

During the Adjustment and Modernization Stage, the Concessionaire shall perform all the activities related to management, operation, commercial exploitation and maintenance that are applicable pursuant to the provisions set forth in this Agreement.

CLAUSE 44. — TERM OF THE ADJUSTMENT AND MODERNIZATION STAGE:

The Adjustment and Modernization Stage shall have a term of five (5) years as from the termination of the Previous Stage, this ten (10) months after the execution of the Minutes of Commencement of the Works.

CLAUSE 45. — PERFORMANCE OF THE ACTIVITIES OF THE INVESTMENT AND MODERNIZATION PLAN:

The activities of the Plan of Adjustment and Modernization shall be carried out considering the following activities:

45.1                        PERFORMANCE OF MANDATORY WORKS:

The Mandatory Works shall be performed by the Concessionaire, abiding by the designs approved by Grantors and observing the specifications enclosed in Appendix C of this Agreement.

45.2                        PERFORMANCE OF MANDATORY SUPPLEMENTARY WORKS:

The Mandatory Supplementary Works shall be performed by the Concessionaire as soon as the expected conditions arise so as to activate said investment, pursuant to the specifications set forth in Appendix C of this Agreement. If the expected conditions to activate the corresponding investment of the Mandatory Supplementary Works are verified after the Regulated Revenues Generated of the Concessionaire have reached more than seventy-five percent (75%) of the value of the Initial expected Regulated Revenue, pursuant to the certification of the Trust Agent, there will be no obligation by the Concessionaire to perform the Mandatory Supplementary Works and, if the Concessionaire freely so decides to perform them, it shall not receive any compensation for it by the Grantors. Compensation to the Concessionaire by the Mandatory Supplementary Works shall be performed in the manner set forth in Items 10.4 and 10.5 of this Agreement and, as the amount for this, unit prices and amounts of work actually used in the construction of the corresponding Mandatory Supplementary Work shall be taken into account, as such prices and amounts have been accepted by the Auditor and the Grantors.

The studies and designs of the Mandatory Supplementary Works, including the amount of the Work with the exact itemization of the unitary prices and the amounts of work, shall be submitted to the Grantors within the six (6) months following the date in which the conditions set forth for starting their performance have been verified. All the studies and designs shall be prepared by the Concessionaire and shall meet the technical specifications of the Plan of Adjustment and Modernization, the particular applicable legislation and regulations and any other regulation or provision set forth in this Concession Agreement and its Appendixes.

The approval of the designs of the Mandatory Supplementary Works is a necessary condition for initiating their performance. With said approval, permission set forth in article 1821 of the Code of Commerce shall be construed as granted. For the purposes of approval of the studies and designs, the same procedure set forth for the approval of the Mandatory Works shall follow.

The Mandatory Supplementary Works may be performed in the Maintenance Stage, if the conditions for their performance are verified during said Stage, in which case all the obligations and procedures set forth in this Agreement shall proceed for their performance.

Each time the Mandatory Supplementary Works has been received to the satisfaction of the Grantors, the parties shall proceed to sign a Minutes of Adjustment of the Regulated Revenues Generated.

45.3                        PROCUREMENT OF REAL PROPERTY FOR THE MANDATORY WORKS AND THE MANDATORY SUPPLEMENTARY WORKS:

All duties and undertakings for the procurement of real property required for the performance of the works shall be carried out by the Concessionaire, except in what is expressly set forth in this clause as an undertaking of the Grantors. Within the Previous Stage the Concessionaire shall present a duly individualized inventory of all the real property necessary for the performance of the Mandatory Works to the Grantors and the Auditor. This inventory shall be delivered as soon as the corresponding investment activators of the Mandatory Supplementary Works takes place. Said inventory shall at least contain the following:

(i)                                   A precise and georeferenced identification of each and every real property.

(ii)                                The real property chip for each and every real property using the format that the Concessionaire considers is best, which at least shall contain the following (a) a property ownership study of each and every real property and (b) the appraisal of the in rem rights and conditions of the property that are required to make use of each and necessary every real property. Pursuant to article 34 of Law 105 of 1993, the Concessionaire shall obtain at its own cost the performance of this appraisal with an suitable entity for these purposes, as per provisions of Decree 1420 of 1998 and any other amending, clarifying and superseding regulations. The apprising entity shall be chosen by the Concessionaire following the objective selection principle for which it shall require tenders, on equal conditions, to three (3) apprising firms that meet the conditions set forth in Decree 1420 of 1998 and shall choose that which offers the best technical conditions in terms of performance.

(iii)                             The itemized and the totalized value of each and every real property required for the Works and the tender for payment to the owners shall comply with the provisions set forth in article 57 of law 388 of 1997 or any other amending, clarifying and superseding regulations.

Once the inventories of the real property, the Grantors and the Auditor shall have a term of fifteen (15) Days to make observations to the real property inventory delivered by the Concessionaire. Once that terms is due, and neither the Grantor nor the Auditor have made any observations, the inventory and the corresponding real property appraisal shall be construed as accepted, for the purposes of continuing with the procedures of real property acquisition, without prejudice to future observations or adjustments requested by the Grantors or the Auditor. In the event that the Concessionaire or the Auditor make any observations to the inventory or the corresponding real property appraisal, these shall be corrected in a reasonable term set by the Grantors or the Auditor; in the event that such difference continues to exist, parties can resort to the mechanism of amiable composition so as to solve the controversy. In any event, the Concessionaire shall be the only party responsible for the correct identification and encumbrance of the real property, in consequence, it shall be responsible and shall assume the costs of procurement of the real property or portions of land in excess to those needed for the correct performance of the Works regardless of which the property of such real property or terrains shall in every case be the Aerocivil.

As from the approval of the real property inventory, the Concessionaire may initiate all actions of direct negotiation for the procurement of the required real property. These actions shall have a maximum term of one month starting the approval of the real property inventory.

Once the term for the direct negotiation is due, the Concessionaire shall have a term of fifteen (15) Days to prepare and deliver all administrative projects set forth in articles 66 and 67 of law 388 of 1997 any other amending, clarifying and superseding regulations to the Grantors, for real property that could not be procured by direct negotiation within the previously mentioned term. Notwithstanding the foregoing, the Concessionaire may continue all actions of direct negotiation of the real property until all administrative acts of expropriation are duly notified.

Within the ten (10) Days following the receipt of the documents referred to in the previous item, Grantors may present observations and request changes to the draft of administrative act. If within this term the Grantors do not make any observations, they shall have a term of ten (10) Days to carry out all actions necessary to guarantee that the competent officer duly executes the administrative acts.

Once the administrative acts are duly executed, Grantors shall perform, or shall verify the performance of, all procedures necessary for notifying said acts, for their correct enforcement and for their registration in the Public Registrar’s Office, pursuant to the provisions set forth in article 66 of law 388 of 1997 any other amending, clarifying and superseding regulations. In the event of remedies against the administrative acts, Grantors may request the Concessionaire to prepare a draft of reply of said acts, and the Concessionaire agrees to deliver said draft within a maximum term of seven (7) Days starting from the request of the Grantors.

Once the aforementioned administrative acts are enforceable, pursuant to the provisions set forth in articles 66 and 67 of law 388 of 1997, the Concessionaire shall perform any actions and duties necessary for obtaining a formal agreement of voluntary sale of each and every required real property. These actions shall be brought forth within the terms, and in the conditions set forth in the current legislation. The Concessionaire shall present to the Grantors a detailed report on the result of the procedures carried out to obtain the formal agreement of voluntary sale within the ten (10) Days following the date in which said term is due. The report shall have enclosed the totality of the sale and purchase promise agreements between the Concessionaire and the sellers of the real property as well as of the drafts of the motivated administrative acts which provide the administrative expropriation of the real property that could not be acquired through voluntary sale. These acts shall meet all the requirements set forth in the current legislation.

Within the ten (10) Days following the receipt of the documents referred to in the preceding paragraph, Grantors agree to perform any actions necessary to make sure that the administrative acts are duly executed by the competent officer. Once the aforementioned administrative acts are executed, Grantors shall carry out, or verify that actions are being carried out so as for the due notice of said acts, for their correct enforcement, and to make the compensation price available to the to the expropriated person, as well as any required documents and for their registration in the Public Registrar’s Office, pursuant to the current regulations. In the event in which there are remedies against the aforementioned administrative acts on the administrative jurisdiction, Grantors may request the Concessionaire to prepare a draft of reply of said acts, and the

Concessionaire agrees to deliver said draft within a maximum term of five (5) Days as from the request.

45.4                        TRANSFER OF THE REAL PROPERTY:

The terms of transfer of the real property, in the event of voluntary sale, shall consider the schedules of performance of the Works. The transfer of the real property shall be made directly by the sellers to the Concessionaire. The agreements of promise of sale and purchase as well as the sale and purchase agreements shall be executed by the Concessionaire who shall carry out all actions necessary and bear the costs for the consummation and transfer thereof, including those of notary nature so as to make all agreements public deeds and those of registration in the Public Registrar’s Office. In any case, in compliance to the provisions set forth in article 34 of law 105 of 1993, the acquired real property will always be under registered under the Aerocivil.

In the events of expropriation, Grantors shall ensure to obtain the material transfer of the expropriated real property taking the schedules of performance of the Works into account.

45.5                        PAYMENT OF THE PRICE OF THE REAL PROPERTY NECESSARY FOR THE WORKS AND OTHER EXPENSES ASSOCIATED THERETO:

All the amount corresponding to the real property required for the performance of the Works shall be borne and paid by the Concessionaire form its own resources and, for such effect, the Concessionaire agrees to be total y compensated pursuant to the provisions set forth in Clause 10 of this Agreement.

All expense necessary for the performance of the obligations related to the acquisition of the real property necessary for the performance of the Works, including those necessary for making appraisals, real property chips, contracting, legalization, notary expenses and the registry of acquisitions shall be borne and made solely and exclusively by the Concessionaire.

45.6                      SECOND RUNWAY OF THE JOSE MARIA CORDOVA AIRPORT:

It is an obligation of the Concessionaire to carry out the building of the second runaway of the Jose Maria Cordova Airport when the conditions set forth in Appendix C of this Agreement take place, and provided that the conditions set forth in Appendix C of this Agreement are met, such as the investment activators for this Mandatory Supplementary Work. There shall be no obligation by the Concessionaire under this Agreement to perform the building of the second runway of the Jose Maria Cordova Airport if the conditions set forth for the activation of this investment are verified after the Regulated Revenue Generated of the Concessionaire have reached more than eighty-five percent (85%) of the Initial Regulated Revenue Expected, as per certificate of the Trust Agent. Furthermore, the limit set forth in Item 10.6 shall not be applicable for the purposes of compensation for the building of the second runway of the Jose Maria Cordova Airport, in such a way that if the Concessionaire is obligated to build the runway, it shall be compensated integrally pursuant to the formulas and criteria set forth in Items 10.4 and 10.5 of this Agreement. Only, and exclusively for this last purpose, the maximum term of performance of this Agreement of twenty-five (25) years set forth in Clause Seven shall not be enforceable, and the Concession Agreement shall be extended inasmuch as the Concessionaire has received all the compensation to which it has a right for the building of the second runway of the Jose Maria Cordova Airport, pursuant to the terms and formulas set forth in Items 10.4 and 10.5. Real Property operation shall be performed by the Concessionaire, who, in addition, shall bear the costs of procurement of the real property in the terms set forth in this Agreement.

45.7                        VERIFICATION OF THE INVESTMENT ACTIVATOR:

In order to determine the occurrence of the conditions to activate the investment of the Mandatory Supplementary Works of each Airport, the Auditor will verify, on a monthly basis, if such conditions, in relation to each Airport have been met, and shall immediately notify the Grantors the occurrence of the conditions to activate the investment. At that moment, Grantors shall request the Trust Agent a certificate on whether for the moment in which the conditions to activate the investment took place, the Regulated Revenue Generated had reached the amount set forth in the previous Item, and if it were not the case, the obligation of performing the Mandatory Supplementary Works in relation to the Airport in which the conditions were met to activate the corresponding investment shall arise for the Concessionaire.

In relation to each Airport, as soon as there is verification of the occurrence of the conditions to activate the investment in the performance of the Mandatory Supplementary Works, Grantors shall give notice of such condition to the Concessionaire for it to proceed with the initiation of the performance of the Mandatory Supplementary Works of each Airport in which the conditions are met so as to activate the corresponding investment.

45.8                        PERSONNEL AND EQUIPMENT:

Concessionaire shall have the required personnel and equipment at its disposition so as to perform each activity of the Adjustment and Modernization Plan in the moments defined in Appendix C. The equipment, personnel, material and other implements shall be sufficient for organizing different working fronts necessary for the fulfillment of the obligations of the Concessionaire.

At every moment, the personnel, equipment, implements and material that are used by the Concessionaire, its agents and subcontractors shall be under its sole responsibility. Therefore, any damage or prejudice to third parties caused by the personnel, equipment, implements or the material used by the Concessionaire, shall make it accountable thereto, and, in any case, Concessionaire shall hold the Grantors harmless on account of any claim.

45.9                        PUTTING THE WORKS OF THE ADJUSTMENT AND MODERNIZATION PLAN INTO SERVICE:

The corresponding works to the Adjustment and Modernization Plan that are concluded by the Concessionaire and Accepted by the Grantors, shall be put into service as soon as these are received. As from the date of receipt of any of the works by the Grantors, the Concessionaire is in the obligation of beginning the performance of activities of maintenance thereto, pursuant to the terms of the technical specifications of maintenance of Appendix E.

45.10                 VERIFICATION AND ACCEPTANCE OF THE WORKS:

For the acceptance of the works of the Adjustment and Modernization Plan, the Concessionaire shall deliver the technical description of the performed work that is to be delivered to the Grantors and the Auditor before the expiration of the term set forth for the termination of each work.

Once the technical description of the works is delivered, the Grantors and the Auditors shall have a maximum term of twenty (20) Days to approve the work of the Adjustment and Modernization Plan that is to be delivered, or to make requests of correction or complementation of the works in the event that these do not meet the technical specifications that are included in appendix C, or with any other regulation set forth in this Agreement, or the applicable legislation and regulations.

If the Auditor and the Grantors express their acceptance in relation to the works of the Adjustment and Modernization Plan, or if they remain silent for the term set forth in the previous paragraph,

the Concessionaire, the Auditor and the Grantors shall proceed to execute the Minutes of Verification of the corresponding works.

45.11                 OBJECTIONS TO THE DELIVERED WORKS:

If the Auditor or the Grantors find that any of the works in the Adjustment and Modernization Plan do not fully meet the technical specifications set forth in Appendix C, or any other specification applicable pursuant to this Agreement or with the applicable legislation or regulations, the Auditor and the Grantors shall communicate this to the Concessionaire with the purpose that the Concessionaire corrects said breaches within the maximum reasonable term that the Auditor and the Grantors indicate.

Once the works are corrected, the execution of the Minutes of Verification shall follow.

45.12                 DEFECTS IDENTIFIED AFTER THE MINUTES OF VERIFICATION:

The Concessionaire shall have the obligation or repairing at its expense any defect that arises from the Adjustment and Modernization Plan even after the execution of the Minutes of Verification, regardless of the cause that gives rise to the defects, except in the case of causes attributable to the Grantors.

In the event in which the defects occur in flaws of performance, but that remained hidden at the moment of execution of the Minutes of Verification, Grantors shall demand the adjustment of the works of the Investment and Adjustment Plan, on the expense of the Concessionaire, and shall set the term for the performance of said adjustment. In such event, the fines and sanctions set forth in this Agreement shall proceed.

45.13                 OBLIGATION TO MAINTAIN QUALITY:

Concessionaire shall be responsible for the performance of the works of the Adjustment and Modernization Plan with the quality required to guarantee the expected lifespan and resistance of said works. By its own initiative, or by request of the Auditor, and at its own responsibility and expense, the Concessionaire shall rectify any construction errors that it might have committed in the performance of the activities set forth for the performance of this Agreement, to the satisfaction of the Auditor and the Grantors. It shall be a responsibility of the Concessionaire to immediately warn the Auditor any sort of any spotted errors, and therefore, during all the performance of the Agreement and without prejudice to feasibility of the fines and collateral set forth herein, the Concessionaire shall correct, check, and fix any defect, defect or error that takes place. In the event of defects, faults or errors that were not noticed, these shall be corrected in the event of being identified, even during the Maintenance Stage, and even during the term of the work stability insurance policy, without prejudice to any applicable sanctions.

45.14                 ACQUISITION OF EQUIPMENT, MATERIAL, IMPLEMENTS AND SOFTWARE REQUIRED BY THE ADJUSTMENT AND MODERNIZATION PLAN:

In addition to the performance of the works in the Adjustment and Modernization Plan as set forth in this Clause, Concessionaire shall acquire, at its own cost, and integrate to the Concession, any equipment, material, implements and software necessary to meet the requirements set forth in the Adjustment and Modernization Plan on these aspects. The acquisition and integration of the equipment, material, implements and software of the Adjustment and Modernization Plan, shall be performed with strict observation of the schedule that is enclosed for such effect in the Plan in Appendix C.

45.15                 VERIFICATION AND ACCEPTANCE OF THE EQUIPMENT, MATERIAL AND IMPLEMENTS REQUIRED BY THE ADJUSTMENT AND MODERNIZATION PLAN:

For the acceptance of equipment, material and implements required by the Adjustment and Modernization Plan, in such a way that these can be integrated to the Concession, before the maximum term set forth for the delivery and integration to the Concession, the Concessionaire shall present the technical description of the equipment, materials and implements to the Grantors and the Auditor, and shall put them for physical inspection and to the Grantors and the Auditor, so as to allow them to test their characteristics and functioning, as well as their adjustment to the technical specifications set forth in Appendix C.

If the Auditor and the Grantors remain silent for the term set forth in the preceding paragraph, the Concessionaire, the Auditor and the Grantors shall proceed to the execution of the corresponding Minutes of Verification.

45.16                 AIRPORT SYSTEMS:

The special systems referred to in Appendix C shall be implemented in the conditions and terms set forth in the Adjustment and Modernization Plan. When the Concessionaire implements each of these systems, they shall be made available to the Auditor and the Grantors for their verification, along with a detailed description of the technical characteristics of the system.

If the Auditor and the Grantors find that the systems meet the specifications set forth in this Agreement, execution of the Minutes of Verification shall follow. Otherwise, within the twenty (20) Days following the moment in which the Concessionaire made these systems available, the Auditor and the Grantors shall make the corresponding requests with the purpose that the equipment, material, implements and software meet the technical specifications set forth in Appendix C and shall set the maximum term that the Concessionaire has for this end.

If the Auditor and the Grantors express their accordance with the systems implemented by the Concessionaire, or if they remain silent for the terms set forth in the preceding paragraph, the Concessionaire, the Auditor and the Grantors shall proceed to execute the Minutes of Verification of the corresponding system.

45.17                 DEFECTS IDENTIFIED AFTER THE MINUTES OF VERIFICATION:

At its own expense, the Concessionaire shall have the obligation of repairing and keeping in a functioning status, any defects that arises on any equipment, materials, implements and systems implemented thereby even after the execution of the Minutes of Verification, regardless of the cause that gave rise to the defects, except in the case of causes attributable to the Grantors.

In the event of defects that were not spotted at the moment of execution of the Minutes of Verification, Grantors shall order the adjustment of the system on account of the Concessionaire, and shall set the term for the performance of such adjustment.

CLAUSE 46. — SCHEDULE OF THE ACTIVITIES OF THE ADJUSTMENT AND MODERNIZATION PLAN:

The progress, performance and termination of the activities of the Adjustment and Modernization Plan of each Airport shall be made with strict compliance to the schedule that, for each of these, was approved by the Grantors at the moment of approving the design thereof. Reiterated breach of said schedule shall be considered as a breach of the obligations of the Concessionaire that gravely affects the performance of the Concession and shall give place to the imposition of fines in the terms of the

Agreement and, depending on the number of breached activities, shall give place to revocation of the Agreement.

CLAUSE 47. — REPORTS:

During the Stage of Adjustment and Modernization, the Concessionaire shall present to the Auditor and the Grantors the status of advances and performance of the activities of the Adjustment and Modernization Plan. Advance reports shall be made bimonthly, except in the event that, given the way in which the Concession is being carried out, these shall demand shorter periods.

Reports shall be delivered within the ten (10) days following the expiration of each bimonthly period starting from the execution of the Minutes of Delivery. The report shall contain the status of progress of the activities of the Adjustment and Modernization Plan and the activities of management, operation and commercial exploitation of the Airports that were performed in this stage, in which at least the following information shall be included:

(i)                         A table of a relation of the activities contained in the building, rehabilitating and remodeling activities that were executed in this period and the equipment, materials, implements and systems that were acquired and integrated to the Concession. Said relation shall be presented pursuant to the identification of the activities of the Adjustment and Modernization Plan set forth in Appendix C.

(ii)                      The technical characteristics of each performed work, particularly indicating the type and amount of materials used, the useful lifespan of the work, the capacity of usage of the work (simultaneous number of users) and all other technical characteristics that are relevant on each particular case.

(iii)                   The relevant technical characteristics on each piece of equipment, implements, materials and systems incorporated to the Concession.

(iv)                  The relation of the studies performed by the Concessionaire to carry out the corresponding works and acquisitions, as well as the relationship of the adjustments that should be made in the previously submitted studies and designs.

(v)                     The registry of the corrections and adjustments in the works or the equipment, material, implements and systems for the breach of the specifications of the Agreement.

(vii)               The activities performed by the Concessionaire in relation to the fulfillment of the obligations and specifications associated to the operation, management and commercial exploitation of the Airports.

CLAUSE 48. — PERMITS AND LICENSES:

The Concessionaire shall have the totality of all permits and licenses necessary for the implementation and usage of the systems required by the Adjustment and Modernization Plan and for any other mechanic or informatics system that is implemented thereby as part of the performance of the obligations deriving from this Concession Agreement.

Therefore, the Concessionaire shall hold the Grantors harmless for any claim related to the use of patents, permits or licenses, and in any case it shall be held accountable before third parties for the use thereof.

CLAUSE 49. — INCORPORATION TO THE AIRPORTS:

As soon as the Minutes of Verification are executed, it shall be understood that the works, equipment, material, implements and systems that have been incorporated to the Concession shall be part of the assets and rights that constitute the Airports.

CLAUSE 50. — EXECUTION OF THE MINUTES OF THE MAINTENANCE STAGE:

As soon as the Minutes of Verification corresponding to all the activities of the Adjustment and Modernization Plan, the Concessionaire, the Grantors and the Auditor shall execute the Minutes of Commencement of the Maintenance Stage, and for all purposes of this Agreement, the change of Stage shall take place. If the activities of the Adjustment and Modernization Plan end before the estimated term for the Stage of Adjustment and Modernization, the execution of the Minutes of Commencement of the Maintenance Stage shall proceed, and to change Stage without this entailing a decrease in the term of the Concession.

CHAPTER VIII — MAINTENANCE STAGE

CLAUSE 51. — SCOPE OF THE MAINTENANCE STAGE

It is the contractual performance stage in which the Concessionaire must execute all the activities that are reasonably required to properly preserve the Airports to enable the performance of the management, operation and commercial exploitation activities with the specifications set forth in the Agreement. In any case, the Concessionaire shall meet the minimum maintenance specifications set forth in Appendix E of this Agreement when executing its Airport maintenance obligations.

During the Maintenance Stage, the Concessionaire shall execute all the activities corresponding to the management, operation and commercial exploitation that are applicable pursuant to the provisions of this Agreement.

Additionally, if, Mandatory Supplementary Works or Voluntary Supplementary Works are performed during the Maintenance Stage, the Concessionaire shall fulfill the corresponding obligations pursuant to the provisions of this Agreement.

CLAUSE 52. — DURATION OF THE MAINTENANCE STAGE

The Maintenance Stage will start with the execution of the Minutes of Commencement of the Maintenance Stage and will extend until the date on which the Minutes of Completion of Performance is signed.

CLAUSE 53. — REPORTS

During the Maintenance Stage, the Concessionaire shall submit a performance progress report of the Concession to the Auditor and the Grantors. The progress reports will be issued bimonthly unless, due to the form of performance of the Concession and at the Grantors’ choice, they shall have a shorter periodicity.

The reports shall be submitted within ten (10) Days following the expiration of each two-month period starting from the signature of the Minutes of Commencement of the Maintenance Stage. The report shall contain the information of assessment and compliance status of the obligations related to the maintenance activities and the management, operation and commercial exploitation activities, which will include, at least, the following information:

(i)                                   The activities carried out by the Concessionaire regarding the fulfillment of the obligations and specifications related to the Airport infrastructure preservation, equipment maintenance, and software maintenance and updating activities.

(ii)                                The activities carried out by the Concessionaire regarding the fulfillment of the obligations and specifications related to the Airport operation, management and commercial exploitation activities.

CLAUSE 54. — UPDATE OF THE INVENTORY OF ASSETS THAT MAKE UP THE AIRPORTS

Every two years, starting from the date on which the Minutes of Commencement of Performance, the Concessionaire shall submit to the Grantors and the Auditor an update of the inventory of all the assets that make up the Airports, which includes at least: origin, useful life, condition and history indicating any damage, repair or maintenance performed.

Said inventory update of the assets that make up the Airports will contain the following elements:

(i)                                   The movable properties that have been returned to the Grantors by the Concessionaire, indicating the cause for which they have been returned and the date on which they were returned. These assets will be deemed as excluded from the Airports upon submission of the update mentioned in this numeral.

(ii)                                The movable properties acquired by the Concessionaire or by a third party and that are used to provide the service which is the purpose of this Agreement, and, therefore, they are part of the Airports. In this case the characteristics of said assets shall be described, as well as their quantity and their location in the Airports.

(iii)                             The equipment and systems installed by the Concessionaire to carry out the activities set forth in the Adjustment and Modernization Plan and the Voluntary Supplementary Works, indicating their software and databases. The conditions contained in the licenses by means of which the use of such software and databases is allowed, must be indicated, as well as the term thereof.

(iv)                            The civil works, constructions, buildings or any other addition to the real properties that make up the Airports, which have been performed by the Concessionaire by virtue of the works of the Adjustment and Modernization Plan or the Voluntary Supplementary Works. The Technical Specifications may be used in order to give the aforementioned descriptions.

As soon as the Regulated Revenue generated amounts to eighty percent (80%) of the Expected Regulated Revenue, the update of the inventory mentioned in this Clause shall be performed on a yearly basis.

CLAUSE 55. — TECHNICAL SPECIFICATIONS

The Concessionaire must provide a technical specifications sheet for each one of the works of the Adjustment and Modernization Plan and for each one of the Voluntary Supplementary Works, if any. The technical specifications shall include the following elements:

(i)                                   The information with all the works of the Adjustment and Modernization Plan and the Voluntary Supplementary Works, if any, required in Clause 45.

(ii)                                Description of the maintenance works performed on all the activities carried out from the moment in which the corresponding Minutes of Verification was signed.

(iii)                             Description of the status of each one of the works of the Adjustment and Modernization Plan at the moment in which the technical specifications sheet is prepared, as well as the status of the Voluntary Works, if any.

(iv)                            Description of the maintenance works performed on the areas where no activities of the Adjustment and Modernization Plan were carried out, indicating the technical status of such areas.

Every six months, the Concessionaire shall update the technical specifications according to the maintenance procedures applied, the deterioration of the works and any other kind of interventions performed in each one of the Airports.

CHAPTER IX — ACTIVITIES COMMON TO ALL THE STAGES OF THE CONTRACTUAL PERFORMANCE

CLAUSE 56. — MANAGEMENT, OPERATION AND COMMERCIAL EXPLOITATION ACTIVITIES

As mentioned throughout this Agreement, the Airport management, operation and commercial exploitation activities must be performed by the Concessionaire under the terms and with the specifications set forth in this Agreement and during all the Stages of contractual performance.

To fulfill the aforementioned obligations, the Concessionaire shall perform all the activities required and make the necessary investments to obtain the results stipulated in the Concession Agreement for each one of these obligations.

CLAUSE 57. — PERFORMANCE OF VOLUNTARY SUPPLEMENTARY WORKS

The Concessionaire may perform such Voluntary Supplementary Works as it considers useful for the Concession. The Voluntary Supplementary Works will be performed at the Concessionaire’s own expense and risk.

For the performance of the Voluntary Supplementary Works, the Concessionaire shall follow the following procedure and the provisions in Appendix C of the Concession Agreement.

57.1                        PRESENTATION OF THE PROJECT

To perform any Voluntary Supplementary Work, the Concessionaire shall submit to the Grantors and the Auditor a request to build new facilities at the Airport, pursuant to the provisions of article 6.3.4 of the Colombian Aeronautical Regulations or any law that replaces, amends or supplements it.

In addition to the requirements imposed by the Colombian Aeronautical Regulations for the request to build new facilities, the Concessionaire shall attach (i) the detailed studies and designs of the Voluntary Supplementary Work, (ii) a schedule of performance of the Voluntary Supplementary Work to be carried out and (iii) a Voluntary Supplementary Work performance program showing (1) the mechanisms that will be used so that the performance of the work will not affect the provision of the services, the aeronautical activities or the quality standards of the operation of each one of the Airports, (2) the justification and the economic and technical utility of the corresponding Voluntary Supplementary Work regarding the improvement that it brings to the provision of the Services Related to the Regulated Revenue or the Services Related to the Non-Regulated Revenue, and (3) a description of the value of the work with the exact detail of unit prices and construction quantities.

57.2                        STUDY OF THE PROJECT

Once the Concessionaire has presented the project of the Voluntary Supplementary Work, the Auditor will have twenty (20) Days following its submission to issue an opinion on it, and the Grantors will have twenty (20) additional Days to approve or decline the request submitted by the Concessionaire, including the approval of unit prices and construction quantities.

57.3                        PERFORMANCE OF THE VOLUNTARY SUPPLEMENTARY WORK

Once the approval from the Grantors has been obtained, the Concessionaire may proceed to perform the Voluntary Supplementary Work.

The Grantors will directly, through the Auditor, or through an Auditor specifically selected to supervise and control the Voluntary Supplementary Work, depending on its magnitude or quality, supervise the compliance with the technical conditions of the Voluntary Supplementary Work, pursuant to the project that has been approved by it and, if applicable, it will impose the sanctions set forth in this Agreement due to noncompliance with the conditions of the given approval.

57.4                        REMUNERATION OF THE VOLUNTARY SUPPLEMENTARY WORK

The Concessionaire will be remunerated for the Voluntary Supplementary Work as provided in this Agreement and the unit prices and construction quantities effectively used in the construction of the corresponding Voluntary Supplementary Work will be taken as the value thereof, provided that these prices and quantities have been approved by the Auditor and the Grantors. All the risks related to the performance of the Voluntary Supplementary Works, including the risk of greater construction quantities, the risk of higher prices, the risk of the term, will be assumed entirely and exclusively by the Concessionaire. In the same way, in case that it is necessary to purchase any properties, these will be included in the value of the Work and property procurement, and the related risks will also be assumed by the Concessionaire, following the same procedure indicated in Numerals 45.3, 45.4 and 45.5.

57.5                        RECEPTION AND VERIFICATION OF THE VOLUNTARY SUPPLEMENTARY WORKS

Once the completion of the performance of the Voluntary Supplementary Works has been verified, the Grantors will apply, for the implementation, reception and verification thereof, the same procedure that for such purpose is set forth in this Agreement for the works of the Adjustment and Modernization Plan. Every time that one of the Voluntary Supplementary Works has been satisfactorily received by the Grantors, they shall proceed to sign the corresponding Minutes of Adjustment of Expected Regulated Revenue.

57.6                        DECLINATION OF APPROVAL OF THE PERFORMANCE OF VOLUNTARY SUPPLEMANTARY WORKS

The Grantors will decline the approval of the performance of a Voluntary Supplementary Work proposed by the Concessionaire only if one of the following conditions is fulfilled: (i) if the Voluntary Supplementary Work proposed is evidently inconvenient for the Airport, (ii) if the value of the Voluntary Supplementary Work exceeds the limit set forth in Numeral 10.6, (iii) if the performance of the Voluntary Supplementary Work is proposed by the Concessionaire after the Regulated Revenue Generated has reached seventy-five percent (75%) of the Initial Expected Regulated Revenue, (iv) if the Voluntary Supplementary Work is proposed to be performed before completing the Stage of Adjustment and Modernization or (v) if the Grantors or the Auditor do not agree with the value of the Voluntary Supplementary Work indicated by the Concessionaire in the presentation of the project, as indicated in Numeral 57.1.

Any conflict related to the approval of the Voluntary Supplementary Works, will be solved through the amiable composition mechanism.

57.7                        PERFORMANCE OF VOLUNTARY SUPPLEMENTARY WORKS UPON REQUEST OF THE GRANTORS

The Grantors may propose to the Concessionaire to perform a Voluntary Supplementary Work and its performance will be mandatory for the Concessionaire. In such event, the same procedure indicated in Numerals 57.1, 57.2, and 57.3 will be applied, and its remuneration will be managed in the same way provided for the Voluntary Supplementary Works proposed by the Concessionaire. Once a Voluntary Supplementary Work has been proposed by the Grantors, the Concessionaire will have two (2) months from the date of reception of the Proposal to submit to the Grantors the presentation of the project under the terms of Numeral 57.1. The Concessionaire may only refuse to perform the Voluntary Supplementary Work proposed by the Grantors due to the same causes described in Numeral 57.6.

CLAUSE 58. — FIRE SUPPRESSION SERVICE

From the date of execution of the Minutes of Delivery of each Airport and until the Termination Date of the Agreement, the Concessionaire will be responsible for providing the fire suppression service, for which it shall have its own staff, who shall have the required qualities to do the job of aeronautical pumping, indicated in Resolution 1782 of 1998 issued by the Aerocivil, or in the laws that supplement, amend or replace it.

The fire suppression service shall be provided pursuant to the operational technical specifications included in Appendix D and in Resolution 5319 of 2004 (Chapter VII of the Sixth Part of the Aeronautical Regulations), or in the laws that supplement, amend or replace them.

The Concessionaire will provide the fire suppression service with the firefighting equipment made available by the Grantors and until it purchases and incorporates to the Concession its own fire suppression equipment under the terms of the Adjustment and Modernization Plan. As soon as the Concessionaire incorporates its fire suppression equipment, the Concessionaire shall immediately return, and in the same conditions as it was received except for the natural deterioration due to use, the equipment of the Grantors who are then free to use it to provide the service in other places.

CLAUSE 59. — PROVISION OF SAFETY SERVICES AT THE AIRPORTS

The safety services at the Airports will be provided as indicated in this Clause.

59.1                        AIR SAFETY

The Aerocivil will be in charge of and responsible for the Air Safety of the Airports under the terms set forth in paragraph 3 of article 48 of Law 105 of 1993, as established in Resolution 0892 of 2004 and other applicable domestic and international laws.

59.2                        AIRPORT SAFETY

The Concessionaire is in charge of the Airport Safety service. The Concessionaire’s obligations related to Airport Safety are obligations of means and not obligations of result.

The Concessionaire shall carry out the activities and procedures described in this Clause, in Appendix F, in the National Airport Safety Program, in the Airport Safety Plan and in the domestic or international laws on Airport Security that, to prevent the commission of Actions of Unlawful Interference, are applicable to the management of Airport Safety in each one of the Airports.

If, despite The Concessionaire’s fulfillment of all the obligations regarding Airport Safety, Actions of Unlawful Interference take place and affect the life or properties of third parties other than the Concessionaire, it will not be deemed responsible before third parties or before the Grantors due to the occurrence of such actions, except when there is evidence of its fault or intention.

In any case, the equipment, measures and procedures for Airport Security shall meet the requirements established by the Airport Safety Intersector Commission.

59.3                        AIRPORT SAFETY PLAN, CONTINGENCY PLAN AND EMERGENCY PLAN OF EACH AIRPORT

As the person responsible for the Airport Safety of each one of the Airports, the Concessionaire will prepare and submit for each one of them, the Contingency Plan and the Emergency Plan, as indicated in the National Airport Safety Program and in Annex 17 of the Convention on International Civil Aviation. In any case, the Airport Safety Plan, the Contingency Plan and the Emergency Plan shall meet the minimum requirements contained in Appendix F.

During the period between the signature of the Minutes of Delivery of each Airport and the approval of the Airport Safety Plan, the Contingency Plan and the Emergency Plan prepared by the Concessionaire, the plans that were in force as of the execution date of the Concession Agreement will govern, and they shall be implemented and followed by the Concessionaire in every respect.

59.4                        PRESENTATION OF THE AIRPORT SAFETY PLAN, THE CONTINGENCY PLAN AND THE EMERGENCY PLAN OF EACH AIRPORT

The Concessionaire will present the first version of the Airport Safety Plan, the Contingency Plan and the Emergency Plan of each Airport, within three (3) months following the execution of the corresponding Minutes of Delivery.

Such plans will be reviewed by the Grantors and the Auditor, who will have fifteen (15) Days to request the Concessionaire to modify any of the plans presented when, in their opinion, any of them does not allow to comply with the provisions of this Agreement and its Appendixes, the provisions contained in the National Airport Safety Program or in Annex 17 of the Convention on International Civil Aviation or in any other law that is applicable to the Airport Safety of the Airports.

If the Concessionaire agrees with the changes suggested by the Grantors or by the Auditor, it will make the changes to the Airport Safety Plan, the Contingency Plan of the Emergency Plan, as applicable, within ten (10) Days after receiving the modification request.

When the Concessionaire disagrees with the changes suggested by the Grantors or the Auditors, it shall use the mechanism of amiable composition provided in this Agreement.

59.5                        ADOPTION OF THE AIRPORT SAFETY PLAN, THE CONTINGENCY PLAN AND THE EMERGENCY PLAN OF EACH AIRPORT

Once the Airport Safety Plan, the Contingency Plan and the Emergency Plan of each Airport have been defined, either upon agreement between the Concessionaire, The Auditor and the Grantors or through a mechanism that allows the resolution of the conflict, the Concessionaire will proceed to submit it to the Airport Safety and Supervision Department or the relevant entity, who will have five (5) Days to approve such plans submitted by the Concessionaire or to request its modification.

59.6                        YEARLY APPROVAL

The procedure contemplated in the above Numerals will be repeated every year for approval of the modification or update of the Airport Safety Plan, the Contingency Plan and the Emergency Plan of each Airport.

59.7                        CONFIDENTIALITY

The contents of the Contingency Plan are restricted and, therefore, it shall only be disclosed among the Concessionaire’s employees who need to act in each event, the officers of authorities in charge of managing the crisis and the rescue entities.

59.8                        PUBLICITY

The contents of the Emergency Plan are public and, therefore, it shall be made available to everyone who works in each of the Airports, either for the Concessionaire or for third parties. In the same way, the Concessionaire shall make the evacuation and emergency response procedures available to the general public in each one of the Airports.

59.9                        VERIFICATION OF COMPLIANCE

Notwithstanding the functions of the Grantors and the Auditor, the General Director of the Aerocivil will constantly review the compliance with the Concessionaire’s obligations regarding Airport Safety, pursuant to the attributions conferred to him by the National Airport Safety Program, and in case of noncompliance by the Concessionaire with the Airport Safety obligations undertaken, he may impose administrative sanctions authorized by the applicable regulations.

59.10                 MODIFICATION OF THE LAWS ON AIRPORT SAFETY

The Concessionaire is obliged to comply, during the entire term of the Concession Agreement, with all the applicable laws in Colombia regarding Airport Safety, including International Treaties to which Colombia is a party and that are incorporated to the Colombian laws in under the terms provided in the Constitution and the Law, as well as the laws, decrees and resolutions issued in Colombia regarding Airport Safety. In case that the Concessionaire has to perform any works or purchase any equipment to fulfill the obligation provided in this Numeral, regarding its remuneration, it will be dealt with the same way as the Voluntary Supplementary Works and the same procedure will be followed.  If the Grantors do not approve the corresponding works or purchase, then the Concessionaire will be released of its responsibility only regarding the fulfilment of the obligation to update due to the change in the law.

CLAUSE 60. AIRPORT SAFETY AUTHORITIES

Notwithstanding the Concessionaire’s obligations in its capacity as the person responsible for the Airport Safety in each one of the Airports, it will coordinate with the Airport Safety Authorities, through the Airport Safety Committee or directly with them, its activities and procedures, always aiming at the prevention of Acts of Unlawful Interference.

The Airport Safety Committee will serve as a space to coordinate the actions that aim at the effectiveness of the policies established by the Airport Safety Intersector Commission and the National Airport Safety Program, in order to provide an integral and quality safety service to the users of the Airports.

The Airport Safety Committee will be made up by:

(i)                                           The Concessionaire’s Manager, who will be the coordinator.

(ii)                                        The commander of the National Police assigned to the Airports.

(iii)                                     The head of the foreign affairs unit of the Administrative Department of Security (DAS) at the Airports.

(iv)                                    The head of the DIAN at the Airports.

(v)                                       The commander of the military unit of the jurisdiction where the Airports are located or his deputy.

(vi)                                    The head of the public health unit or department at the Airports.

(vii)                                 The head of the Colombian Agricultural Institute, ICA, at the Airports.

(viii)                              The representative of the aircraft exploiters based in the Airports.

(ix)                                    The head of the airport safety department of Aerocivil who will act as the secretary of the committee.

The Concessionaire will collaborate with the Airport Safety Authorities in everything necessary to carry out their functions, including the provision of spaces and the communication of relevant information.

CLAUSE 61. — BIRD HAZARD

Bird Hazard refers to the presence of birds in Airports and its surroundings, which may cause risks of collisions against the aircrafts that use the facilities of any of the Airports.

From the execution of the Minutes of Delivery of each Airport and until the termination of the Concession Agreement, the Concessionaire will be obliged to take all the necessary measures to prevent the presence of birds in the Airports. In case of any discrepancy regarding the area where measures should be taken to prevent bird hazard, it will be solved by the Grantors.

The Concessionaire will be responsible, through the person designated as manager of the Airports, for taking part in the committees where they analyze and establish mechanisms to prevent bird hazard.

The Concessionaire shall comply with the laws related to bird hazard prevention when performing the works of the Adjustment and Modernization Plan and therefore, during the performance thereof, it will avoid the use of materials, water, wastes or any other type of organic or inorganic material that attracts the presence of birds to the Airports.

In case that, in addition to the provisions of the Adjustment and Modernization Plan, the Concessionaire has to perform any works or purchase any equipment to fulfill the obligation established in this Clause, regarding its remuneration, it will be dealt with the same way as the Voluntary Supplementary Works and the same procedure will be followed.  If the Grantors do not approve the corresponding works or purchase, then the Concessionaire will be released of its responsibility only regarding the performance of the works or the purchase of the equipment.

The above, notwithstanding the requirements regarding bird hazard prevention established in Appendix F of this Concession Agreement.

CLAUSE 62. — PROVISION OF HOUSEHOLD UTILITIES

In each one of the Airports delivered to the Concessionaire, the household utilities shall be provided by a Household Utilities Company, as provided in law 142 of 1994, in law 143 of 19944 and in the laws that replace, amend or supplement them.

In any case, the provision of household utilities in each one of the Airports delivered to the Concessionaire shall be under conditions of free competition, allowing the final user of the utilities to freely choose the utilities provider that is most convenient, without being forced to obtain the required service from a particular provider, unless there are technical reasons that do not allow the provision of the service by a different provider, or there are no more providers in the market.

The Concessionaire will be responsible before the Household Utilities Companies and the Superintendence of Household Utilities for the default in the  payment of the utilities, the unlawful provision of the service, tampering with meters or any other measuring mechanisms, and in general for any action that may cause damage to the household utilities  provision regime or to the uniform condition contracts, unless such action is caused by the mechanism of provision of household utilities to the users of the Airport, established by the Grantors before signing the Concession Agreement.

The Concessionaire will have a term of six (6) months from the date of execution of the Minutes of Commencement of Performance of the Agreement to implement the provision of household utilities to each one of the users of the facilities of the Airports who require these services.

CLAUSE 63. — MATERIALS AND PERFORMANCE

The Concessionaire, at its own expense and risk, shall supply and contribute with all the materials, labor, as well as all other elements, of any type, that are necessary for the proper performance of this Agreement, either temporarily or permanently, until the full completion of the purpose of the Concession Agreement.

The Concessionaire shall provide all the necessary facilities to examine, measure and test the performed works, as well as provide the necessary and usual facilities in this type of operations, to run the tests of the installed equipment according to the obligations under this Agreement. The authorized officers of the Grantors, the Auditor or any person designated by them, shall have free access to the works and assets that make up the Airports and the Concessionaire shall provide all the facilities and all the help necessary to exercise such right to inspect and supervise.

CLAUSE 64. — CONCESSIONAIRE’S STAFF

All the necessary workers for the fulfillment of the purpose of the Agreement will be engaged by the Concessionaire or by its subcontractors, who shall comply with all the legal provisions regarding the hiring of Colombian or foreign personnel. In the same way, it shall follow the provisions that regulate each profession.

The Concessionaire and its subcontractors will be in charge of the respective salaries, social security and indemnifications of all the workers engaged to the Concession and the responsibility of the employment liability. The concessionaire undertakes to comply with all the laws as provided by the Substantive Labor Code and other supplementary provisions. In the same way, the Concessionaire undertakes to pay all the parafiscal contributions pursuant to the laws that are in force during the performance of the Agreement.

Every three (3) months, the Concessionaire shall submit a certificate issued by its statutory auditor or by its legal representative, under the terms of paragraph 1 of article 50 of Law 789 of 2002, amended by article 1 of law 828 of 2003, which certifies the compliance with the payments referred to in the previous paragraph.

The Auditor will verify the fulfilment of such obligations.

The Concessionaire shall have a permanent Director of the Concession, duly authorized to represent the Concessionaire in every aspect related to the performance of this Agreement- The Director shall have an experience of at least five (5) years managing an airport that has transported at least three million (3,000,000) passengers per year.

The Concessionaire guarantees the Grantors that (a) the staff designated for the performance of the Concession have the experience and technical knowledge required for the proper provision of the Services Associated with Regulated Revenues and the Services Associated with Non-Regulated Revenues, (b) that the staff designated for the performance of the Concession is sufficient in terms of suitability for the provision of the Services Associated with Regulated Revenues and the Services Associated with Non-Regulated Revenues and (c) that the staff designated for the performance of the Concession is sufficient in terms of number and time-commitment to provide the Services Associated with Regulated Revenues and the Services Associated with Non-Regulated Revenues.

CLAUSE 65. — LEASING AGREEMENTS

When executing leasing agreements and entering into new leasing agreements of assets belonging to the Airports, the Concessionaire shall follow the provisions indicated in the following Numerals.

65.1                        NEW LEASING AGREEMENTS

Leasing agreements, and other continuing-performance agreements, entered into by the Concessionaire with third parties for the exploitation of the Concession, shall include the following mandatory provisions:

(i)                                   A provision according to which the Concessionaire may freely assign the Agreement to the Grantors and that, in any case, upon termination of this Agreement due to any cause, the agreements will be deemed as assigned to the Grantors.

(ii)                                A provision according to which the tenants will be expressly not allowed to sublease the movable or real property given to them.

(ii)                                For the case of commercial passenger airlines with a valid operation permit issued by the Aerocivil, and only when referring to the leasing of (1) counters, (2) hangars used for maintenance of their own equipment, (3) spaces for back office activities, and (4) warehouses to store their own equipment and spare parts, a clause will be included according to which the Concessionaire may not charge a leasing fee of more than eighty-five percent (85%) of the current leasing values for level-six properties in the city where the respective Airport is located, according to an appraisal made by the Lonja de Propiedad Raiz (the Association of  Real Estate Property) of the respective city. If there is no Lonja de Propiedad in any of the cities where the Airports are located, the appraisal shall be made by the Lonja de Propiedad Raiz of Medellin.

65.2                        CONCESSIONAIRE’S OBLIGATIONS REGARDING SUBLETTING

In the case of agreements that are currently in force, and for the case of new leasing agreements, the Concessionaire shall make sure that the tenants comply with the contractual and legal provisions on subletting.

CLAUSE 66. — INTERNATIONAL AERONAUTICAL FAIR AT THE JOSE MARIA CORDOBA AIRPORT

In order to promote the development of the national aeronautical industry, to strengthen technological exchange, to enable an internal and external market that positions the country as one of the most important and thriving business platforms in Latin America, every two years, the Aerocivil organizes the International Aeronautical Fair, F-AIR COLOMBIA, at the Jose Maria Cordova Airport. By virtue of the above, the Concessionaire agrees to make available for the Aerocivil all the platform or ramp areas, boarding bridges, passenger terminal, fire department, airport health, administrative offices, public and restricted areas, outdoor and indoor parking lots, access roads, connections for utilities and all those areas that are necessary for the optimal development of the Fair, which is considered to be of national and international importance.

In the same way, the Concessionaire will allow, during the Fair, the exclusive use by the Aerocivil of the areas mentioned and it will collaborate in the rearrangement of commercial, private and military flight schedules that are required, since the Aerocivil will temporarily close the Airport to carry out the shows and exhibitions of the Fair. The Concessionaire will allow, without any limitation, the use of all the areas of the Airport and will collaborate in everything necessary for the Fair.

The dates, duration and requirements of the Fair will be autonomously determined by the Aerocivil, who will notify the Concessionaire at least sixty (60) calendar days beforehand. The Concessionaire will not charge the Aerocivil, the Colombian Air Force, the operator contracted by the Aerocivil, the participants of the fair or the third parties, any amount for providing these services. Once the fair has ended, the organizers or whomever they authorize, may access the airport areas as long as it is for purposes exclusively related to the Fair. In the same way, the Concessionaire will abstain from charging any amount due to the entry of people, aircrafts, vehicles, supplies and in general any activity that is directly related to the Fair, nor will they charge fees due to the Services Associated with Regulated Revenues of those who participate in the Fair.

CHAPTER XI- ESTABLISHMENT AND OPERATION OF THE ESCROW

CLAUSE 67.- GENERAL PROVISIONS:

In order to manage the Concession’s resources and payment of obligations in charge of the Concessionaire, the latter undertakes to create an Escrow and transfer to it (i) the entirety of the Gross Revenue received as consideration under this Agreement, and (ii) all the debt and equity resources that it obtains for the performance of the Concession in the terms and amounts as determined, taking into consideration that they must be sufficient for the appropriate performance of the Concession.

The creation of the Escrow shall be carried out by means of executing an irrevocable administrative and payments commercial trust agreement whose term will be the maximum authorized by Colombian commercial law.

CLAUSE 68.- ADMINISTRATION OF RESOURCES:

By means of this Agreement, the Concessionaire irrevocably authorizes the Escrow Agent during the term thereof to manage all the resources associated with the Concession and to, on its behalf, periodically make payments that, in accordance with this Concession Agreement, are owed to the Grantors and the Auditor.

The Escrow Agent will maintain, in accordance with current accounting standards, a record of each and every one of the payments and transfers made to third parties or to the Concessionaire with charge to any of the Accounts, as well as transfers of resources that are made between the Escrow Accounts. The foregoing without prejudice to the understanding that the assignment of the Regulated Revenue and the Non-Regulated Revenue that is made under this Agreement is made by the Grantors to the Concessionaire and not the Escrow and that the debt and equity resources obtained by the Concessionaire shall be adequately registered as such in its own accounting and not in that of the Escrow, since it is constituted solely for purposes of the administration of resources.

CLAUSE 69.-ESCROW ACCOUNTS:

Without prejudice to other accounts or sub-accounts that, by agreement between the Concessionaire and the Escrow Agent, may be in the Escrow, it will initially consist of the following Accounts: (1) Main Account, (2) Auditor Account and (3) Surplus Account of the Grantor. The Main Account, in turn, should be divided into four (4) Subaccounts, namely: (1) the Subaccount of the Regulated Revenue, (2) the Subaccount of the Non-Regulated Revenue and (3) the Subaccount of Revenues Produced from the Exploitation of Voluntary Supplementary Works and (4) the Sub-account of Other Revenue of the Concessionaire. The resources of these accounts will be handled in the terms set forth in the following sections, which must be included in the Escrow Agreement.

69.1 MAIN ACCOUNT: it is the account of the Escrow in which the total of the Gross Revenue of the Concessionaire will be received and from which all the other accounts of the Escrow will be fed. Consequently, the Regulated Revenue and the Non-Regulated Revenue will be received directly in the Main Account of the Escrow. The Main Account will have four (4) Sub-accounts, as such:

(i)                         The Subaccount of the Regulated Revenue in which all Regulated Revenue received by the Concessionaire must be deposited.

(ii)                      The Subaccount of the Non-Regulated Revenue in which all Non-Regulated Revenue received by the Concessionaire shall be deposited, except revenue corresponding to Revenues Produced from the Exploitation of Voluntary Supplementary Works that will be deposited in the Subaccount of Revenues Produced from the Exploitation of Voluntary Supplementary Works.

(iii)                   In the Subaccount of Revenues Produced from the Exploitation of Voluntary Supplementary Works such income shall be deposited.

(iv)                    In the Sub-account of Other Income of the Concessionaire, all other income received by the Concessionaire must be deposited, such as the capital or debt resources received for the performance of the Concession.

Debt resources that are raised by the Concessionaire and the equity contributions received by the Concessionaire for the performance of the Concession will also be deposited in the Main Account.

The resources that are necessary for payment of all costs and expenses associated or required for the performance and execution of the Concession will come from the Main Account, except for the payment to the Auditor that will be charged to the Auditor Account. As soon as the other accounts of the Escrow different from the Main Account, are fed, its balance will be directly transferred to the Account that the Concessionaire states.

69.2                        AUDITOR ACCOUNT:

In this Account, the resources required for the payment of the Auditor’s fees will be deposited, under the terms and amounts provided for in Clause 103. The first disbursement of resources provided for in Section 103.2 of Clause 103 of this Agreement must be made directly by the Concessionaire, while the remaining disbursements will be transferred from the Main Account. It will be the obligation of the Escrow Agent to transfer the necessary resources from the Main Account to feed the Auditor Account and make the corresponding payments to the Auditor.

This Account must be handled fully independently from the other Accounts of the Escrow and the amounts deposited in it will be used exclusively for the purposes described in the previous paragraph, notwithstanding that its surpluses are used as foreseen in this Agreement.

69.3                        SURPLUS ACCOUNT OF THE GRANTORS:

This Account must include all the resources that, under the Agreement, correspond to the Grantors.

The Surplus Account of the Grantors must be managed fully independently of the other resources of the Escrow. The yields produced by the amounts deposited in the Surplus Account of the Grantors will also be deposited in it, without any amount being deducted by the Escrow Agent for any other concept.

The Grantors will be the beneficiaries of the resources deposited in the Surplus Account of the Grantors at a ratio of seventy-one point seventy-three percent (71.73%) for the Aerocivil and twenty-eight point twenty-seven percent (28.27%) for the AOH. Each of the Grantors shall have the freedom to dispose of the resources deposited in the Surplus Account of the Grantor, in the proportion that corresponds to them. The orders to the Escrow Agent that are produced in application of the provisions of this paragraph, must be in writing and be made at least five (5) Days in advance of the date in which the effective transfers must be made by the Escrow Agent. The Grantors will send a written copy of these orders to the Concessionaire.

The resources deposited in the Surplus Account of the Grantors will also be used to pay the compensations to the Concessionaire that this Agreement provides for. However, this contingent and eventual allocation of resources from the Surplus Account of the Grantors will not prevent that, until one of the events provided for under this Agreement occurs, the Grantors may, in the terms of the previous paragraph, dispose of the resources in she deposited.

CLAUSE 70.- FUNDING OF ESCROW ACCOUNTS:

The Main Account will be funded receiving directly from each user of the Services Associated with Regulated Revenues and Services Not Associated with Regulated Revenues, all of the Concessionaire’s Gross Revenue to which he is entitled as consideration for the execution of the Concession. The other accounts of the Escrow will be funded as stated in the previous Clauses within the first five (5) Days of the month following that in which the Gross Revenue of the Concessionaire is received.

CLAUSE 71. · APPROVAL OF THE GRAFT OF THE ESCROW AGREEMENT AND ESTABLISHMENT OF THE ESCROW:

Within ten (10) Days following the date of the execution the Minutes of Commencement of Performance, the Concessionaire shall present to the Grantors a copy of the draft of the commercial escrow agreement. The Grantors will proceed to review that said draft includes the minimum provisions set forth in this Agreement and that its general text does not contradict them and is in accordance with the provisions of the Agreement and the spirit of the Concession. As long as the mandatory provisions provided herein for the escrow agreement are not contradicted, the Concessionaire is free to agree on any provisions with the Escrow Agent and is even free to allow and implement the participation of the Funders, without prejudice to the rights of the Grantors in said Escrow.

Once the escrow agreement draft has been received, the Grantors must approve the execution of the agreement to the Concessionaire or issue their observations to the draft, as the case may be, within five (5) Days following its receipt. In the event that the Grantors do not make observations within the aforementioned period, it will be understood that the Concessionaire may enter into the escrow agreement in the terms of the draft sent.

If the Grantors make observations to the draft of the escrow agreement sent by the Concessionaire, the latter will have a term of five (5) Days to make the corrections or modifications as requested. Once the escrow agreement draft has been sent, including the corrections and modifications requested by the Grantors, they will have a term of three (3) Days to issue their authorization for its execution or to reject the presented draft. Once the escrow agreement draft has been approved, or after the aforementioned deadline has expired without declaration by Aerocivil, the Concessionaire may proceed to execute the escrow agreement according to the last text sent for approval.

As soon as the Trust Agreement is signed, and in any case before the delivery of the Airports, the Concessionaire must prove to the Grantors that it has made the first contribution to the Auditor Account and that the value thereof corresponds to the amount provided for in section 103.2 of Clause 103 of this Agreement.

If the Concessionaire does not execute the Escrow Agreement or does not make the first contribution to the Auditor Account before the date set for the start of the delivery of the Airports, it will be considered as a breach that prevents the delivery of the Airports that materially affects the performance of the Concession.

CLAUSE 72.- MANDATORY REQUIREMENTS OF THE ESCROW AGREEMENT:

The commercial escrow agreement that the Concessionaire must enter into, shall contain the following provisions and, in their absence, it will be understood as if they are included into it.

(i)                         The Concession Agreement will be fully incorporated into the escrow agreement and corresponds to one of its schedules.

(ii)                      The obligations of the Escrow Agent provided in this Agreement will be understood as obligations of the Escrow Agent under the escrow agreement.

(iii)                   The Escrow Agent will be liable to the Grantors for damages caused by the breach of the obligations by the Escrow Agent under this Agreement.

(iv)                  The trustor is the Concessionaire exclusively.

(v)                     The Grantors are the beneficiaries of the Escrow for the purposes indicated in this Concession Agreement, by virtue of which they will enjoy all the rights conferred by this Concession Agreement and the law.

(vi)                  The Escrow will have a Steering and Coordination Committee which will be in charge of the direction and coordination of the activities of the Escrow. The role of this committee to adopt the coordination measures required for the correct performance of the agreement and will also be the guidance and control body for the management of the management by the Escrow Agent and it will decide in the cases that are so required. The purpose of this committee is to provide for the operation mechanisms of the agreement to be established by mutual agreement.

(vii)               The Steering and Coordination Committee will be made up by an official of the Escrow Agent, a representative of the Aerocivil, a representative of the AOH and a representative of the Concessionaire. Their meetings will be held following the regulation that the same committee issues for its operation. The Committee must be constituted and issue its regulations within fifteen (15) Days following the creation of the Escrow. Each member of the committee, other than the officer of the Escrow Agent, will be entitled to one vote and decisions will be made by simple majority. The official of the Escrow Agent will have a voice but not vote.

(viii)            The Escrow Agent fees will be freely agreed between the Concessionaire and the Escrow Agent, but in any case the fee must be deducted from the amounts that are in the Main Account and in no case the fee will affect the income of the Grantors or be charged from the resources deposited in the Surplus Account of the Grantors or in the Auditor Account including, in all cases, their yields.

(ix)                  That the Grantors shall have the capacity to order the Escrow Agent to transfer resources between the Surplus Account of the Grantors, the Auditor Account and the Main Account exclusively for the purposes and conditions set forth in this Agreement.

(x)                     The Grantors shall have the capacity to request any report from the Escrow Agent that is related to the purposes of the Concession.

(xi)                  The Grantors shall have the right to order the Escrow Agent to transfer funds between the Main Account and the Surplus Account of the Grantors when a fine imposed in the terms of this Agreement becomes in force.

(xii)               The escrow agreement cannot be revoked unilaterally by the Concessionaire or the Escrow Agent. Neither it may be modified or terminated, without the prior, express and written authorization of the Grantors, authorization that will be given in any case when the modification does not imply a breach of the provisions agreed in this Concession Agreement.

(xiii)            The term of the escrow agreement will be for the maximum allowed by law. Mechanisms must be agreed so that upon termination, the assets of the Escrow or its administration do not revert to the Concessionaire but to a new escrow created through a new escrow agreement and with a different or the same Escrow Agent. The new escrow agreement must be in force until the end of this Agreement and must, except for its term or the applicable law amendments, correspond to the same contractual text as the original Agreement.

(xiv)           Once the settlement is in force and the Minutes of Termination have been signed, the early termination of the Concession Agreement will result in the early termination of the escrow agreement.

(xv)              All resources that enter into the Escrow Agent will have the following priority of payments (1) the Consideration and other payments to which the Grantors are entitled, (2) the payments to which the Auditor is entitled, (3) the payments to which the Concessionaire is entitled. Any guarantee granted by the Concessionaire on the income of the Escrow must consider the previous priority.

The provisions of the escrow agreement that contradict the provisions of the Concession Agreement shall be considered as unwritten and the Grantors may, at any time during the execution of the agreement, request the modification thereof to adjust it to the provisions of this Agreement. In any case, the application of the provisions of the Concession Agreement, in a preferential manner to any provision of the escrow agreement, is not conditional upon the modification being requested by the Grantors or upon the actual modification being made. The escrow agreement will establish the obligation of the Escrow Agent to accept the provision contained in this clause.

The termination of the escrow agreement by the expiration of the maximum legal term for its validity without simultaneously concluding a new agreement in the same terms as the original agreement will be considered a serious breach of the Concession Agreement that will give rise to its revocation.

CLAUSE 73.- AUDITOR:

The Grantors, directly or through the Auditor, will carry out a permanent audit on the Escrow and its funds, for which it must be agreed, in the Escrow agreement, that the Escrow Agent will provide collaboration to fulfill this work.

CLAUSE 74.- REPORTS:

The Escrow Agent shall prepare and submit to the Grantors and the Auditor the following periodic reports:

74.1                        GROSS REVENUE:

Within the first five (5) Days of each calendar month, the Escrow Agent must submit a report on the Gross Revenue of the Concessionaire corresponding to the Gross Revenue accrued and the Gross Revenue received during the bimonthly period prior to the report, detailing Regulated Revenue and Non-Regulated Revenue.

74.2                        REGULATED REVENUE GENERATED:

Every two years and, on a monthly basis as from the eighth year of the Concession, the Escrow Agent shall prepare a report on the amount of the Regulated Revenue Generated, calculated as provided in this Agreement, and shall compare them with the Regulated Revenue Expected adjusted as indicated in this Agreement if there is room for such adjustment.

74.3                        ESCROW STATUS:

Within the first five (5) days of each calendar bimester, the Escrow Agent must submit a report on the operation of the Escrow. In any case, the accounting information of the Escrow must be kept up to date and available so that the Auditor or the Grantors can access it at any time, during the term of the agreement. The reports of the Escrow Agent must be presented in such a way as to verify, in a simple and clear manner, all relevant aspects for the performance of this Agreement

74.4                        REPORTS RELATED TO THE SETTLEMENT:

Within the month following the date of expiration of the term of performance of the Agreement, the Escrow Agent must prepare a detailed report on the status of each of the Accounts of the Escrow, a report that will be used by the parties for the settlement of the Agreement. Only when this final report has been approved by the Grantors, can the Escrow be liquidated.

CLAUSE 75.- INVESTMENT CRITERIA FOR ESCROW RESOURCES:

In regards to the investments made with the resources of the Escrow, the Escrow Agent must follow the criteria established in Decree 1O13 of 1995 related to the investment of public resources, or the regulation that replaces, modifies or adds it.

CLAUSE 76.- REPLACEMENT OF THE ESCROW AGENT:

The Concessionaire may, during the performance of this Agreement, change the Escrow Agent in charge of managing the Escrow, as long as the new Escrow Agent adopts in its entirety the agreement originally executed and has at least the same characteristics of equity solvency of the previous Escrow Agent. In any case, any change of the Escrow Agent must be approved in advance by the Grantors.

The Grantors may require the Concessionaire, and the latter must follow the corresponding instruction, the replacement of the Escrow Agent when the latter is not fully complying with its obligations.

CHAPTER XI- INSURANCE AND GUARANTEES

CLAUSE 77.- SOLE PERFORMANCE BOND:

The Concessionaire shall constitute a Sole Performance Bond that may consist of an insurance policy or a bank guarantee that covers the obligations under its charge derived from this Agreement, which must be issued by an Acceptable Insurance Company or an Acceptable Bank. The  Sole Performance Bond must include the Grantors as insured and the Concessionaire as secured. The  Sole Performance Bond must be presented to the Grantors and the Auditor for approval, within thirty (30) calendar days following the date of signing the Contract.

CLAUSE 78.- COVERAGE AND INSURED AMOUNT OF THE SOLE PERFORMANCE BOND:

The Sole Performance Bond must contain each and every one of the following coverage:

78.1                        COVERAGE FOR PERFORMANCE OF THE AGREEMENT:

The coverage will be constituted in favor of the Grantors, in order to guarantee the general fulfillment of all the obligations of the Concessionaire under the Agreement, either by reason of its execution, performance or liquidation or due to the payment of fines, penalty clause and other sanctions imposed on the Concessionaire, for an insured value of twenty-seven thousand million Pesos ($ 27,000,000,000). From the beginning of the Maintenance Stage, the insured value may be reduced to the sum of three thousand three hundred million Pesos ($ 3,300,000,000). Since these sums are given in constant pesos of January 2007, they must be adjusted annually with the following formula:

Where,

ACCA1                                  =              Compliance coverage value measured in current pesos

ACCA0                                  =              Compliance coverage value included in this clause

IPC0                                                  =             IPC on the month of January, 2007

IPC1                                                  =             IPC on period t

n                                                                     =             Is the difference between the date on which IPC on period t is considered and the date corresponding to IPC of period 0, all divided by 12 (twelve)

This coverage must remain in force throughout the term of the Agreement and its settlement and six (6) additional months.

78.2                        COVERAGE FOR THE PAYMENT OF SALARIES, SOCIAL BENEFITS AND EMPLOYMENT COMPENSATION:

The  Sole Performance Bond will cover the risk of default of any of the obligations related to the payment of salaries, social benefits and labor indemnities of Concessionaire’s workers, or that of its agents, contractors or subcontractors that intervene in the development and execution of the Concession Agreement, for an insured value of thirteen thousand five hundred million Pesos ($ 13,500,000,000). Since this sum is given in constant Pesos of January 2007, it should be adjusted annually with the following formula.

GUCA1                                  =              Salaries and social benefits coverage value measured in current pesos

GUCA0                                  =              Salaries and social benefits coverage value included in this clause

IPC0                                                  =             IPC on the month of January, 2007

IPC1                                                  =             IPC on period t

n                                                                     =             Is the difference between the date on which IPC on period t is considered and the date corresponding to IPC of period 0, all divided by 12 (twelve)

This coverage will be valid for the term of the Concession Agreement and three (3) additional years.

78.3                        COVERAGE FOR STABILITY AND QUALITY OF THE WORKS, EQUIPMENT, GOODS AND SERVICES:

As a requisite to begin the execution of the Minutes of Completion of Performance, the Concessionaire must constitute in favor of the Grantors a guarantee of stability and quality of the works, equipment, assets and services considered as the purpose of this Agreement. The value of this coverage will be thirteen thousand five hundred million pesos ($ 13,500,000,000). Since this sum is given in constant Pesos of January 2007, it should be adjusted annually with the following formula.

GUCA1                                  =              Stability and quality of the Works, equipment, assets, and services coverage value measured in current pesos

GUCA0                                  =              Stability and quality of the Works, equipment, assets, and services coverage value included in this clause

IPC0                                                  =             IPC on the month of January, 2007

IPC1                                                  =             IPC on period t

n                                                                     =             Is the difference between the date on which IPC on period t is considered and the date corresponding to IPC of period 0, all divided by 12 (twelve)

This coverage must be valid for five (5) years counted from the signature of the Minutes of Completion of Performance.

The purpose of this coverage is the coverage of the responsibility of the Concessionaire for the damages that the Airports present during the validity of this coverage. The coverage of stability and quality of the works will not necessarily be included in the Sole Performance Bonds from its presentation. If not initially included, the  Sole Performance Bond must be extended by the Concessionaire to include the stability and quality of works protection, no less than thirty (30) Days prior to the date on which the coverage must begin pursuant to the provisions of this section. Said extension must be approved by the Grantors.

If the Concessionaire does not constitute this coverage in the terms set forth in this section, it will be understood that it has breached the Agreement. Such non-performance shall be understood to be covered by the coverage referred to in Section 78.1 of this Clause.

CLAUSE 79.- AIRPORTS CIVIL LIABILITY POLICY

The Concessionaire shall hold the Grantors harmless from actions or claims arising from accidents that cause damage to property or the life or personal integrity of third parties or the Grantors, including those of any of its employees, agents or subcontractors.

For the foregoing, it must establish an Airports Civil Liability Policy issued by an Acceptable Insurance Company of at least one combined global limit of three hundred and fifty million Dollars (US $ 350,000,000) per event, including liability that arises from war events and allied risks in accordance with the aviation clause AVN 52 for the same aggregate limit.

This policy shall cover civil liability for accidents that cause bodily injury and/or damage to property, arising from the maintenance, use or provision of airport services and facilities, including civil works.

This policy must remain in force for annual periods and throughout the term of the Concession.

CLAUSE 80.- ALTERNATIVES FOR THE TERM OF THE GUARANTEES:

Without prejudice of the obligation of the Concessionaire to keep the  Sole Performance Bond in force during the term of the Agreement complying with all of the conditions, coverages referred to in the previous terms of this Agreement, the Concessionaire may provide policies or bank performance bonds and civil liability with a shorter term than the total term of the Agreement, provided that through its successive periods the entire Agreement is covered. To access this prerogative, the following conditions must be observed, in accordance with the provisions of Decree 280 of 2002:

(i)                                   The Concessionaire must proof to the Concessionaires, by means of a certification issued by the Financial Superintendency, that there are no sole performance bonds in the market that cover the Concession Agreements, under the conditions established in Decree 679 of 1994.

(ii)                                When the presented policies have a term shorter than the duration of the Agreement, the Concessionaire must provide for the following conditions for the constitution of the coverage:

(iii)                             The performance coverage will have a term of six (6) years for the Preliminary and Adjustment and Modernization Stages and in case the duration of the Adjustment and Modernization Stage is extended, the Concessionaire will be forced to extend said term, within thirty (30) days before expiration. The extension of the coverage will be a contractual obligation covered and in force for annual periods and throughout the term of the Agreement, including its reversion. The extension of the coverage will be a contractual obligation covered by this same protection. For the Maintenance Stage, this protection must be in force for annual periods and throughout the term of the Agreement, including its reversion. The extension of the coverage will be a contractual obligation covered by this same protection.

(iv)                            The coverage for the payment of salaries, social benefits and labor indemnifications will have, for the Previous and Adjustment and Modernization Stages, a term of six (6) years and in case the duration of the Adjustment and Modernization is extended the Concessionaire will be forced to extend said term within thirty (30) days before its expiration. The extension of the coverage will be a contractual obligation covered by this same protection. For the Maintenance Stage, this protection will be valid for periods of two (2) years and three (3) years, and throughout the term of the Agreement, including its reversion. The extension of the coverage will be a contractual obligation covered by this same protection.

(v)                             When the policies presented have a term shorter than the duration of the Agreement, the respective renewals must be submitted to the consideration and approval of the Grantors with a term of notice prior to three (3) months of the expiration date of their validity.

(iv)                            If, with the advance notice mentioned in the previous numeral, the Concessionaire does not constitute the coverage in the aforementioned conditions due to a supervening impossibility of obtaining them, certified by a certificate issued by the Financial Superintendency, stating that the Colombian market does not offer guarantees under the conditions provided in decree 679 of 1994, this will result in termination of the Agreement, including said situation to the causes provided for under Clause 98 of this Agreement, giving consideration that under this event the penalty clause will not be enforceable, nor the guarantee of performance, in accordance with the provisions of Decree 280 of 2002. The settlement of the Agreement will proceed in accordance with the provisions of this Agreement.

(v)                                Said guarantees will comply with all the conditions and requirements that are required in this Agreement for such documents and will begin their validity on the following current day to that in which the validity of the policies that are renewed, extended, or replaced expire, without solution of continuity.

(vi)                             If the Concessionaire sends the new policies to the Concessionaire and to the Auditor with the required advanced notice, the Grantors and the Auditor will evaluate them and give their approval within thirty (30) calendar days following the date on which they had been delivered. If after said term the Grantors do not issue an opinion on the conditions of the policies, the Concessionaire must request the express and written approval to the Grantors.

(vii)                          If during their examination the Grantors or the Auditor find that the policies must be added, modified or corrected, it will notify the Concessionaire, within the term provided in the previous numeral for the approval of the policies, granting a term no longer than fifteen (15) calendar days, counted from the reception of the request made by the Grantors or the Auditor, so that the corrected policies can be presented according to the requests made.

(viii)                      If, within the term for the modification, addition or correction of the policies, these are not corrected, the Agreement will be terminated and its settlement will proceed according to the provisions of this Agreement.

CLAUSE 81.- DAMAGE INSURANCE:

The Concessionaire must constitute an insurance policy that covers damages and/or losses on the group of real estate and personal property that make up the Airports.

CLAUSE 82.- INSURANCE RISKS:

The Concessionaire will bear the burden, at its cost and risk, to insure the damage caused by force majeure or fortuitous event that may be caused on the works, assets and equipment of the Airports, for which it will execute the required insurance agreements. The Concessionaire will insure said works, assets or equipment against all risks. However, the risks assumed by the Grantors in accordance with this Clause may be excluded from the corresponding insurances, at the option of the Concessionaire.

82.1                        RESPONSIBILITY FOR INSURANCE INEXISTENCE:

In the event that the Concessionaire does not comply with the obligation referred to in the preceding paragraph, it will assume at its own expense all the costs and expenses necessary to repair, reconstruct or replace the affected works, assets or equipment due to risks that it should have insured, except in the cases dealing with the risks referred to in the following section which will be treated as foreseen in said section.

82.2                        RISKS ASSUMED BY THE GRANTORS:

The Grantors shall reimburse, as provided for in the following section, the expenses that demand the repairs, reconstructions or replacements of the works, assets or equipment, included within the object of this Agreement, not including loss of profits, affected by acts of force majeure or a fortuitous event, which can be considered for in the exhaustive enumeration indicated below and provided that: (i) they are assets, works or equipment that at the time of occurrence of such events are directly affected by the Concession and (ii) there is no insurance taken by the Concessionaire that covers the assets affected by acts of force majeure or fortuitous event that are listed exhaustively in this numeral. The Grantors will exclusively bear the following risks:

•                  Declared or undeclared foreign war.

•                  Terrorist Acts.

•                  Civil war.

•                  Coup.

•                  National or regional strikes, in which the Concessionaire does not directly participate or are promoted by the latter or its employees of direction, management and trust.

•                  Archaeological findings and discoveries of treasures, mines or other deposits.

The Grantors will not assume any responsibility for the events listed in this section when the Concessionaire, its contractors or its employees of direction, management and trust have incurred in fault or responsibility that leads to the occurrence or aggravation of said events.

Likewise, the Grantors will not be responsible for the events indicated in numeral (ii) above, provided that such events originated, were facilitated, permitted, or could not have been avoided as a result of the breach of the obligations of the Concessionaire in matters of Airport Safety.

82.3                        NECESSARY REPARATIONS FOR REASONS OF FORCE MAJEURE OR FORTUITOUS CASE:

In case of force majeure or fortuitous event, the expenses demanded by the repairs, reconstructions or replacements of the works subject to this Agreement shall be borne by the Concessionaire.

However, the Grantors will reimburse the Concessionaire for any costs incurred in such repairs, reconstructions or replacements, without consideration to loss of profit, only in the case of damages caused by risks borne by the Grantor, under the terms of this Clause and when the Concessionaire has given notice to the Grantor and the Auditor about the occurrence of such events within five (5) Days following its occurrence.

The evaluation of the facts, causes that motivated them and the diligence with which the Concessionaire acted before them, shall be provided for within thirty (30) calendar days following the date on which said causes cease, in minutes signed by the Auditor and the Concessionaire, which will be submitted to the approval of the Grantors.

If reimbursement by the Grantors is appropriate, the value of said costs will be agreed by the parties. Once the value of such repairs and/or reconstructions has been determined, the Grantors shall pay the Concessionaire the corresponding value. The Grantors may opt, in their sole discretion, to carry out the reimbursement from the resources available to the Surplus Account of the Grantor, their own budget resources, or may decide that the reimbursement will be made by reducing the future values that the Concessionaire must pay as Consideration.

82.4                        INSURANCE TAKEN BY THE GRANTORS:

In the event that insurance policies exist in the market that cover the costs (excluding loss of income) of repairs, reconstructions or replacements of the works, assets or equipment subject to this Agreement and are affected by acts of force majeure or fortuitous event that may be included within the exhaustive enumeration of section 82.2 of this same Clause, the Grantors may take, at their election, said policies. In this case, the reimbursement obligations of the Grantor to the Concessionaire provided for in the previous Section may be covered, totally or partially, through the coverage granted by the policies taken by the Grantors.

CHAPTER XII- SANCTIONS REGIME

CLAUSE 83.- FINES:

If the Concessionaire does not comply with any of the specifications, requirements, obligations and responsibilities that have been imposed on him and that it has agreed to assume under this Agreement, the Concessionaire will be responsible for the corresponding fine from the date on which each obligation becomes enforceable.

Notwithstanding the foregoing, in the event that the Concessionaire fails to comply with any of the provisions contained in the applicable aeronautics and airports regulations, the Aerocivil may impose the corresponding sanctions, in its capacity as competent authority and in exercise of the powers that the law grants it.

Fines will be incurred as of the scheduled date for the performance of the obligation and until the respective breach ceases.

When it is a breach or infraction of an obligation of immediate execution which cannot be corrected, as many fines may be imposed as breaches of immediate execution committed by the Concessionaire, and will quantified in each case.

Daily fines will be imposed equivalent to a number of Minimum Legal Monthly Salaries -SMMLV- for each Calendar Day after the date set for the performance of the obligations of the Concessionaire, unless expressly stated otherwise. If said performance is not executed within the terms indicated in the following table, the Grantors may initiate the legal actions that correspond to obtain a declaration of default or proceed to declare the Revocation of the Agreement.

83.1                        TABLE OF INFRACTIONS THAT GIVE PLACE TO THE IMPOSITION OF FINES:

The following table shows the infractions that will allow the imposition of fines, their description and the value of the fine to be imposed.

Infraction	Fine value in SMMLV
Not constitution of the Escrow	Twenty (20) for each day of delay
For not complying with the Financial Closing	Twenty (20) for each day of delay
Not making contributions to the Auditor Account on the Escrow	Twenty (20) for each day of delay
Not depositing the Consideration in the Surplus Account of the Grantor and the other corresponding payments in accordance with this Agreement	Thirty (30) for each day of delay
Not to deliver the studies and detailed designs for the execution of works of the Adjustment and Modernization Plan or to deliver them incomplete or non-adjusted to the minimum requirements	Ten (10) for each day of delay

established in this Agreement.
Due to defects in the works of the Adjustment and Modernization Plan, not corrected within the terms determined by the Auditor.	Ten (10) for each day of delay
Due to defects in the Voluntary Supplementary Works, not corrected within the terms determiner by the Auditor.	Ten (10) for each day of delay

Not having the equipment, personnel, materials and other necessary supplies for the initiation of the works or for the adequate performance of the Adjustment and Modernization Plan or, in general, for the adequate performance of the Agreement.

Ten (10) for each day of delay
For not complying with the schedule of activities of the Adjustment and Modernization Plan.	Ten (10)

For the collection of fares higher than the ones set in Resolution 04530 of September 21, 2007 of the Aerocivil or for the collection of an Airport Fare different from the one set in the same Resolution 04530 of September 21, 2007 of the Aerocivil.

In the case of charges higher than those established, the fine corresponds to the difference between the fare charged to each user and the fare contained in Resolution 04530 of September 21, 2007 of the Aerocivil, multiplied by the number of users the unauthorized charge was applied to, and increased by twenty percent (20%), according to the following formula:

For charges above the established ones, the fine is the result of the established formula.

M = (Tc – Ta) x (Qx , 1 2)

Where,

M                                            Value of the Fine

Tc                                          Fare or Tariff effectively charged by the Concessionaire

Ta                                         Maximum Fare or Tariff set in Resolution 04530 of September 21, 2007 of the Aerocivil.

Q                                               Quantity of users who were charged the fare or tariff on the corresponding calendar day for the application of the fine.

The resulting value of this formula will be applied each time an excess charge is identified.

For Airport Fares charges lower than those established, the fine will be the lowest value charged, times the number of passengers who were charged the lower value.
For not complying with the conditions required for the implementation of any of the computer or mechanical systems set out in the technical specifications of the Agreement.	Twenty (20) for each day of delay

For using software without a license in any of the equipment used by the Concessionaire for the performance of this Agreement. The fines will be imposed from the moment the software has been installed, until its licensing is produced.

Ten (10) for each time it is used
For not fulfilling any of the technical specifications of operation or with any of the operating obligations of the Airports.	Two Hundred (200) for each infraction

Failing to comply with the obligations that correspond to it in terms of Airport Safety, in accordance with the provisions of this Agreement, Appendix F. and applicable Airport Safety regulations (among them, the National Airport Safety Program and Annex 17 of the Convention on International Civil Aviation)

One hundred (100)
For not complying with the technical maintenance specifications or with any of the maintenance obligations of this agreement.	Ten (10) for each infraction
For not maintaining valid, renewing, extending, correcting or adding the Guarantees, in the terms and for the amounts established in this Agreement.	One thousand (1000)
For not fulfilling the environmental obligations that according to this Agreement are enforceable.	One hundred (100)
For not fulfilling the obligations related to the hiring of its personnel, in accordance with the provisions of this Agreement.	Twenty (20) for each infraction
For allowing the subletting of airport assets ignoring contractual and legal provisions.	Ten (10) for each infraction

For not delivering to the Auditor the information related to the subject matter of this Agreement, or delivering it incomplete, outside deadlines and on the terms of each request made and refusing to correct said breach.

Ten (10) for each infraction
For not meeting any of the requirements, parameters, obligations and responsibilities provided in this Agreement, other than those specifically regulated in the previous clauses.	One hundred (100) for each infraction
For not fulfilling the obligation of restitution and reversion of the assets, under the conditions contemplated in this Agreement.	Twenty (20) for each day of delay

The foregoing situations may also give rise to the declaration of revocation of the Agreement by the Grantors when the breach of the Concessionaire is of such seriousness as to occur in accordance with Clause 96. In any case, if more than sixty (60) Days pass during which fines are imposed, without the Concessionaire having complied with the respective obligation, the Grantors may declare the revocation of the Agreement.

83.2                                             FULFILLMENT OF THE MAIN OBLIGATION:

The payment or deduction of the fines provided for in this clause shall not exempt the Concessionaire from the obligation whose delay has caused the imposition of the respective fine, or from the other responsibilities and obligations arising from this Agreement.

83.3                                             PROCEDURE FOR THE IMPOSITION OF FINES - GUARANTEE TO THE RIGHT OF DEFENSE OF THE CONCESSIONAIRE:

Once the Grantors verify that a breach has occurred that may lead to the imposition of a fine in accordance with the provisions of this Clause, they shall inform the Concessionaire in writing about the origin thereof, its value and the reasons for the imposition.

If there is no written objection on the part of the Concessionaire regarding the origin of the fine, or regarding its valuation or quantification, addressed to both the Auditor and the Grantors within five (5) Days following the day on which it was informed as provided in the previous paragraph, the Grantors will proceed to decree the imposition of the fine and, in the case that is not paid voluntarily by the Concessionaire, to deduct it from the resources deposited in the Main Account of the Escrow or collect it against the  Sole Performance Bond or to initiate the respective executive collection.

If there is an objection by the Concessionaire in the terms set out in the previous paragraph, the Grantors must request a written concept from the Auditor that studies the objections of the Concessionaire and the reasons that the Grantors would have, considering the objections presented, to persevere in the imposition of the fine or to desist from its imposition. The Auditor has a term of five (5) Days to issue his opinion.

Having considered the Concessionaire’s objections and the Auditor’s opinion on them, the Grantors may declare the occurrence of breach and the imposition of the fine by issuing a written communication to the Concessionaire indicating that they have desisted from imposing the fine and the reasons supporting such procedure.

The causation and payment of fines will in no case affect the accounting of the Gross Revenue and the Regulated Revenue Generated of the Concessionaire and, therefore, will not be deducted for the purposes of making the corresponding calculations.

83.4                                             LIMIT FOR THE IMPOSITION OF FINES:

The total value of the fines imposed by the Grantors to the Concessionaire may not exceed five percent (5%) of the Concessionaire’s Gross Revenue in an annual period.

83.5                                           PAYMENT OF FINES:

The fines will be paid by the Concessionaire through a transfer between the Main Account and the Surplus Account of the Grantor, which will be ordered to the Escrow Agent by the Grantor or by the Concessionaire, as the case may be.

CLAUSE 84.- PENALTY CLAUSE:

In case of declaration of revocation or the declaration of default of the Agreement by the Concessionaire, a penalty may be applied as a Penalty Clause, for an amount equivalent to twenty million Dollars settled at the TRM in effect in the date of payment, without prejudice to the fines in charge of the Concessionaire.

The Penalty Clause must be covered by an insurance policy in the conditions set out under this Agreement.

The penalty referred to in the preceding paragraph will be required by the percentage values that are defined below:

(i)                                   One hundred percent (100%) of its value when the breach that results in its enforceability occurs during the Adjustment and Modernization Stage.

(ii)                                Seventy percent (70%) of its value, when the breach that results in its enforceability occurs within the first eight (8) years of the Maintenance Stage.

(iii)                             Fifty percent (50%) of its value, when the breach that results in its enforceability occurs during the Maintenance Stage, but after eight years have passed since its beginning.

(iv)                            Thirty percent (30%) of its value when the breach that results in its enforceability occurs after the end of the Maintenance Stage.

The Monetary Penalty established in this Agreement, will be considered as a pure and simple penalty and, therefore, cumulative with the compensation of damages in favor of the Grantors and to be charged to the Concessionaire, under the terms of article 1600 of the Civil Code, and will be settled as indicated in the previous numerals.

CHAPTER XIII- DISPUTE RESOLUTION

CLAUSE 85.- AMIABLE COMPOSITION:

Without prejudice to the application of the exceptional clauses provided for in Law 80 of 1993, any difference related to the aspects that are determined hereinafter, will be resolved through the mechanism of amiable composition, in accordance with the procedures established in law 446 of 1998, Decree 1818 of 1998, or the rules that replace, modify or add them. The issues that the parties have decided that are decided by the amiable composition, are limited to the following:

(i)                                   Calculation of the value of the Mandatory Supplementary Works and of the Voluntary Supplementary Works for the purposes of determining the remuneration of the Concessionaire for its performance, including the determination of the prices of the Works.

(ii)                                Any dispute related to the approval of the Voluntary Supplementary Works or the Mandatory Supplementary Works.

(iii)                             Calculation of the differences in the updating of fares under Resolution 04530 of September 21, 2007 of the Aerocivil.

(iv)                            Calculation of the value of the Consideration.

(v)                               Definition of whether, in case of disputes, the studies and designs of the Mandatory Works, the Mandatory Supplementary Works and the Voluntary Supplementary Works comply with the provisions of the specifications of the Agreement and current regulation.

(vi)                            Technical disputes that arise between the Auditor and the Concessionaire that are not solved by the Grantors and that the Grantors decide to transfer to the amiable composition.

(vii)                         Technical disputes that arise between the Auditor and the Concessionaire and whose resolution by the Grantors is not satisfactory for the Concessionaire.

(viii)                      Disputes between the Concessionaire and the Grantor or the Auditor related to the inventory or the property appraisal.

(ix)                            Differences that arise between the Grantor and the Concessionaire in relation to the scope and content of the Airport Safety Plan, the Contingency Plan and the Emergency Plan of each Airport.

(x)                               Method of calculating all the contractual formulas included in the Agreement.

85.1                        DESIGNATION OF AMIABLE COMPOSITEURS:

The amiable compositeurs will be chosen within thirty (30) days following the execution of this Agreement, in accordance with the following rules:

(i)                                   The amiable composition will be composed of a panel of three (3) members.

(ii)                                Within twenty (20) Calendar Days following the date of execution of the Concession Agreement, each of the parties shall select a panel member to exercise the functions set forth in this Agreement for the entire term of the Concession Agreement. If, after this period expires, either or both parties have not selected one or both members of the amiable composition that must be selected by the parties, they will be selected by the Arbitration and Conciliation Center of the Chamber of Commerce of Bogotá, upon request by any of the parties, which must be raised, in any case, before the execution of the Minutes of Delivery of the first Airport, and as a precedent condition for its signature.

(iii)                             The third amiable compositeur will be chosen by the Arbitration and Conciliation Center of the Chamber of Commerce of Medellín, upon request made by any of the parties, which must be raised in any case before the signing of the Minutes of Delivery of the first Airport, and as a precedent condition for its signature.

(iv)                            The members of the panel may not be or have been during the two (2) years prior to their appointment, employees or contractors of the Concessionaire, the Aerocivil, the Ministry of Transportation or its decentralized entities, the Auditor, the Municipality of Medellín or its decentralized entities or of any natural person or company that has direct or indirect relationship of capital or any kind of business relationship with the Concessionaire or its shareholders. The amiable compositeurs will not be able to receive payments, gifts, compliments or gifts of any kind from the Grantors, the Concessionaire or the Auditor.

(v)                                 The amiable compositeur must have proven experience of at least ten (10) years in engineering, finance, economics or law.

The amiable compositeurs will not have the capacity to modify the clauses of the Agreement, although they will be able to interpret them if necessary, in which case the rules of interpretation of agreements, provided for in the regulations in force, will apply.

The panel may at any time seek advice from experts according to the specialty of the corresponding discussion topic. In any case, the panel may be accompanied by legal professionals who assist in the interpretation of the Agreement.

85.2                        AMIABLE COMPOSITEURS FEE:

The amiable compositeurs will receive a fee for each dispute that is submitted to their consideration corresponding to the rate that set for amiable compositeurs established by the Chamber of Commerce of Bogota which, for purposes of this Agreement, will have a minimum per controversy of fifteen million pesos ($ 15,000,000) per amiable compositeur, sum that will be indexed as of the year 2009, on January 1 of each year, with the IPC of the immediately preceding year.

The aforementioned sum, as well as the expenses demanded by the process, will be paid to the amiable compositeurs in advance by the party that provokes the dispute. If during the process the amiable compositeurs require additional expenses, these will also be assumed by the convoking party. In any case, the party that is found to be at fault must assume the aforementioned cost, if so determined by the amiable compositeurs in the decisions they make. If this is not the case, the expenses will be distributed among the Concessionaires and the Grantors in equal parts.

85.3                        REPLACEMENT OF AMIABLE COMPOSITEURS:

The two members of the panel appointed by the parties may be replaced at any time during the execution of the Agreement by the party that made the appointment, or that was required to do so, provided that they comply with the requirements set forth in Section 85.1 of this Clause. In the case of the third member of the panel, which is designated in all cases by the Arbitration and Conciliation Center of the Chamber of Commerce of Medellín, there will be no substitution by decision of the parties but only by resignation.

In case of resignation of a member of the panel, this must be replaced by the party that made its appointment or was required to so, within twenty (20) Days following the receipt of the resignation by the parties. Upon expiration of this period without having made the corresponding appointment, the new member of the panel will be appointed by the Arbitration and Conciliation Center of the Chamber of Commerce of Medellín, upon request of either party.

In case of resignation of the third member of the panel, the Arbitration and Conciliation Center of the Chamber of Commerce of Medellin must make a new designation, upon request of either party.

85.4                        PERMANENCE OF AMIABLE COMPOSITEURS:

The amiable compositeurs will remain active from the moment of their designation and until the termination date of the Agreement, a term during which its members will be obliged -and will expressly recognize this when accepting their designation- to know in detail the characteristics of the Concession Agreement and all its Appendices, as well as the applicable national and international regulations. Likewise, the members of the panel will be obliged to know in detail all the aspects of the execution of the Agreement, its modifications and any other aspect relevant to its development, in such a way that they are able to give a rapid and informed response in all cases in which it is convened. The members of the panel will not have any employment relationship with the parties. Their connection to the parties is framed and strictly limited to the functions that are provided for the figure of the amiable compositeur under Colombian law.

Notwithstanding the foregoing, the amiable compositeurs may be summoned to settle disputes between the parties that are not in the list of item ii of Section 85.1 if the parties so decide or that arise after the termination date of the Agreement.

85.5                        PROCEDURE:

The amiable composition will have its proceeding in the city of Bogotá or Medellin, at the choice of the panel, in the offices of any of the amiable compositeurs. Each party may resort to this mechanism, by prior notice to the other party and each of the amiable compositeurs.

The procedure of the amiable composition will be governed by the following rules:

(i)                                   The party requesting the intervention of the amiable compositeur shall submit their arguments and the documents supporting them within a period of ten (10) Days, counted from the date on which they notify the other party of their intention to convene the amiable composition panel. Along with the presentation of the argument, the Party must prove the payment of the fees of the amiable compositeurs as well as the payment, upon orders of the amiable compositeur appointed by the Chamber of Commerce of Medellin, of an amount for expenses equal to half of what was paid to one amiable compositeur.

(ii)                                The amiable compositeurs must notify the other party about the initiation of the procedure within five (5) Days after receipt of the arguments of the party who initiated the dispute, and must provide a copy of the documents delivered by the convening party.

(iii)                             The convened party will have a term of twenty (20) Days for the purpose of presenting their own arguments and the supporting documents.

(iv)                            The amiable compositeurs shall deliver a copy of the arguments presented by each party and the documents supporting them to the Auditor, who shall issue and deliver to the panel its written opinion on the matter submitted to the dispute. The Auditor will have a maximum term of Ten (10) Days to issue his opinion.

(v)                               The amiable compositeur shall have a maximum term of thirty (30) Days to solve the dispute in writing, which shall be counted from the day following the presentation of the Auditor’s opinion. This period may be extended at the request of the amiable composition panel, provided that the request is accepted by both parties. In case of disagreement between the amiable compositeurs, it will be resolved by majority, although no dissenting opinion or clarifications shall be made by the dissident amiable compositeurs.

(vi)                            Before deciding, and at the time determined by the amiable compositeurs, a hearing shall be scheduled for the parties and the Auditor to present their oral arguments.

(vii)                         Both the parties and the Auditor will have permanent access to the case file that contains all the documents related to the procedure.

(viii)                      The parties’ arguments must contain: (1) an explanation of the technical or financial or accounting fundamentals, as applicable, and contractual or legal grounds that support the position of the respective party, and (2) the requests made by the respective part to the amiable compositeur to solve the dispute. A written summary of the arguments will be delivered to the panel.

(ix)                            Each party shall cooperate in carrying out any investigation that the amiable compositeur makes related to the dispute in question.

CLAUSE 86.- ARBITRATION:

Without prejudice to the application of the exceptional clauses provided for in law 80 of 1993, any difference that cannot be settled amicably and that do not correspond to a matter expressly assigned to the decision of the amiable compositeurs, will be settled by arbitration in accordance with the rules that are set forth below.

(i)                                   The arbitration panel will be appointed by mutual agreement between the parties and, in the event that an agreement is not reached within fifteen (15) calendar days following the notification that one party addresses to the other, the full designation will be made by the Chamber of Commerce of Bogotá, by drawing lots among the arbitrators registered in the lists that the Center for Commercial Arbitration and Conciliation of said Chamber holds;

(ii)                                The constituted panel shall be subject to the provisions of decree 1818 of 1998 and all the provisions and regulations that complement, modify or substitute them;

(iii)                             The panel shall consist of three (3) arbitrators, who shall be Colombian citizens and practicing attorneys;

(iv)                            The internal organization of the panel shall be subject to the rules established to that purpose by the Commercial Arbitration and Conciliation Center of the Chamber of Commerce of Bogotá;

(v)                               The panel’s decision will be made in law; and

(vi)                            The panel will operate in the Commercial Arbitration and Conciliation Center of the Chamber of Commerce of Bogotá.

CLAUSE 87.- CONTINUED PERFORMANCE OF THE OBLIGATIONS:

The obligations of the parties shall be enforceable at all times during the term of the Agreement, including during the time in which disputes or differences arising between the parties are being solved.

CHAPTER XIV- REVERSION AND AIRPORT RESTITUTION

CLAUSE 88.- REVERSION AND RESTITUTION:

Once the term of performance of the Concession ends in accordance with the provisions of Clause 7, the Concessionaire will be forced to proceed with the reversion and restitution of the Airports, which includes not only the assets that were part of them at the time of delivery by the Grantors but all the Works and all the assets included to the Concession by the Concessionaire or those the Concessionaire has affected to the operation, maintenance, commercial exploitation and administration of the Airports.

The restitution and reversion process will be finished when the Grantors issue a certificate stating that they have received all the assets delivered in Concession to the Concessionaire and those included by it into the Concession, in the state and conditions provided in this Agreement, and the Minutes of Termination of the Agreement is signed.

There will also be a reversion and restitution of the assets, in the event of the early termination of the Concession Agreement, for any of the reasons provided to that purpose in this Agreement.

CLAUSE 89.- DEADLINE FOR THE REVERSION AND RESTITUTION OF THE AIRPORTS:

The procedure for the reversion and restitution of the Airports will extend from the signing of the Minutes of Completion of Performance and until the date of termination of the Agreement in which the Minutes of Termination of the Agreement is signed. The process cannot, in any case, have a duration greater than three (3) months.

CLAUSE 90.- OBLIGATIONS OF THE CONCESSIONAIRE DURING THE REVERSION AND RESTITUTION OF THE AIRPORTS:

During the procedure of reversion and restitution of the Airports, the Concessionaire must perform all the activities of administration, operation, commercial exploitation and maintenance of the airports but will not be entitled to receive any remuneration for such activity since the Regulated Revenues and the Non-Regulated Revenues revert to the Grantors from the date of signing the Minutes of Completion of Performance.

CLAUSE 91.- ACTIVITIES DURING THE REVISION AND RESTITUTION OF THE AIRPORTS:

During the procedure, the following activities must be carried out:

(i)                                   The Airports will be returned physically and materially to the Grantors in a successive manner, using the same order set for the delivery, through the preparation of an inventory stating the material existence of the assets that are returned, after which the Minutes of Restitution will be signed  for each Airport for which the respective procedure will be accounted for.

(ii)                                The Minutes of Restitution will include, for each Airport, an inventory of the assets that make up the reverted and restored Airports, an update of the technical log and the list of the agreements executed and in force for operation, commercial exploitation, administration and maintenance of the Airports, as well as the declaration of the Grantors of having received the file of all the agreements.

(iii)                             Once the Minutes of Restitution is signed, the corresponding Airport will be considered reversed.

(iv)                            The restitution will take effect from zero hours (00:00) on the day following the signing the Minutes of Restitution and the Grantors will acquire possession of whose property is transferred and will resume administration, operation, commercial operation and maintenance of the respective Airport.

(v)                               The assets that make up the Airports or that are required for its administration, operation, commercial operation or maintenance and whose tenancy or property is held by the Concessionaire in any capacity, including those affected by leasing schemes, its components, parts and spare parts, will be reverted to the Grantors.

(vi)                            Under no circumstances will additional compensation be caused to the Concessionaire due to the reversal and restitution of the Airports.

(vii)                         The Airports and the assets that comprise it, including Regulated Revenues and Non-Regulated Revenues, must be delivered to the concessionaires free of any encumbrance, liability or reservation.

(viii)                      Full ownership of assets acquired by the Concessionaire for the performance of the contractual purpose will be transferred to the Grantors without incurring in expenditures, taxes, fees, fares, duties, payments or charges that are caused due to said transfer. The assets will be returned in the same state in which they were delivered to the Concessionaire, considering in any case the wear to which they would have been subjected by time, unless they have been subject to replacement by the Concessionaire, in which case the new assets will be transferred to the Grantor.

(ix)                            In order to carry out the reversion of the assets that make up the Airports, intellectual property rights that the Concessionaire has over the computerized and/or mechanical systems put in place must be assigned to Grantor as well as databases that the Concessionaire has developed in the Airports in compliance with the obligations arising from this Agreement. In the event that a program was implemented of which the Concessionaire is the owner, the latter will issue a lifetime license to the Grantors, including the right to receive the updates developed for said system. This assignment will not be made without any charge from the Concessionaire to the Grantors.

(x)                               During the reversion period, the Concessionaire will carry out the last update of the technical log referred to in clause 55, and will include the repairs, updates or replacement of assets that make up the Airports made by the Concessionaire, in compliance with the provisions of Appendix A of this Agreement.

(xi)                            As part of the activities of the reversion and restitution, the Concessionaire will deliver to the Grantors a list of the current agreement for the operation, administration, commercial exploitation and maintenance of each one of the Airports. Such list shall include the following: (1) reference number of the agreement, (2) parties to the Agreement, (3) purpose of the agreement identifying the area covered by the agreement and its use, (4) value of the last fee or consideration for the use of the area, (5) term of the agreement, (6) date of signing, (6) date of termination, and (7) identification of the Airport to which it corresponds.

In addition to this list, the Concessionaire will deliver the files corresponding to each and every one of the enforceable agreements for the operation, administration, commercial operation and maintenance of the Airports.

Each agreement file must include the original signed agreement and all of its amendments, cash receipts or payment vouchers issued during its validity, the expert appraisals and regular appraisals made on the corresponding asset and the correspondence crossed with the counterparty.

(xii)                         The Grantors shall issue a certificate stating that they have received all the assets delivered in Concession to the Concessionaire and those included by it to the Concession, in the state and conditions set forth in this Agreement, a copy of which shall be part of the Minutes of Termination of the Agreement.

(xiii)                      In the case of an early termination of the Concession Agreement, the procedure to be followed for the reversion and restitution of the Airports will be the same as provided under this Clause.

CLAUSE 92.- EXECUTION OF THE MINUTES OF TERMINATION OF THE AGREEMENT:

Once the Minutes of Restitution of the last Airport is signed, the Grantors, the Concessionaire and the Auditor will issue the Minutes of Termination of the Agreement in which the fulfillment of the obligations of reversion and restitution of the Airports will be recorded.

CHAPTER XV- EXCEPTIONAL CLAUSES TO GENERAL LAW

CLAUSE 93.- UNILATERAL TERMINATION:

Only during the Adjustment and Expansion Stage, the Grantors may decree the early and unilateral termination of the Agreement, for the reasons and under the conditions set forth in Article 17 of

Law 80 of 1993, or in the regulations that add, modify or replace it, in accordance with the provisions of Article 32 of Law 105 of 1993.

CLAUSE 94.- UNILATERAL MODIFICATION:

If during the Adjustment and Modernization Stage it was deemed necessary to modify the Agreement to avoid the stoppage or serious affectation of the service, and if the parties fail to reach an agreement, the Grantors will modify the Agreement by means of an administrative act duly motivated.

If the modifications alter the value of the Agreement by twenty percent (20%), or more, with respect to the estimated value of the Agreement, the Concessionaire may waive the continuation of its performance. In this event, the Grantors will order the settlement of the Agreement, as well as the necessary measures to guarantee the termination of its purpose.

CLAUSE 95.- UNILATERAL INTERPRETATION:

If, during the Adjustment and Modernization Stage, disputes arise between the parties regarding the interpretation of its provisions which may lead to the stoppage or to the affectation of the service, and if no agreement is reached, the Grantors shall interpret the provisions or clauses that cause the dispute by means of a duly motivated administrative act.

CLAUSE 96.- REVOCATION OF THE AGREEMENT:

If there is any breach of the obligations in charge of the Concessionaire as established in this Agreement that seriously and directly affects its performance in such a way that it could lead to its stoppage, the Grantors may declare the revocation of the Agreement and order its settlement in the state in which it is found to be, by means of a duly motivated administrative act under the terms and conditions set forth in laws 40 of 1993, 80 of 1993, 418 of 1997, 610 of 2000, 828 of 2003 and other applicable regulations.

In particular, there will be a declaration of revocation of the Agreement when, in accordance with Law 789 of 2002 and Law 828 of 2003, the Concessionaire persists in the breach of its obligations to pay contributions to health systems, occupational risks, pensions, Family Compensation Funds, Instituto Colombiano de Bienestar Familiar and Servicio Nacional de Aprendizaje.

Once a cause of revocation has occurred, the Grantors must give written notice to the Concessionaire, informing about the occurrence of the event and the Concessionaire will have a term of twenty (20) Business Days to correct it to the satisfaction of the Grantor or to deliver a plan and a defined schedule to correct the breach. If the breach has not been corrected to the satisfaction of the Grantors or if the plan and the correction schedule presented is not satisfactory for the Grantors, they will notify the occurrence of the non-correction of the breach to the Funders for purposes of the provisions of this Agreement. If the Funders do not take possession of the Concession, either because they do not express their will to do so or because the Grantors do not approve the takeover, the Grantors may declare the revocation immediately.

In the event that the Concessionaires declare the revocation of the Agreement, the Concessionaire will immediately deliver the Airports in the state in which they are found to be. If this is not done, the Grantors may take possession of the Concession, for which the Grantors shall draw up minutes in which an inventory of the assets that are part of the Concession, the equipment and other elements provided by the Concessionaire, shall be recorded, as well as the details that are considered to be relevant. These minutes shall be signed by an official appointed by the Grantors, by the Auditor and by a representative of the Concessionaire, if he so wishes. If this is the case, once the Concession is received or taken over, the Grantors will proceed immediately to the settlement of the Agreement.

Once the resolution of revocation is in force, the Grantors will make effective the guarantees that may be applicable, the fines pending payment and the corresponding monetary penalty.

CHAPTER XVI- TAKEOVER OF THE CONCESSION BY THE FUNDERS

CLAUSE 97.- TAKEOVER OF THE CONCESSION:

In case of breaches by the Concessionaire of its obligations under this Agreement or under the credit agreements, the Funders or the person designated by them may assume the performance of the Concession Agreement, as follows:

97.1                        DUE TO BREACH OF THE CONCESSION AGREEMENT:

In the event of any breach by the Concessionaire that in accordance with the law and this Agreement may lead to its revocation, the Funders or the entity designated by them, may assume the continuation of the performance of the Agreement, in accordance with the credit documents, for which the Grantors will notify them of the occurrence of the breach.

The Funders must state their intention to correct breaches by the Concessionaire and to assume the continuation of the performance of the Concession within thirty (30) Days following the notice made by the Grantors, in which case they will submit for the name of the new Concessionaire for consideration of the Grantors, attaching the pertinent information to guarantee that the new Concessionaire or the Funders, as the case may be, will fully assume the performance of the Concession.

The new Concessionaire or the Funders, as the case may be, will assume the same obligations and will provide the same guarantees and securities granted by the Concessionaire under this Agreement. Notice will be given by the Grantors to the Funders once the term for the Concessionaire has expired to correct the breach in accordance with the provisions of this Agreement, without this breach having been corrected to the satisfaction of the Grantors.

The continuation of the execution of the Concession by the Funders or the entity designated by them, will be subject to the prior approval of the Grantors, which will be provided in all case in consideration that the entity designated by the Funders meets the minimum requirements that were taken into account to qualify as acceptable and eligible the offers presented during the Bid. If the Grantors do not give this approval or do not issue a response within a term of thirty (30) Days counted from the notice from the Funders, or if the latter decide not to exercise the right to take over the Concession, the revocation of the Agreement may be declared.

In order for full effectiveness of this clause, the Concessionaire will be obligated to make the assignment of the Agreement to the Funders or to the entity designated by them, in the event that the Grantors approve it. Such mandatory assignment will only apply if the takeover is foreseen in the credit agreements.

97.2                        BREACH OF THE CREDIT AGREEMENTS:

In the event that the Concessionaire is found to be in default with the Funders in accordance with the respective credit and guarantee documents signed between the Concessionaire and the

Funders, and without prejudice to the legal and contractual rights, the following of procedure set below will be authorized, provided that it has been agreed between the Concessionaire and the Funders, and that it complies with the applicable legal requirements:

(i)                                   The Funders must give notice to the Grantors in writing of the breach by the Concessionaire, it being understood that the possibilities of correcting the breach have been exhausted and that it has been declared that the Concessionaire has definitively in default of the credit agreements, causing their acceleration and putting at risk performance of the Agreement. Such notice to the Grantors will include the statement by the Funders about their willingness to request the taking over the Concession and the removal of the Concessionaire and will send the relevant information for consideration of the Grantors to guarantee that the new Concessionaire or the Funders, as the case may be, will fully assume the performance of the Agreement, providing the same guarantees and securities granted by the Concessionaire under this Agreement.

(ii)                                The new Concessionaire or the Funders, as the case may be, must be approved by the Grantors, which will be given in any case provided that the entity designated by the Funders meets the minimum requirements that were taken into account to qualify as acceptable and eligible the offers presented during the Bid. The approval by the Grantors must occur within thirty (30) Days following the presentation of the Funders’ proposal; in the event that the Grantors do not issue a response, it will be understood that the proposal of the Funders has been denied.

CHAPTER XVII- EARLY TERMINATION AND SETTLEMENT

CLAUSE 98.- EARLY TERMINATION:

The Agreement will terminate before the expiration of the Estimated Term of the Agreement for any of the following causes:

98.1                        DECLARATION OF REVOCATION:

When the resolution by which the Grantors have declared the revocation of the Agreement becomes enforceable.

98.2                        DECLARATION OF UNILATERAL TERMINATION:

Once the resolution by which the Grantors have unilaterally terminated this Agreement becomes enforceable.

98.3                        DUE TO MODIFICATION OF RATES:

When the Concessionaire has requested the Grantors the early termination of the Agreement, due to the occurrence of the circumstance foreseen in Clause 16 of this Agreement.

The Concessionaire shall be entitled to termination provided that it is up to date in performing its own obligations under this Agreement.

98.4                        DUE TO IMPOSSIBILITY OF RENEWING THE GUARANTEES:

When the Concessionaire has requested the Grantors, or the Grantors have arranged the early termination of the Agreement, due to the occurrence of the circumstance provided in Clause 80.

98.5                        DUE TO SUSPENSION OF THE AGREEMENT:

When the termination of the Agreement has been requested by any of the parties, due to the total suspension of the Agreement or any of the obligations arising from the provisions thereof, which seriously affect the performance of the Concession during a continuous term of more than four (4) months.

98.6                        BY THE MUTUAL AGREEMENT OF THE PARTIES:

When the parties mutually agree to terminate this Agreement, a circumstance that shall be recorded in writing.

CLAUSE 99.- TERMINATION COMPENSATION:

The parties agree to use the compensation formulas described below in case of early termination of the Agreement. If in any of the cases described in this Clause, the value of the compensation is positive, the payment must be made by the Grantors to the Concessionaire. Likewise, if in any of the cases described in this Clause, the value of the compensation is negative, the payment will be made by the Concessionaire to the Grantors. The form of payment of the compensation will be carried out under the conditions established for the settlement of the contract.

99.1                        TERMINATION DURING THE EARLY STAGE OR ADJUSTMENT AND MODERNIZATION STAGE:

If during the Adjustment and Modernization Stage, the early termination of the Agreement occurs, the compensation will be calculated as follows:

Where,

COMP                  =                                  Compensation for early termination of the Agreement

It                                                 =                                Investment carried out by the Concessionaire in period t (measured in months), expressed in current pesos of that period. The start date of the investments is considered to be from the day of signing the Minutes of Delivery. The following are considered a investments: the amounts deposited in the Account of the Auditor in the Escrow and the initial payment for the Auditor made by the Concessionaire, the value of the studies and designs for the execution of Works of the Adjustment and Modernization Plan of the Airports, the value of the studies and designs for the execution of Mandatory Supplementary Works. the value of the studies and designs for the execution of Voluntary Supplementary Works provided that said works have been approved by the Grantors, the value of the Mandatary Works, the value of the Mandatory Supplementary Works and the value of the Voluntary Supplementary Works. The value of the investments will be that recorded in the accounting books of the Concessionaire and must be certified by the Concessionaire’s auditor.

Gt                                             =                                Administration, operation and maintenance expenses incurred by the concessionaire in period t (measured in months), expressed in current pesos of that period. These values will be those effectively recorded as such in the accounting books of the concessionaire and must be certified by the Concessionaire’s auditor.

ITDt                             =                                Total Revenue Available. Value received in the main escrow account during period t (measured in months), expressed in current pesos of that period, discounting the values transferred to the surplus account of the grantors.

i                                                      =                                Compensation update rate

N                                                =                                Month in which the early termination of the agreement occurs

CP                                         =                                Value of the penalty clause established in this agreement

M                                           =                                Value of the fines owed by the concessionaire to the grantor in the terms established in clause 83

OA                                     =                                Value of the obligations that the grantor maintains with the concessionaire on the date of early termination of the contract

In the event that early termination occurs due to reasons attributable to the Concessionaire, the compensation update rate will be equal to zero percent (0%).

In the event that early termination occurs due to for reasons attributable to the Grantor, the compensation update rate will be equal to one hundred thirty percent (130%) of the DTF in force at the time of the early termination of the agreement and the value of the Penalty Clause will be equal to zero (O).

99.2                        TERMINATION DURING THE MAINTENANCE STAGE:

If early termination occurs during the Maintenance Stage, the compensation will be calculated as follows:

Where,

FA                                           =                                         Adjustment Factor in the compensation for early termination of the agreement during the maintenance stage.

In the event that early termination occurs due to causes attributable to the Concessionaire, the adjustment factor will be equal to:

If the previous adjustment factor is less than 1, its use in that period will be omitted.

On the other hand, in the event that early termination occurs due to causes attributable to the Grantors, the adjustment factor will be equal to:

The compensation update rate shall be equal to one hundred thirty percent (130%) of the DTF in effect at the time of the early termination of the agreement and the value of the Penalty Clause shall be equal to zero (O).

99.3                        TERMINATION FOR NON-IMPUTABLE CAUSES TO PARTIES AT ANY STAGE OF PERFORMANCE OF THE AGREEMENT:

If, during any stage of the performance of the Agreement, the Agreement is terminated for reasons not attributable to the Parties, the compensation shall be calculated as follows:

The compensation update rate will be equal to the DTF in effect at the time of the early termination of the agreement.

Without prejudice to the penalty clause, the parties accept that all mutual indemnities for any loss resulting from the early termination of this Agreement are understood to be included within the amounts agreed upon in the above sections including, but not limited to consequential damages, loss of earnings, direct and indirect damages, present and future losses, losses or interruptions in business, and other similar.

CLAUSE 100.- SETTLEMENT OF THE AGREEMENT:

The Agreement will be settled by mutual agreement or unilaterally by the Grantors, as indicated below.

100.1                 SETTLEMENT OF MUTUAL AGREEMENT:

Upon termination of the Agreement for any reason, it will be settled by mutual agreement between the Grantors and the Concessionaire, by means of Minutes of Settlement signed by the parties in which must include the following record:

(i)                                     Compliance with the purpose of the Agreement by the Concessionaire.

(ii)                                  List of the sums received by the Concessionaires for Consideration.

(iii)                               List of extensions and additions agreed for the performance of the Agreement, if any.

(iv)                              List of payments of fines and sanctions imposed on the Concessionaire, if any.

(v)                                 Agreements, conciliations and transactions to which the parties may be entitled, if applicable.

(vi)                              The sum that one of the parties owes to the other as a result of the settlement or the statement of the parties being free and clear for all concepts related to the Agreement, as the case may be.

100.2                 UNILATERAL SETTLEMENT BY THE GRANTORS:

In the event that the Concessionaire does not assist to the liquidation by mutual agreement or an agreement is not reached between the Grantors and the Concessionaire, the settlement will be unilaterally carried out by the Grantors and will be included in an administrative act.

100.3                 TERM FOR THE SETTLEMENT:

The settlement of the Agreement must be carried out within the four (4) months following (i) the date of termination of the Agreement, or (ii) the date of entering into force of the administrative act by means of which the unilateral termination of the Agreement is declared or the revocation is ordered.

CHAPTER XVIII — SUPERVISION AND CONTROL OF THE AGREEMENT

CLAUSE 101. — POWERS OF THE GRANTORS:

Grantors have the power of supervising the performance of the Agreement and controlling the activity carried out by the Concessionaire. Grantors can request the Concessionaire, when so deemed suitable, the information the consider necessary; Concessionaire cannot refuse said request and shall have a reasonable term for its delivery, that shall be set pursuant to the type of information being requested.

CLAUSE 102. — RELATIONSHIP BETWEEN THE AUDITOR AND THE CONCESSIONAIRE:

The Supervision and the monitoring of the performance and the fulfillment of the Agreement shall be performed by an Auditor, in the terms set forth in this Agreement, and of the corresponding Auditing Agreement.

The Auditor shall perform the supervision of all the aspects of contractual execution, which will allow it to have access to the physical premises and to the documents and information that support the work of the Concessionaire, before which a compromise of confidentiality shall be imposed upon the Auditor, in respect to the information to which it has access, which is construed as agreed upon by the Auditor, within the limits set forth in the law for this matter.

The Concessionaire cannot impose any internal copyright or non-disclosure agreements or with third parties that may limit or hinder the Auditor or any designated party thereof to access the information of the Concessionaire for the exercise of its powers of surveillance and control.

102.1 POWERS OF THE AUDITOR:

The Auditor is authorized to (i) give instructions and orders to the Concessionaire on matters regulated in this Concession Agreement and its Appendixes of a mandatory nature by the Concessionaire, and (ii) request any information deemed necessary to the Concessionaire, provided, however, it is related with the purpose of this Agreement, which shall be delivered by the Concessionaire within the three (3) following Business Days after the date of request; the auditor may; if it so deems it as convenient given the nature of the requested information, extend the term for the delivery of the information by the Concessionaire.

The Auditor shall have at its charge, among others, the following functions:

(i)                           Verify that the Concessionaire fulfills all its obligations in the performance of the Concession.

(ii)                        Request, to the Concessionaire, all the information it considers necessary to verify the correct performance of this Agreement.

(iii)                     Verify that the works carried out in the performance of the Agreement meet all the applicable technical specifications.

(iv)                    Review and check the quality and amount of the works actually performed and reject and demand correction and replacement in the event that these don’t meet the specifications determined in this Agreement, in its Appendixes and schedules.

(v)                       Approve the unit prices and amounts of work so as to determine the value of the Mandatory Supplementary Works and of the Voluntary Supplementary Works.

(vi)                    Review and certify the quality and the amount of the equipment and programs provided by the Concessionaire for the operation and Airport Safety and reject and demand correction and replacement in the event these don’t meet any of the specifications set forth in this Agreement and its Appendixes.

(vii)                 Verify that the operation of the Airports complies with the requirements set forth in this Agreement and demand their correction to the Concessionaire, in the event of default.

(viii)              Execute all the Minutes corresponding to contractual performance, together with the Concessionaire and the Grantors, provided that they meet the conditions set forth in this Agreement for said execution.

(ix)                    Assess all the Net Income of the Concessionaire as well as the Regulated Revenue Generated and keep a comparison between these and the Expected Regulated Revenue.

(x)                       Participate in the procedures of amiable composition, in the terms set forth in this Agreement.

(xi)                    Identify all damages, disturbances, etc. that are generated in the Airports, that have not been reported by the Concessionaire and that are included in the scope of the purpose of this Agreement, communicate such situation to the Concessionaire in writing and verify that the time for reply thereof for addressing and executing all necessary works does not exceed the terms set forth for such matters in this Agreement.

(xii)                 Observe compliance on the terms of the different activities at the Concessionaire’s charge, as well as the validity and the value of collateral given thereby, with the purpose of these subjecting to the terms set forth in the Agreement.

(xiii)              Verify if there have been events of default pursuant to the provisions set forth in this Agreement, issue warning to the Grantors and perform the procedure to derive the consequences thereof.

(xiv)             Promote the procedure of imposition of fines when necessary.

(xv)                Review and control the account of the Trust so as  to verify compliance to the provisions set forth in this Agreement, in compliance to which it shall request the Trust Agent for periodic reports.

(xvi)             Provide the Grantors all the analyses related to the Trust.

(xvii)          In general, supervise and monitor the management of the Concessionaire and of the Grantors up until the termination of the Agreement and take part in the liquidation thereof.

(xviii)       Collaborate with the Concessionaire in the pursuit of the means that allow the achievement of the provisions set forth in this agreement in the shortest term possible. In any case, accountability for the results set forth in this Agreement is solely of the Concessionaire, and the adoption or rejection of the suggestions of the Auditor shall be of its entire responsibility.

Auditor shall not perform functions of control of the subcontractors, nor of the approval of the results thereof. However, in the event that the Concessionaire performs its activities through subcontractors, it shall make use of its own auditing or quality control team, the latter of which shall supply any information required to the Auditor to its satisfaction.

102.2                 CONTROVERSIES BETWEEN THE AUDITOR AND THE CONCESSIONAIRE:

In the event of technical controversies between the Auditor and the Concessionaire, these shall be settled, in principle by the Grantors. For such matter, the Auditor and the Concessionaire shall send, within the five (5) Days following the existence of the controversy, the reports and arguments in which the contents of discrepancy are presented and the reasons for their positions. The Grantors shall define the matter in a term of a maximum of thirty (30) Days, except when the controversy demands for a longer term, which, in any case, shall be communicated by the Grantors to the Auditor and the Concessionaire. Notwithstanding, if the Grantors so consider it, they can transfer the controversy to the amiable composers so they can be the ones to settle it. In this case, for all effects it will be understood that it is the Grantors who have given rise to the controversy. If the opinion of the Grantors is not acceptable for the Concessionaire, the mechanism of amiable composition shall be reached for a definitive and mandatory decision for the parties and in this case the controversy shall be construed as initiated by the Concessionaire.

102.3                 LIMITATIONS AND CONDITIONS OF THE AUDITOR:

The Auditor shall not exonerate the Concessionaire from his obligations and responsibilities without previous express written authorization of the Grantors. All communications and orders of the Auditor shall be issued or ratified in writing, numbered in a consecutive form and with the corresponding “received” seal.

Grantors guarantee the Concessionaire that the auditor will have the proven expertise in supervision of construction of civil engineering and of airport operation.

CLAUSE 103. — FEES OF THE AUDITOR AND FUNDING OF THE AUDITING ACCOUNT:

The fees of the Auditor shall come from the Auditing Account created by the Concessionaire pursuant to this Concession Agreement.

103.1                 MAXIMUM AMOUNT OF THE COMPENSATION OF THE AUDITOR:

The fees of the Auditor as a compensation for his obligations in each Stage shall be of a maximum of: (i) for all the Prior Stage the amount of one thousand five hundred million Pesos ($ 1.500.000.000), (ii) for the Stage of Adjustment and Modernization, the annual sum of six thousand forty million Pesos ($6.040.000.000) and (iii) for the Maintenance Stage, the annual sum of one thousand eight hundred million Pesos ($1.800.000.000). All the aforementioned amounts shall be expressed in Pesos of January 2007 and, for this reason, they shall be updated by using the following formula:

Where:

INT0 =            The value of the amount of the compensation of the auditing in Pesos of January of 2007

INT1 =            The value of the amount of the compensation of the Auditing in current Pesos.

IPC0 =             IPC of the month of January 2007.

IPC1 =             IPC at the moment of calculation of the compensation of the auditing

The monthly value that shall be paid to the Auditor as a compensation for the performance of its contractual obligations shall be liquidated pursuant to the provisions set forth for such matter in the Auditing agreement. In any case, the Trust Agent can only make disbursements to the Auditor with prior express and written order of the Grantors.

103.2                 CONTRIBUTIONS OF THE CONCESSIONAIRE TO THE AUDITING ACCOUNT:

Through the Trust Agent, the Concessionaire shall feed the Auditing Account with the limitations mentioned above. The Trust Agent shall transfer the following resources from the Main Account to the Auditing Account: (i) as from the second month of the initiation of the Prior Stage, and within the five (5) first Days following the termination of the immediately previous month, an amount equal to three percent (3%) of the Gross Revenue of the Concessionaire of the immediately previous month, up until the completion of the limit set forth for the Prior Stage of the previous Item, (ii) as from the second month of the initiation of the Stage of Modernization and Adjustment, and within the first five (5) Days following the termination of the immediately previous month, an amount equal to ten point five percent (10.5%) of the Gross Revenue of the immediately previous month, up until the completion, on every year starting the initiation of the Stage, the annual limit set forth in the Stage of Adjustment and Modernization of the previous Item, and (iii) as from the second month of the initiation of the Stage of  Maintenance, and within the first five (5) Days following the termination of the immediately previous month, an amount equal to (3%) of the Gross Revenue of the Concessionaire of the immediately previous month, up until the completion of the limit set forth for the Stage the limit set forth for the Maintenance Stage of the Previous Item and during the whole term of the Agreement. Upon the completion of the total limit set forth in the Prior Stage and the annual limit set forth for the following Stages, pursuant to the previous item, all discounts for the Prior Stage shall be suspended, and, for the remaining part of the year, for the following Stages, discounts shall be restarted for the following year.

In any case, the first disbursement of resources to pay the Auditor shall be made directly by the Concessionaire, with its own resources, for an amount corresponding to one thousand five hundred Pesos ($ 1.500.000.000) expressed in constant Pesos of January 2007.

The difference between the resources agreed upon between the Auditor and the Grantors like the compensation under the Auditing Agreement and the limits set forth in the previous Item belongs to the Grantors and shall be transferred by the Trust Agent to the Surplus Account of the Grantors upon the completion of the Prior Stage, and, afterwards, upon the termination of every year starting from the initiation of the Stage of Renovation and Modernization and the maintenance Stage, as applicable.

CHAPTER XIX — GENERAL PROVISIONS

CLAUSE 104. — DEFAULT INTERESTS:

Except to the extent that in this Agreement a different rate is set forth, for every case of default in the payment obligations between the Grantors and the Concessionaire, the current bank interest certified by the Financial Superintendency, plus the third part of said rate, for any obligation in Pesos shall be applicable, and a rate of LIBOR for six (6) months plus six percentage points (6%) for the obligations in Dollars. In no event shall the applicable rate be greater than the one authorized by Colombian law.

The calculation of default interests set forth in this Clause, shall be enforced by monthly periods in which the current bank interest certified by the Financial Superintendency shall be applied, plus the third part of said rate, or to the LIBOR rate plus six percent (6%) as applicable, for the last Business Day of said month.

CLAUSE 105. — SUCCESS FEE:

Concessionaire shall pay the Advisor the Success Fee as a condition for the initiation of the enforcement of this Agreement.

Taxes that are generated by the payment of the Success Fee shall be borne by the Concessionaire, en addition to its amount.

Pursuant to the provisions of Consulting Agreement No.6000003-OJ-2006 for the technical financial and legal structuring, of the Bid the fee corresponds to the amount of Two Thousand Million ($ 2,000,000) Pesos.

CLAUSE 106. — SUBCONTRACTING:

Concessionaire may partially subcontract the performance of the Agreement with individuals or entities that are suitable and able to perform the subcontracted activity.

Notwithstanding the foregoing, Concessionaire shall remain accountable for before the Grantors for the fulfillment of all the obligations of the Agreement.

The Concessionaire is the only person responsible before the Grantors for entering into subcontracts.

CLAUSE 107. — ASSIGNMENT OF THE AGREEMENT AND OF THE STAKE OF THE CONCESSIONAIRE:

Assignment of this Agreement by the Concessionaire and the assignment of the shares of the shareholders of the Concessionaire shall be governed by the following provisions:

107.1                 ASSIGNMENT OF THE AGREEMENT BY THE CONCESSIONAIRE: Concessionaire may only assign this Agreement to third parties, with the prior, express and written consent of the Grantors which in any case can only be authorized when the assignment is made to a person that has the same or better indicators of experience and financial capacity that those set forth in the Terms of Reference of the Bid for the selection of the Concessionaire. Assignment to the parties of the consortium or between the members of the temporary union is not allowed.

107.2                 ASSIGNMENT BY THE SHAREHOLDERS OF THE CONCESSIONAIRE THAT PROVED FINANCIAL OR TECHNICAL AND EXPERIENCE CAPACITY: Shareholders of the Concessionaire that have contributed their financial capacity or technical capacity or of experience to prove the fulfillment of the financial requirements or of a technical capacity and of experience of the Bid can only assign their share in the Concessionaire to third parties with the prior, express and written authorization of the Grantors, authorization which will be discretional of the Grantors and that shall be made in favor of a person or trust that can accredit the same or better financial indexes or of a technical capacity than those of the assignor.

107.3                 ASSIGNMENT OF THE CONDITION OF AIRPORT OPERATOR: The Airport Operator can only assign its condition of jointly obligated party under this Agreement, only with the prior, express and written authorization of the Grantors, authorization which is autonomous of the Grantors, and that, in any case, it shall only be granted when the assignment is made to a person that has the same or better experience indexes than those accredited by the Airport Operator within the Bid for selecting the Concessionaire.

CLAUSE 108. — SUBJECTION TO COLOMBIAN LAW AND WAIVER TO DIPLOMATIC CLAIM:

This Agreement is governed by Colombian law; the Concessionaire hereby submits to the jurisdiction of the Colombian tribunals and waives any attempt to make diplomatic claims in relation to obligations and rights originated in the Agreement, except in the cases of denial of justice, construed pursuant to the applicable legal definitions.

CLAUSE 109. — ARCHEOLOGICAL FINDINGS, TREASURES, MINING FINDING OR OTHER DEPOSITS:

In the event in which the performance of this Agreement there is an archeological, or treasure finding, or a mine or any other deposit is found in the underground, the announcement of a finding and the property thereof shall be governed by the provisions of articles 63 and 72 of the Colombian Political Constitution, Laws 163 of 1959 and 397 of 1997 and Decrees 264 of 1963 and 833 of 2002 and all other applicable laws. The greater costs generated for the Concession, not including loss of profit, as a consequence of the finding shall be borne by the Grantors.

CLAUSE 110. — LANGUAGE OF THE AGREEMENT:

For every purpose, the official language of this Agreement is Spanish. In the event of any translation in any other language, for the purposes of interpretation of nay of the clauses, the document in Spanish shall prevail.

CLAUSE 111. — STAMP TAX:

Concessionaire shall pay the stamp tax pursuant to the current applicable tax regulations.

CLAUSE 112. — AMENDMENT OF THE AGREEMENT:

This agreement can only be amended by written agreement, duly signed by the authorized representatives of the parties, without prejudice to the provisions set for in the matters related to unilateral amendments thereof by the Grantors.

CLAUSE 113. — NOTICES:

Except when otherwise set forth in this Agreement, all notices and communications made by one party to the other pursuant to the Agreement shall be made in writing and shall be deemed received with the proof of receipt, when delivered in person, or if sent by registered or certified courier mail, or if sent by email, telefax or telegram addressed as follows:

Any correspondence addressed to the Concessionaire, win regard to this Agreement, shall be sent as follows:

Name: Mario Fernando Pinzon Bohorquez

Address: Avenida Calle 72 No. 6 — 30 Floor 3; Bogota

Phone number: 3267474

Fax: 3172266

Email: mpinzon@it.com.co ; ajaramillo@mazuera.com

To the Grantors:

Oficina de Comercialización e Inversiones

Aeropuerto Internacional el Dorado

Phone number: 2663866

Fax: 2663946

Any notice or communication by facsimile shall be confirmed by sending copies thereof via courier services or registered or certified mail. Any communication and notice are construed as received the Day following the date of their delivery by means of courier or by their sending by telefax, or telegram and five (5) Days after the sending date by means of certified or registered courier mail.

For the purposes of communications sent by email, the provisions set forth in law 527 of 1999 shall be observed. Whenever the communications and notifications referred to in this Agreement are to be sent by means of email, it shall be done by means of an original document, understanding by original documents all those that can meet the requirements of article 8 of said law.

Any change in the address shall be notified in writing with an advance of no less than thirty (30) Calendar Days to the date in which the new address shall start operating. In the absence thereof, all notices shall have absolute validity if made to the originally given address.

CLAUSE 114 — APPENDIXES AND SCHEDULES:

The following Appendixes and Schedules are part of this Agreement:

Appendix A — Assets of the Concession

Appendix B — Airport Agreements

Appendix C — Adjustment and Modernization Plan

Schedule — Minimum Quantity of Works

Appendix D — Technical Operating and Environmental Features

Appendix E — Technical Maintenance Features

Appendix F — Safety Maintenance Features

Schedule No. 1 — Documents of existence and legal representation of the Grantors

Schedule No. 2 - Documents of existence and legal representation of the Concessionaire

Schedule No. 3 - Documents of existence and legal representation of the Operator of the Airports

Schedule — Protocol

CLAUSE 115 — JOINT AND SEVERAL LIABILITY:

The Operator of the Airports that served Concessionaire by accrediting the fulfillment of the technical and experience requirements within the Bid, and does not have an interest in the capital of the Concessionaire in a direct way, but in an indirect way, hereby by expressly states that it assumes, along with the Concessionaire, in an unconditional and joint manner, the performance of each and every obligation undertaken by the Concessionaire in this Agreement, in relation to the operation, commercial exploitation, management and maintenance of the Airports. As a way of undertaking the foregoing, the Operator of the Airports hereby executes this Agreement and encloses hereto all documents proving its existence and legal representation, in the same way that, in the event of it being necessary, all legal, contractual o corporate authorizations that allow it to undertake this commitment, all of which are enclosed of this Agreement under Schedule No. 3. Furthermore, it acknowledges the representations made under Clause Twenty-One of this Agreement.

In witness whereof, this Agreement is executed in the city of Bogota, D.C. in three (3) original counterparts of the same content, on the 13th day of the month of March, 2008.

By Aerocivil,

[Signed]
Name: Fernando Sanclemente Alzate
General Director

By Establecimiento Público Aeropuerto Olaya Herrera

[Signed]
Name: Francisco J. Saldarriaga Aristizabal
Manager

By the Concessionaire,

[Signed]
Legal Representative: Mario Fernando Pinzon Bohorquez

Corporate name: Sociedad Operadora de Aeropuertos Centro Norte S.A. - OACN S.A.

By the Airport Operator,

[Signed]

Special Proxy: Nelson Andres Rengifo Mantilla (a broad and sufficient proxy is granted thereto for the execution of the concession agreement and to bind CAH in its capacity as Airport Operator)

Corporate name: Capital Airport Holding Company, a company incorporated and existing pursuant to the laws of the Popular Republic of China, a company of which merit are mentioned to credit the technical capacity and experience.

Concession Agreement No. 8000011-OK

Protocols Schedule

CONTENTS

ELECTRICAL PROTOCOLS	2
1.1. DEFINITION OF COMMON TERMS — GLOSSARY	2
1.2. SCOPE	7
1.2.1. AEROPUERTO DE RIONEGRO — JOSE MARIA CORDOBA	8
1.2.2. AEROPUERTO LOS GARZONES — MONTERIA	9
1.2.3. AEROPUERTO EL CARAÑO — QUIBDO	10
1.2.4. AEROPUERTO ANTONIO ROLDAN BETANCOURT — CAREPA	11
1.2.5. AEROPUERTO LAS BRUJAS — COROZAL	12
1.2.6. AEROPUERTO OLAYA HERRERA — MEDELLIN	13
1.3 RESPONSIBILITIES	13
1.3.1. CONCESSIONAIRE’S MAINTENANCE RESPONSIBILITIES	13
1.3.2. MAINTENANCE RESPONSIBILITIES OF AEROCIVIL	15
1.4. ELECTRIC POWER SUPPLY	15
1.4.1. OPERATION AND MAINTENANCE RESPONSIBILITIES	17
1.5. OTHER RESPONSIBILITIES	17
1.6. MEASUREMENT OF POWER CONSUMPTION AND PAYMENT	18
2. TELECOMMUNICATIONS PROTOCOL	18
2.1. TELECOMMUNICATIONS NETWORK	18
2.1.1. ATN NETWORK	18
2.1.2. APTN NETWORK	18
2.2. DESCRIPTIONS OF THE CONCESSION	19
2.3. TRANSITION PLAN	19
2.3.3. COMMUNICATION SERVICES OF AEROCIVIL	20
2.3.4. IMPROVEMENTS TO AIRPORT TERMINALS	21
2.3.5. LOCATIONS IN CASE OF NEW CONSTRUCTIONS	21
2.4. INVOICING AND PAYMENT OF SERVICE	21
3. AQUEDUCT AND SEWER PROTOCOL	22

1.              ELECTRICAL PROTOCOLS

1.1.                            DEFINITION OF COMMON TERMS — GLOSSARY

For the proper interpretation of this protocol, the terms used will have the meaning given to them in clause 1 of the agreement, and if their meaning is not found there, they will be defined in this section. The terms defined in singular form include their plural form when applicable. The terms that are not expressly defined, shall be understood according to the sense given to them by the respective technical language or by their natural and obvious meaning and sense in accordance to their general use.

•                  A.

Admissible Values of voltage: Limits of voltage variation for permanent system operation conditions.

Aerocivil: Unidad Administrativa Especial of the Aeronautica Civil (in English: the Special Administrative Unit of the Civil Air Authority).

Aeronautical Services: Those services that, due to their own nature, are necessary and/or supplementary to the provision of passenger and cargo air transport public service when the airplane is airborne, landing or before takeoff at the airport.

Airport Services: Those services required for the operation of airports including the following topics: facilitation of passengers and their luggage, cargo and mail; airport service quality; automated services for passengers and their luggage, cargo and mail; application of information technology, automatic systems and telecommunications to support the operation and processes at airports; land access to airports and security aspects; allocation of shifts and schedule coordination; and correlation between facilitation and security.

Ammeter: Instrument used to measure current, with a needle and a mobile coil that moves the needle.

Ampere: Unit of electric current; in physics, it is defined as the movement of one charge “coulomb” per second.

Anomaly: Any flaw of the meter, its accessories and connections, not imputable to the user, which cause an alteration in the accurate measurement of electrical power and energy consumption, or the one established by the technical standards of electrical installations.

Average monthly billing: Value equivalent to the cumulative billing in a certain number of months divided by the number of months considered.

•                  B.

Battery: Set of similar units; particularly, a series connection of primary voltaic elements.

2

•                  C.

Cable: One or more joint conductors isolated or with each other.

Cable jointing: The connection between two cables where conductivity and isolation in the junction have the same electrical quality as the cables used.

Circuit: The closed link or path through which there is a flow of electric current or a magnetic flow.

Concessionaire: Bidder to whom they award the National Public Bid 7000132-OL of the Airports Jose Maria Cordova of Rionegro, Enrique Olaya Herrera of Medellin, Caraño of Quibdo, Los Garzones of Monteria, Las Brujas of Corozal, and Antonio Roldan Betancourt of Carepa.

Concession agreement: Means the agreement deriving from National Public Bid 7000132-OL, the documents that make it up, its appendices, modifications, and terms and conditions.

Condenser: A device whose main characteristic is CAPACITANCE and which stores energy in its electric field.

Conductor: A material that gives a low resistance to the flow of electric current.

Coulomb: Measuring unit of electric charge.

•                  D.

Days: It will be understood as business days unless otherwise indicated.

Distributor: Company in charge of conducting the electricity from the commercial generator to the user.

Disturbance: Distortions of the voltage wave like rapid oscillations, harmonic distortions and any other parameter that affects the quality of the technical product.

•                  E.

Electrical energy: Energy transmitted through electromagnetic waves.

Electrical System: A technical and economically efficient system for power supply.

Electricity: Set of physical phenomena deriving from the effect produced by the movement and interaction between positive and negative electric charges. A form of energy that may be translated into mechanical, lighting, thermal, physiological and chemical phenomena.

Energy: A system’s ability to do work; it is measured in Kilowatts. The time variable is implied in energy and it is measured in Kilowatts per hour KWh and power (demand) is measured in Kilowatts (Kw).

Energy consumption: Amount of electrical energy used in a certain period of time and measured in Kilowatts per hour KWh.

3

Extension: Installation required to assist lines and networks in order to provide the service to the user which cannot be provided directly from the distributor’s existing facilities.

External cause: Service quality failure attributable to an electrical service supplier other than the distributor.

•                  F.

Flicker: Low-amplitude change in the voltage levels that take place at a frequency less than 25 (twenty-five) hertz, caused by rapid charge variations that cause luminance fluctuation.

Fossil fuel: A fuel that is based on fossilized organic matter.

Frequency: Number of times per second that the voltage in an alternating current system changes its polarity; it is measured in cycles per second or hertz.

Fuel: Material which produces thermal energy when going through a combustion process.

Fuse: A device that protects a circuit against damages caused by the flow of current through it thanks to the fusion of the element.

•                  G.

Generator: A machine that converts mechanical energy into electrical energy, it is also called ALTERNATOR because it produces alternating current. It is also defined as emergency power plant.

Great demand: purchased power greater than 100 KVA.

•                  H.

Harmonic distortion: Distortion of the shape of the voltage or alternating current wave caused by harmonics, defined as sinusoidal components with a frequency equal to any product of the system frequency.

High Voltage: Voltage level greater than or equal to 44 Kv.

•                  I.

Installed KVA: Nominal power of a device.

Internal Cause: Service quality failure attributable to the distributor.

Interruption: Disconnection of the service due to technical or safety reasons.

Irregularity:  Any alteration to the measurement equipment, its accessories or connections caused by third-party tampering, producing the inaccurate measurement of energy

4

consumption and demand, as well as illegal outlets, or changes in the use of the service that imply the application of different fees.

•                  K.

Kilowatt: Unit of power equivalent to 1000 watts

Kilowatts per hour: Unit of energy equivalent to the energy transferred when one Kilowatt flows during an hour.

•                  L.

Law: Organic laws of electric power distribution and utilities.

Low Voltage: Voltage level less than or equal to 1 Kv.

•                  M.

Measurement equipment: Instrument and accessories used to measure the KWh electrical energy and the KVA or Kw power and other parameters.

Medium Voltage: Voltage level greater than 1Kv and less than 69 Kv

Megawatt: Unit of energy equivalent to one million watts.

•                  N.

National Electric Code: Colombian NTC 2050 Standard which establishes the minimum rules for the safety installation of conductors and devices.

•                  O.

Operation: Handling or activation of an electrical device.

Operator: Person who operates an electrical device.

Out of grid: Status given to the user when the connection of his facilities to the distribution grid requires an extension.

•                  P.

Power: Intensity of energy flow. Energy per unit of time.

Power Feeder: Medium-voltage distribution circuit.

Protection box of the measuring equipment: Safety element that consists of a box to especially protect measurement equipment or distribution connection equipment, which may be installed on posts, bases adjacent to the transformation equipment, disconnection cabinets or in the users’ property.

5

•                  Q.

Quality of the Commercial Service: Degree of non-compliance with the established deadlines for dealing with requests and complaints from users.

•                  R.

Record and Measurement: Storage of data and measurement of different parameters in a certain period of time.

•                  S.

Service agreement: Document that establishes the terms and conditions that govern the use of the electrical service between the parties thereto.

Short Circuit: A connection between two points of an electric circuit with a power source with low or no resistance.

Small demand: Purchased power less than or equal to 100 KVA.

Substation: A set of devices including any necessary facility to convert, transform or regulate electric power.

Supply Connection: Set of conductors used for the connection between the distributor’s power grid and the user’s measuring point.

Supply point: Physical place where the meter is installed and where the user’s electrical installations are connected to the distributor’s system. This is the boundary point between the distributor’s and user’s maintenance and safeguarding responsibilities.

Switch: A mechanical or electronic device to non-automatically close or open a circuit’s electric current.

•                  T.

Transformer: Electromagnetic device that allows increasing or decreasing voltage in an electrical circuit maintaining the frequency.

Transformer nominal capacity: Transformer capacity expressed in KVA according to the device’s data plate.

•                  U.

User: Natural or legal person who benefits from the provision of electric power supply, either as the undersigned of a service agreement or as the direct recipient thereof, subject to the rights and obligations established by the organic law of electric power supply and its regulations.

6

User’s electrical installations: Those located after the distributor’s supply point.

User’s total connected and installed capacity: The sum of nominal power expressed in KVA of all the devices in the user’s property which are connected for the user’s service.

•                  V.

Voltage: Parameter expressed in volts and delivered by the distributor at the supply point to the user’s facilities.

Voltage variation: It is an increase in the reduction of supply voltage value in relation to nominal voltage.

•                  W.

Watt: Unit of power that measures the amount of energy flowing per unit of time; in scientific terms it is equivalent to one erg per second.

1.2.                            SCOPE

To establish the scope of the responsibilities of both the Unidad Administrativa Especial de Aeronautica Civil de Colombia and the concessionaire regarding the management of energy in the Airports Jose Maria Cordova of Rionegro, Enrique Olaya Herrera of Medellin, Caraño of Quibdo, Los Garzones of Monteria, Las Brujas of Corozal, and Antonio Roldan Betancourt of Carepa, we have identified three different moments (according to appendix C — Investment Plan), since such scope changes in each one of them.

In general terms:

•                  Before building the second substation completely independent from the aeronautical circuits (control tower, communications, radar, AKLS and PAPI lights), which will be built and installed in an area defined by the Aerocivil. From the delivery date of the airports until commencement of construction works and separation of each one of the electrical substations. During this period, the Aerocivil is responsible for guaranteeing the electric power supply and for such purpose they will carry out the relevant procedures with the distributor for electric power supply under the terms established by the utilities law, law 142 of 1943.

•                  Moment in which the construction of each substation is completed under the terms of the concession agreement and appendix C — Investment Plan. It refers to a transition period in which the concessionaire shall be responsible for the power supply to airport areas and services.

•                  Once the construction has been completed and the second substation is operating in each one of the airports. In a six-month term from delivery to the concession operator, where they will install: generating sets, transfers, UPS, distribution cabinets and other protection and measurement equipment, totally new and in compliance with aeronautical laws according to the loads to be managed, for which the regional aeronautical electrical staff and telecommunications director

7

will perform the corresponding appraisals. The concessionaire is responsible for supplying power to the airport areas and services, and the Aerocivil shall be responsible for supplying power to the aeronautical areas and services.

•                  Totally independent ducts will be built for the aeronautical and airport systems. This new substation will have a free area that will be used for the laboratory, office, lounge, kitchenette and restrooms. The aeronautical circuits connected to UPS and emergencies will be moved and reinstalled entirely at the new substation, both the power circuits and the control circuits, by the concessionaire. All these improvements and works will be carried out by the concessionaire within the first six months following the execution of the concession agreement. The electrical systems and circuits under responsibility of the concessionaire will be periodically checked and verified to make sure that they meet the operational technical requirements and that they meet all the requirements of civil aviation control organisms (OACI).

•                  As for the visual aid circuits and systems given to the concession (runway border circuits, taxiways, runway axis, contact zone, windsock, wind vane, beacon), they will be directly controlled and supervised by the Aerocivil and the concessionaire shall facilitate this task. In case of change, replacement or installation of new systems, the concessionaire will have the obligation to prioritize training in these new systems for the Aerocivil employees that will control them. this training shall be provided directly by the manufacturers of the equipment, and the Concessionaire will provide the Aeronautical Electric team with a copy of the manuals and catalogues corresponding to this new equipment.

•                  The concessionaire will submit a schedule of the preventive and corrective maintenance activities of the visual aid circuits and systems that they manage, so that the Aerocivil monitor them.

The concessionaire shall build, provide equipment, test, and deliver in full operating conditions to the Aerocivil in each one of the airports they are in charge of, as follows:

1.2.1. AEROPUERTO DE RIONEGRO — JOSE MARIA CORDOBA

1.2.1.1. Electrical Substation.

We have decided to implement a new electrical substation for aeronautical services, completely independent from the aeronautical circuits (control tower, communications, radio aid, radar, ALS and PAPI lights), leaving remote control to the Aerocivil. This new substation will be built and installed by the concessionaire in the area allocated by the Aerocivil when the time comes.

Within a six-month term upon delivery of the concession to the operator, the operator agrees to build, supply, test and deliver to Aerocivil: two (2) generating sets, transfers, 2 parallel UPS, distribution cabinets and other new protection and measurement equipment, in compliance with the aeronautical standards an according to the loads to be managed (400 KVA).

8

Two completely independent ducts will be built for the aeronautical and airport systems. This new substation will have a free area that will be used for the laboratory, office, lounge, kitchenette and restrooms. The aeronautical circuits connected to UPS and emergencies will be moved and reinstalled entirely at the new substation, both the power circuits and the control circuits, by the concessionaire.

The electrical systems and circuits under responsibility of the concessionaire will be periodically checked and verified to make sure that they meet the operational technical requirements and that they meet all the requirements of civil aviation control organisms (OACI).

The substation must be built according to the single-line diagram made by the concessionaire and approved by the auditor.

1.2.1.2. Visual Aids.

The Aerocivil reserves the right to gauge, operate and maintain the ALSF circuits (Approach Lighting System with Sequenced Flashing Lights), located on threshold 36 of the airport and the PAPI lights circuits of both thresholds (18; 36). The power supply from the ALS underground substation where the regulation systems, transformer and distribution boards are located.

The PAPI system regulators and the threshold selector will be moved to the new electrical substation, including supply to airfield; these systems will be responsibility of the Aerocivil.

The remote control of the different visual aid systems will a controlled by the Aerocivil, including PAPI and ALS.

The Concessionaire is entirely responsible for the visual aid circuits and systems given to it.

Runway border circuits,

Taxiway circuits,

Runway axis circuits,

Contact zone circuits,

Lighted windsock,

Wind vane and beacon.

1.2.2. AEROPUERTO LOS GARZONES — MONTERIA

1.2.2.1. Electrical Substation

We have decided to implement a new electrical substation for aeronautical services, completely independent from the aeronautical circuits (control tower, communications, radio aid, radar, ALS and PAPI lights), which will be built and installed by the concessionaire in the area allocated by the Aerocivil, preferably close to the control tower. For this case we must consider the construction of a new electrical substation for the ALS to be implemented, which will be given to the Aerocivil for maintenance, operation and conservation, according to the designs submitted by the concessionaire.

9

Within a six-month term upon delivery of the concession to the operator, the operator agrees to build, supply, test and deliver to Aerocivil: two (2) generating sets, transfers, 2 parallel UPS, distribution cabinets and other new protection and measurement equipment, in compliance with the aeronautical standards an according to the loads to be managed.

Two completely independent ducts will be built for the aeronautical and airport systems. This new substation will have a free area that will be used for the laboratory, office, lounge, kitchenette and restrooms. The aeronautical circuits connected to UPS and emergencies will be moved and reinstalled entirely at the new substation, both the power circuits and the control circuits, by the concessionaire.

The electrical systems and circuits under responsibility of the concessionaire will be periodically checked and verified to make sure that they meet the operational technical requirements and that they meet all the requirements of civil aviation control organisms (OACI).

The substation must be built according to the single-line diagram made by the concessionaire and approved by the auditor.

1.2.2.2. Visual Aids.

The Aerocivil reserves the right to gauge, operate and maintain the ALSF circuits (Approach Lighting System with Sequenced Flashing Lights), that will be built by the concessionaire and the PAPI lights circuits. The power supply from the ALS underground substation where the regulation systems, transformer and distribution boards will be located.

The PAPI system regulators and the threshold selector will be moved to the new electrical substation, including supply to airfield; these systems will be responsibility of the Aerocivil.

The Concessionaire is entirely responsible for the visual aid circuits and systems given to it.

Runway border circuits,

Taxiway circuits,

Lighted windsock,

Wind vane and beacon.

1.2.3. AEROPUERTO EL CARAÑO — QUIBDO

1.2.3.1. Electrical Substation

We have decided to implement a new electrical substation for aeronautical services, completely independent from the aeronautical circuits (control tower, communications, radio aid, radar, ALS and PAPI lights), which will be built and installed by the concessionaire in the area allocated by the Aerocivil, preferably close to the control tower.

Within a six-month term upon delivery of the concession to the operator, the operator agrees to build, supply, test and drive the operation of the new electrical substation at its service. During this period, the Aerocivil will supply the energy to the concessionaire’s systems.

10

Two completely independent ducts will be built for the aeronautical and airport systems. This new substation will have a free area that will be used for the laboratory, office, lounge, kitchenette and restrooms. The aeronautical circuits connected to UPS and emergencies will be moved and reinstalled entirely at the new substation, both the power circuits and the control circuits, by the concessionaire.

The electrical systems and circuits under responsibility of the concessionaire will be periodically checked and verified to make sure that they meet the operational technical requirements and that they meet all the requirements of civil aviation control organisms (OACI).

The substation must be built according to the single-line diagram made by the concessionaire and approved by the auditor.

1.2.3.2.        Visual Aids.

The Aerocivil reserves the right to gauge, operate and maintain the ALSF circuits (Approach Lighting System with Sequenced Flashing Lights), that will be built by the concessionaire and the PAPI lights circuits. The power supply from the ALS underground substation where the regulation systems, transformer and distribution boards will be located.

The PAPI system regulators and the threshold selector will be moved to the new electrical substation, including supply to airfield; these systems will be responsibility of the Aerocivil.

The Concessionaire is entirely responsible for the visual aid circuits and systems given to it.

Runway border circuits,

Taxiway circuits,

Lighted windsock,

Wind vane and beacon.

1.2.4.                  AEROPUERTO ANTONIO ROLDAN BETANCOURT — CAREPA

1.2.4.1. Electrical Substation

We have decided to implement a new electrical substation for aeronautical power systems, completely independent from the airport circuits (Terminal, concessionaires, warehouses, airport systems and visual aid systems that will be given to the concessionaire), which will be built and installed by the concessionaire in the area that it considers suitable.

Within a six-month term upon delivery of the concession to the operator, the operator agrees to build, supply, test and drive the operation of the new electrical substation at its service. During this period, the Aerocivil will supply the energy to the concessionaire’s systems.

Two completely independent ducts will be built for the airport systems.

The electrical systems and circuits under responsibility of the concessionaire will be periodically checked and verified to make sure that they meet the operational technical requirements and that they meet all the requirements of civil aviation control organisms (OACI).

11

The concessionaire will submit to the Aerocivil a single-line diagram of the substation that it will build for its service.

1.2.4.2. Visual Aids.

The Aerocivil reserves the right to gauge, operate and maintain the PAPI lights circuits.

The regulators of the systems that the concessionaire will be in charge of, will be moved by the concessionaire to the new electrical substation, including supply to airfield; these systems will be responsibility of the concessionaire.

The Concessionaire is entirely responsible for the visual aid circuits and systems given to it.

Runway border circuits,

Taxiway circuits,

Lighted windsock,

Wind vane and beacon.

1.2.5. AEROPUERTO LAS BRUJAS — COROZAL

1.2.5.1. Electrical Substation

We have decided to implement a new electrical substation for aeronautical power systems, completely independent from the airport circuits (Terminal, concessionaires, warehouses, airport systems and visual aid systems that will be given to the concessionaire), which will be built and installed by the concessionaire in the area that it considers suitable.

Within a six-month term upon delivery of the concession to the operator, the operator agrees to build, supply, test and drive the operation of the new electrical substation at its service. During this period, the Aerocivil will supply the energy to the concessionaire’s systems.

Two completely independent ducts will be built for the airport systems.

The electrical systems and circuits under responsibility of the concessionaire will be periodically checked and verified to make sure that they meet the operational technical requirements and that they meet all the requirements of civil aviation control organisms (OACI).

The concessionaire will submit to the Aerocivil a single-line diagram of the substation that it will build for its service.

1.2.5.2. Visual Aids.

The Aerocivil reserves the right to gauge, operate and maintain the PAPI lights circuits.

The regulators of the systems that the concessionaire will be in charge of, will be moved by the concessionaire to the new electrical substation, including supply to airfield; these systems will be responsibility of the concessionaire.

12

The Concessionaire is entirely responsible for the visual aid circuits and systems given to it.

Runway border circuits,

Taxiway circuits,

Lighted windsock,

Wind vane and beacon.

1.2.6. AEROPUERTO OLAYA HERRERA — MEDELLIN

For this airport, the electric power supply service will be provided as it is currently being provided, this is:

The concessionaire guarantees the normal and emergency electric power supply to the aeronautical section located in the control tower building. The Aerocivil will be in charge of the remote control of the different visual aid systems including the PAPI lights control.

1.3                               RESPONSIBILITIES

The concessionaire’s responsibilities regarding the electric power supply and equipment maintenance for the Airports Jose Maria Cordova of Rionegro, Enrique Olaya Herrera of Medellin, Caraño of Quibdo, Los Garzones of Monteria, Las Brujas of Corozal, and Antonio Roldan Betancourt of Carepa, are the following:

•                  The concessionaire is responsible for supplying electric power to the airport areas and services, and to the aeronautical areas and services during the construction of the second electrical substation.

•                  The concessionaire is responsible for the electrical maintenance under the terms established in numeral 10 of the Maintenance Specifications appendix.

The way in which the airport’s electric power supply must be operated and the consequent responsibilities of the Aerocivil and the concessionaire are set forth below:

1.3.1.                  CONCESSIONAIRE’S MAINTENANCE RESPONSIBILITIES

The concessionaire is responsible for performing the maintenance, not the operation, of the systems and equipment of the electrical areas at its own expense and risk, and with its own staff:

At the Airports Jose Maria Cordova of Rionegro, Enrique Olaya Herrera of Medellin, Caraño of Quibdo, Los Garzones of Monteria, Las Brujas of Corozal, and Antonio Roldan Betancourt of Carepa, in the areas given to the concessionaire, pursuant to the provisions of section 2. General Requirements, and numeral 10 Maintenance of Electrical Systems of appendix E Maintenance Specifications of the concession agreement, the concessionaire is responsible, among other aspects, for:

“Maintain, preserve, rehabilitate, replace and/or repair the facilities, assets, property and equipment given to the concessionaire, to permanently keep them in safe and efficient operating and service conditions.”

13

“Maintain the facilities and equipment located at the Aerodrome, according to the principles and standards established in the OACI airport services manual, part 9 Airport Maintenance Practices, including but not limited to the following facilities and equipment” Electrical Systems Heading”.

The equipment and systems that must be maintained but not operated by the concessionaire are included in numeral 10 Maintenance of Electrical Systems, including the responsibility for the emergency reserve power supply system, which are the following:

Main distribution substations.

It refers to the main substation, including the physical construction of the distribution systems, the equipment and switchgear, transformer protection devices, electric panels, transfer systems, measurement systems, medium-voltage and low-voltage distribution networks, condenser banks and runway regulators, platform lights and parking lots.

Transformers.

Voltage increase and reduction equipment including:

•                  Main transformer

•                  Runway system transformer

•                  Transformers in the electrical rooms of the Terminal, not including those of the control center.

Switch control and transmission boxes

Switch control boards and boxes, main boxes, circuit breakers, switchgear and fuses located in the electrical substation.

Ducts, wiring and cabling

Conduits, including existing wiring and cabling at the airports for areas granted under concession, including: The connections to visual aid systems, connections between distribution equipment and those in the electrical substation.

Fuse boxes and switchboxes (sic), these are thermomagnetic switches of the electrical substation and electrical centers.

Control panels and monitoring units

Control panels, automatic transfers and monitoring units of the different systems, including the visual aid system.

Reserve power system for emergencies

Maintenance of the emergency power system, identified as electrogen group system, transfer board.

14

Responsible for making sure that the emergency system is available to feed the aeronautical and airport systems under the parameters established in table 8.1 of annex 14 to the OACI Civil Aviation agreement. According to the maintenance plans submitted by the Aerocivil and agreed upon with the concessionaire.

1.3.2.                  MAINTENANCE RESPONSIBILITIES OF AEROCIVIL

The Aerocivil, at its own expense and risk, and with its own staff, will perform the maintenance of the following equipment and electrical systems:

UPS systems for aeronautical services

Transformer systems that feed the radio beacon

Power systems that feed the VOR and ILS

Power systems that feed aeronautical areas

The parties will be responsible for performing the preventive and corrective maintenance of the systems, connections, protections and equipment that they are in charge of, in order to guarantee service continuity and they may carry out joint operation work in order to solve problems that may arise and seriously affect the operation of the airports.

1.4.                            ELECTRIC POWER SUPPLY

The Aerocivil is responsible for guaranteeing the electric power supply before the grid operator, carrying out the necessary procedures so that service interruptions and the quality of the energy are provided by the distributor under the conditions and characteristics provided by the utilities law.

If there is a normal grid, provided by the operator, through the main circuit.

CONTROL TOWER

To the output of the protection switchgear of the transformer located in the basement of the control tower.

TECHNICAL ROOM

To the input of the power switch of the UPS system and the respective BYPASS. The Aerocivil is responsible for the power supply of equipment that is supported by the UPS.

RADIO BEACON

The Aerocivil is solely responsible for supplying normal power to all radio beacon systems from the power supply of the control tower.

VOR

The Aerocivil is solely responsible for supplying normal power to the VOR station

If there is normal grid interruption (grid operator supply)

15

AEROCIVIL is responsible for coordinating with the grid operator the operation, maintenance and other tasks that must be done in the main substation to reestablish the normal power supply.

The concessionaire is responsible for guaranteeing the existence of the electric power supply service as follows:

At the main substation

Maintaining the correct operation of generating sets, in order to guarantee the airport emergency services, the main substation and the electrical centers of the air section.

Switching times of generating sets cannot be greater than those established in table 8.1 of annex 14 volume 1 to the Civil Aviation agreement. Therefore, the concessionaire shall guarantee the maintenance of automatic transfers, control panels and generating sets to meet this requirement.

Aerocivil will guarantee with its own autonomous power generation systems, the supply of emergency electric power for the systems located in the VOR.

In case of system operations or tests:

To perform works or run system tests the AEROCIVIL or the concessionaire shall be informed, as applicable, in order to determine the convenience thereof.

Deriving from the maintenance responsibility, when any of the parties, concessionaire and/or AEROCIVIL, performs an operation, they must coordinate with and inform the other party of the operation and the possible impact to the service in order to determine the convenience and timeliness of such operation to guarantee the continuity of the service.

MAINTENANCE RESPONSIBILITIES OF THE ELECTRICAL SYSTEM

The concessionaire is responsible for carrying out the maintenance of the electrical systems pursuant to numeral 10 of appendix E — Maintenance Specifications, at its own expense and risk and with their own staff in charge of the system.

In electrical rooms

The concessionaire is responsible for carrying out the maintenance of all the electrical connections and equipment of the electrical substation:

Transformers

Switch control and transmission boxes

Wiring and cabling ducts

Fuse and switch box

Control panels and monitoring units

Reserve power system for emergencies

Visual aid system

Air conditioning systems

16

Automatic transfers

AEROCIVIL is responsible for carrying out the maintenance of the runway lights control system.

1.4.1.                  OPERATION AND MAINTENANCE RESPONSIBILITIES

The AEROCIVIL is responsible for performing the operations that affect the service provided by the power supply distributor to the airports.

However, deriving from the maintenance responsibility described in the concession agreement, the parties will be responsible for the operations performed on their equipment and for the impact that these may have on the operation of the airports or of the other party. None of the parties may perform operations on panels or cells belonging to the other party. If, due to requirements of the operation or to maintenance works, it is necessary their own circuits or those deriving from panels that are the responsibility of the other party, this operation must be done in coordination with and upon agreement of the parties.

The AEROCIVIL is solely responsible for the operation and maintenance of the following equipment:

UPS for aeronautical services

Electrical systems of radar room and technical room

Electrical systems of control tower

Electrical systems of radio beacon

Electrical systems of VOR

Electrical systems of runway lights

ACCESS TO AREAS

The concessionaire will guarantee access to staff authorized by the Aerocivil to airport areas, including airfield, to perform their tasks or in order to operate the power supply equipment with the distributor, and those who are responsible for maintaining the light control system and the related systems, in compliance with all the airport security rules.

1.5.                            OTHER RESPONSIBILITIES

The concessionaire shall guarantee access to and use of the ducts, substation and firing rooms needed by the Aerocivil for their interventions.

AEROCIVIL STAFF IN CHARGE OF OPERATING THE SUBSTATION

The Aerocivil staff in charge of operating the electrical substation will report the corrective and preventive maintenance needs in writing to the Technical Director of the concessionaire with a copy to the auditor and will continue to perform their tasks in the areas that they are currently using in the substation area.

17

1.6.                            MEASUREMENT OF POWER CONSUMPTION AND PAYMENT

The Concessionaire is responsible for paying the entire power supply service of the Airports Jose Maria Cordova of Rionegro, Enrique Olaya Herrera of Medellin, Caraño of Quibdo, Los Garzones of Monteria, Las Brujas of Corozal, and Antonio Roldan Betancourt of Carepa to the local grid operator, and of charging the other users of the airports. The power consumed by the Aerocivil will be paid by the concessionaire until the new substations are fully operating in each one of the airports.

Once the power supply for aeronautical services and for airport services become separate, the concessionaire is responsible for the payments corresponding to airport services and Aerocivil is responsible for the payments corresponding to aeronautical services.

2.                                      TELECOMMUNICATIONS PROTOCOL

2.1.                            TELECOMMUNICATIONS NETWORK

The Aerocivil requires independence between the aeronautical and airport services which are currently enabled by one single network in all the airports of the Entity. The aeronautical telecommunications network (ATN) shall be separate from the airport telecommunications network (APTN). The networks shall be independent, at the concessionaire’s expense, who will bear the costs of the network(s) that must be implemented, and the necessary equipment according to the requirements established in appendix C Investment Plan.

2.1.1.                  ATN NETWORK

The ATN network integrates the infrastructure requirements for the transportation of voice/data services of the technical rooms, control tower and control center (if applicable) of the Aerocivil, with redundant networks from the different cabling centers or MDF.

The ATN network will be used exclusively for the communications of the Aerocivil, who will be in charge of its maintenance and operation, for which the concessionaire will grant the permit required to access the areas granted inconcession. The permissions granted and the use of this network, even though it is located in concessionaire’s property, will not generate any costs to the Aerocivil.

The concessionaire will not be responsible for the payments generated by the consumption of this network or the charges deriving from the agreements executed or to be executed by the Aerocivil with communication service providers for voice/data transmission. The ATN will include the telecommunication networks of the facilities inside the airport lot, but outside the area granted under concession.

2.1.2.                  APTN NETWORK

The APTN network will be exclusively used by the concessionaire.

The concessionaire will implement the APTN with their own equipment pursuant to the provisions of Appendix C Investment Plan, which includes, among other devices, telephone switchboard, backbone network, intermediate inspection rooms, lockers or strips, junction boxes and manifolds, and areas needed for the operation of the communications concentrator

18

and the telephone switchboard, and shall be able to provide voice and data services to the users of the area granted under concession.

Aerocivil will not be responsible for the payments generated by the consumption of this network or the charges deriving from the agreements executed or to be executed by the concessionaire with communication service providers for voice/data transmission. In the same way the agreements of users of areas granted under concession.

The transition to transfer the management and control of the APTN network to the concessionaire will follow a joint plan between the Aerocivil and the Concessionaire.

Description of the details and requirements of the Aerocivil to the concessionaire.

2.2.                            DESCRIPTIONS OF THE CONCESSION

As mentioned in Numeral 1, the concession is based on the premise that the Aerocivil shall guarantee the continuous and safe service of all communications, facilities and aids for air navigation. To fulfill this mission, the Aerocivil shall ensure the chain and control of communication elements, with absolute independence between the concessionaire and the government entity, so that each one of them can carry out their function without any conflicts of interest or limitations that result in a deterioration of the service.

The Concessionaire will have to develop its own infrastructure to provide airport communication services in each airport, pursuant to the provisions in Appendix C Investment Plan and Technical Specifications, meeting all the national and international telecommunication standards and protocols for a 24/7 operation. All the costs related to the separation of the concessionaire’s communication systems from those of the Aerocivil, will be borne by the concessionaire.

The concessionaire will provide the communication services and will charge the users thereof within the areas granted under concession, including retail, airlines, service and repair stations, and the offices of government entities required in the Terminal and that make part of the airport services (DAS, ICA, POLICE, HEALTH DEPARTMENT (VACCINES), among others).

2.3.                            TRANSITION PLAN

The transition for communication networks management, and especially the telephone network, will be done according to a plan which shall be proposed by the concessionaire according to the installation of their new equipment and networks. As for the responsibility for the service and the level of intervention and application of the resources, the Aerocivil will be responsible for the telephone service and related charges until the Concessionaire implements the separation of the communication networks and the AEROCIVIL receives an inventory of services.

According to the general criteria of the concession, and in order to execute the delivery of the services transported through the telephone and fiber-optic (FO) network infrastructure that the entity currently has, the AEROCIVIL and the concessionaire will consider the following criteria:

19

•                  The services delivered through the infrastructure that makes up the telephone network and the Fiber Optic network will be given to the concessionaire, following a transition plan, to be implemented in the new network(s) developed by the concessionaire.

•                  The transition will include the investment in and performance of works by the Concessionaire to have its own network independent from the Aerocivil’s network.

•                  The first phase of the transition plan involves the AEROCIVIL and the concessionaire defining the point or space where the concessionaire will place the facilities to locate its telephone switchboard.

•                  The second phase will be the development of the concessionaire’s switching central. The concessionaire will contract the services of a company it considers convenient, to interconnect its central and the public grid through PRI according to the needs of the users of the Terminal, cargo terminals and their users.

•                  The second phase includes the separation of the network and the existing communications infrastructure in the cargo and air terminals annexed to the airport. The concessionaire shall implement its backbone infrastructure with new networks or using the existing cabling, as long as these do not go through the AEROCIVIL’s main distributor or aeronautical information circulates through them. In the same way, in this phase the concessionaire will invest in and implement communication solutions through radio connections, with fiber optic redundancy or vice versa, including the corresponding active equipment and delivering fully operating service to the AEROCIVIL.

•                  The third phase will include the disconnection of the Ericsson MD 110 Central and its connection to the concessionaire’s centrals. For this, the AEROCIVIL will provide the respective twisted pairs in the distribution lockers or junction boxes and from this point to the final user. The delivery will include all the information regarding accounts and billing charges for the concessionaire to develop, at its own expense, all the administrative process to charge for telephone and single pairs services.

•                  Upon completion of the third phase, the concessionaire will execute new service agreements with the users or subscribers and will be responsible for the service and maintenance thereof, releasing the AEROCIVIL from any liability of costs or expenditures whatsoever. During the migration of the services to the concessionaire’s communication network, the concessionaire will be responsible for coordinating with the final user to prevent operational damages and risks of each business. The concessionaire will be responsible for managing the permits and installation of cables, networks or services to third parties within the areas granted under concession.

2.3.3.                  COMMUNICATION SERVICES OF AEROCIVIL

The Concessionaire will be responsible for all the infrastructure works that affect the currently existing networks used for the communication services of Aerocivil, agreeing to relocate them and to adapt them according to the requirements of the Aerocivil or the company that provides the telecommunication service, with the required redundancy. These works shall be coordinated with the Aerocivil. In the same way, the concessionaire will give special treatment and priority to the communication needs of the Aerocivil that for any need to be implemented in the areas granted under concession.

20

2.3.4.                  IMPROVEMENTS TO AIRPORT TERMINALS

In the case of improvements to Airport Terminals that require the relocation of communications equipment in such buildings, it must be arranged with the Aerocivil to maintain aeronautical and administrative communications of the Entity. Such relocation and supplementary works thereof, such as networks, M.D.F., equipment room, cabinets, among others, will be a responsibility of the concessionaire and shall meet the standards of the Aerocivil in terms of safety, reliability and redundancy.

2.3.5.                  LOCATIONS IN CASE OF NEW CONSTRUCTIONS

In case that the project implies new constructions for the Entity, the following must be considered:

•                  The locations for communications in the new buildings built by the concessionaire to relocate the administrative offices of the AEROCIVIL, must have:

•                  Communications management room, with its security and access control system.

•                  Underground duct system with output to the communications management room, which will be used to introduce the external cabling; the facilities shall have a structured cabling network, in compliance with all the existing standards. Also, horizontal cabling per floor with their respective distribution cabinet, horizontal backbone fiber optic cabling, and one single network management center, where the active equipment will be located. The design, supply and set-up of the cabling and installation of terminal points for final users will be a responsibility of the concessionaire according to the provisions of Appendix C Investment Plan and Technical Specifications. The structured cabling shall be certified and pursuant to the technical protocols of proof and identification.

•                  The contractor shall foresee the ducts, cable ladders and the cabling path to facilitate the installation of communications via radio from the communications management room, the connection to the UPS system, air conditioning system and backup battery bank storage area.

•                  The electrical network shall be parallel to the structured cabling network to facilitate connection of user’s equipment.

2.4.                            INVOICING AND PAYMENT OF SERVICE

As long as the switching services of the subscribers and related costs are supported with resources from the Aerocivil, the Entity will bill and collect payment thereof from the users. The concessionaire will be responsible for all the infrastructure works that affect the existing networks, agreeing to relocate them and to adapt them according to the requirements of the Aerocivil or the company that provides the telecommunication service to prevent adverse effects on the service to final users. These works shall always be coordinated with the Aerocivil staff.

If the concessionaire needs to use any of the services of the communication network of Aerocivil locally or nationally, these will be provided under agreements or contracts that shall be independent from the provisions of the concession, according to the fees of the Aerocivil.

Once the separation of the telecommunication services has been complete, the concessionaire will be responsible for paying the services and for charging and billing the users.

21

3.                                      AQUEDUCT AND SEWER PROTOCOL

The provision of the aqueduct and sewer service is governed by the provisions of the Concession Agreement and its Appendixes. This service will be provided to the Aerocivil free of any charge; the costs for the provision of this service will be borne by the Concessionaire during the entire term of the Concession.

22

AEROPUERTO JOSE MARIA CORDOBA — RIONEGRO

DESCRIPTION OF THE INVESTMENT	UNIT	QUANTITY
AERONAVIGATION AIDS
Complementation and repair of platform lights	Global	1
Repair of runway and taxiway lights	Global	1
Surface signs and markers	Global	1
TAXIWAYS
Construction of New Cargo Terminal connection way	M2	9,590
Construction of Quick Exit way	Unit	1
TERMINAL BUILDING
General furniture	Unit	1
Terminal building improvements	M2	23,150
Escalators for passengers	Unit	2
Terminal Building extension of domestic flights concourse	M2	4,100
Construction of New Cargo terminal	M2	8,000
Construction of New Cargo Terminal parking lot	M2	3,219
Structural reinforcement of buildings	M2	25,923
ENVIRONMENTAL MANAGEMENT
Environmental Impact Mitigation Works	Global	1
Gutters and Drains adaptation works	ml	13,650
Bird Hazard Control	Global	1
Environmental Management Plans	Unit	1
OTHER
Dome Replacement	M2	7,946
FIDS Information System	Unit	1
BIDS Information System	Unit	1
Fuel Pits	Unit	1
Pavement Protection	M2	108,000
Common Use Terminal Equipment CUTE includes workstations	Unit	20
Common Use Self-Service CUSS includes kiosks	Unit	4
Purchase Substation for aeronautical systems	Unit	1
Supply and installation of communications server and network	System	1
Vehicles	Unit	2
Service Roads for Land Vehicles	M2	7,393
OTHER SERVICES
Search and Rescue Service Equipment	Unit	1
Fire Suppression Service Equipment	Unit	3
Fire Suppression Service improvement and maintenance of existing facilities	Unit	1
Improvement of Port Health Service	Global	1
Structured cabling, equipment and server	Unit	1
RUNWAY
Runway Strip Levelling	M2	324,000
Paving and Repair of Runway Margins	M2	52,500
Conformation and Levelling Runway Threshold 18 Safety Zones	M2	8,100
Conformation and Levelling Runway Threshold 36 Safety Zones	M2	8,100
Repaving runway at 45% of expected entry	M2	157,500
Repaving runway at 90% of expected entry	M2	157,500
PLATFORM
Construction of New Cargo Terminal Platform	M2	20,000
Extension of Domestic Passenger Terminal Platform - Asphalt	M2	11,802
Extension of Domestic Passenger Terminal Platform - Concrete	M2	6,579

23

BOARDING BRIDGES
Supply of New Boarding Bridges	Unit	12
SECURITY, INFORMATION AND BAGGAGE
Security Systems	Unit	1
Airport Operational Database AODB	Unit	1
Baggage management system includes (3 CTX)	Unit	1

AEROPUERTO ENRIQUE OLAYA HERRERA — MEDELLIN

DESCRIPTION OF THE ACTIVITY	UNIT	QUANTITY
AERONAVIGATION AIDS
Marking	Global	1
Runway and Platform Lights	Unidad	1
Visual Approach Slope Indicator Systems	Unidad	1
TAXIWAYS
Taxiways Repair and Repaving	M2	63,000
Quick Exit Road Repaving	M2	5,000
Taxiway Lines	M2	73,089
Complementation of Taxiway Guide Signals	Global	1
TERMINAL BUILDING
General furniture	M2	13,880
Air conditioning systems for lounges	Unidad	1
FIDS Information System	System	1
BIDS Information System	System	1
Three-stop elevator	Unidad	1
Parking Building	M2	4,067
ENVIRONMENTAL MANAGEMENT
Environmental Impact Mitigation	Global	1
Construction of noise-proof barriers	Global	1
Environmental Management Plans	Unit	1
OTHER
Internal Improvements PEP	M2	13,880
Construction of Cargo building	Global	1
Police Station Improvements	Global	1
Common Use Terminal Equipment CUTE includes workstations	Unit	10
Common Use Self-Service CUSS includes kiosks	Unit	3
Supply and installation of communications server and network	System	1
Construction and Furnishing General and Business Aviation Terminal	M2	1,000
Construction of New Control Tower	Unit	1
Ramp Inspection Vehicles	Unit	2
Moving Walkways for Passengers	ml	360
Reorganization of General Aviation Hangars	Global	1
OTHER SERVICES
Search and Rescue Service Equipment	Unit	1
Fire Suppression Service Equipment	Unit	2
Fire Suppression Service Construction of New Facilities	M2	600
Improvement of Port Health Service	Global	1
Structured cabling, equipment and server	Global	1
RUNWAY
Runway Strip Improvement	M2	280,000
Repaving runway at 45% of expected entry	M2	54,000
Repaving runway at 90% of expected entry	M2	54,000

24

BOARDING SYSTEMS
Boarding Aisles	M2	3,000
SECURITY AND BAGGAGE
Security Systems	Unit	1
Baggage management system	Unit	1

AEROPUERTO LOS GARZONES — MONTERIA

DESCRIPTION OF THE ACTIVITY	UNIT	QUANTITY
AERONAVIGATION AIDS
Runway Extension Lights	Global	1
Surface Signals and Marks	Global	1
Approach Lighting System Cat I	System	1
Visual Approach Slope Indicator Systems	Global	1
TAXIWAYS
Taxiways Repaving	M2	4,600
Taxiway Guide Signals	Global	1
TERMINAL BUILDING
Construction of New Cargo Terminal Building	M2	1,500
Extension of Terminal Building (gate) including furniture and air conditioning	M2	300
ENVIRONMENTAL MANAGEMENT
Environmental Impact Mitigation	Global	1
Environmental Management Plans	Unit	1
OTHER
Ramp Inspection Vehicle	Unit	1
Repair parking lot	Global	1
Supply and installation of communications server and network	System	1
FIDS Information System	Global	1
BIDS Information System	Global	1
Purchase substation for aeronautical systems	Unit	1
Service Roads for Land Vehicles	M2	800
OTHER SERVICES
Fire Suppression Service Equipment	Unit	2
Fire Suppression Service improvement of existing facilities	Unit	1
Improvement of Port Health Service facilities and equipment	Global	1
Structured cabling, equipment and server	Global	1
RUNWAY
Runway extension	M2	18,600
Runway strip	M2	248,400
Turning bays	M2	1,725
Runway margins	M2	1,725
Runway extension (440 mts)	M2	19,800
Repaving runway at 45% of expected entry	M2	103,500
Repaving runway at 90% of expected entry	M2	103,500
Runway Threshold Safety Zones	M2	16,200
PLATFORM
Cargo Terminal Platform	M2	10,000
Passenger Terminal Platform Concrete Replacement	M2	21,281
SECURITY AND BAGGAGE
New baggage management system includes one CTX	Unit	1
Security Systems	Unit	1

25

AEROPUERTO EL CARAÑO — QUIBDO

CONSOLIDATED	UNIT	QUANTITY
AERONAVIGATION AIDS
REIL Lights	System	1
Visual Approach Slope Indicator Systems	System	1
TAXIWAYS
Taxiways Maintenance Works	M2	1,320
TERMINAL BUILDING
Construction of New Cargo, Packages and Mail Terminal	M2	400
Construction of New Passenger Terminal Building includes FIDS and BIDS, furniture and signage	M2	2,000
ENVIRONMENTAL MANAGEMENT
Environmental Impact Mitigation	Global	1
Environmental Management Plans	Global	1
Drains and completion of wastewater treatment plant	Global	1
OTHER
Air conditioning systems	System	1
Purchase substation for aeronautical systems	Unit	1
Vehicles	Unit	1
OTHER SERVICES
Fire Suppression Service Equipment	Unit	1
Supply and installation of communications server and network	System	1
Construction of Fire Suppression Service facilities	M2	400
Structured cabling, equipment and server	System	1
Improvement of Port Health Service facilities and equipment	Global	1
RUNWAY
Runway strip improvement, levelling and compacting	M2	182,400
Runway margins maintenance and improvement	M2	9,100
Runway maintenance	M2	42,000
Repaving runway at 45% of expected entry	M2	42,000
Repaving runway at 90% of expected entry	M2	42,000
Runway Threshold Safety Zones	M2	16,200
PLATFORM
Platform Extension	M2	3,000
Passenger Terminal Platform Concrete Replacement	M2	7,041
SECURITY AND BAGGAGE
Security Systems	System	1
New baggage management system	System	1
Construction of missing enclosure	ml	653

AEROPUERTO EL ANTONIO ROLDAN BETANCOURT — CAREPA

DESCRIPTION OF ACTIVITIES	UNIT	QUANTITY
AERONAVIGATION AIDS
REIL Lights	System	1
Repair Runway and Taxiway Lights and Relocate Runway Lights	Global	1
Runway and Platform Signage	Global	1
Visual Approach Slope Indicator Systems	System	1
TAXIWAYS
Taxiways Pavement Improvement	M2	1,840

26

Taxiway strips Improvement, Levelling and Compacting	M2	2,750
TERMINAL BUILDING
Construction of New Cargo, Packages and Mail Terminal	M2	400
Construction of New Terminal Building includes FIDS, furniture, air conditioning and BIDS	M2	2,000
ENVIRONMENTAL MANAGEMENT
Septic Tank repair	Global	1
Cleaning and Maintenance of rainwater drainage system	Global	1
Environmental Impact Mitigation	Global	1
Environmental Management Plans	Unit	1
OTHER
Demolition of Control Tower	Global	1
Purchase substation for aeronautical systems	Unit	1
Ramp inspection vehicles	Unit	1
OTHER SERVICES
Fire Suppression Service Equipment	Unit	1
Supply and installation of communications server and network	System	1
Construction of Fire Suppression Service facilities	Global	1
Structured cabling, equipment and server	System	1
Improvement of Port Health Service facilities and equipment	Global	1
RUNWAY
Runway strip improvement, levelling and compacting	M2	241,980
Runway margins improvement	M2	15,260
Runway pavement improvement	M2	65,400
Runway extension (15 meters wide)	M2	32,700
Repaving runway at 45% of expected entry	M2	98,100
Repaving runway at 90% of expected entry	M2	98,100
Runway Threshold Safety Zones	M2	16,200
PLATFORM
Passenger Terminal Platform Concrete Replacement	M2	15,971
SECURITY AND BAGGAGE
Security Systems	System	1
Baggage management system	System	1
Enclosure replace fence with chain link	ml	2,572

AEROPUERTO LAS BRUJAS — COROZAL

DESCRIPTION OF ACTIVITIES	UNIT	QUANTITY
AERONAVIGATION AIDS
REIL Lights	System	1
Repair Runway and Taxiway Lights and Relocate and extension of lights in Runway extension	Global	1
Relocate Visual Approach Slope Indicator Systems	System	1
Runway, Taxiway and Platform Signage	Global	1
TERMINAL BUILDING
Extension of Terminal Building	M2	300
FIDS Information Systems	System	1
Terminal Building Signage	Global	1
Structural Reinforcement of Buildings	M2	1,500
Construction of New Cargo, Packages and Mail Terminal	M2	400
Landscaping and outdoor repairs	Global	1

27

ENVIRONMENTAL MANAGEMENT
Cleaning and repairs of gutters and drains	Global	1
Environmental Impact Mitigation	Global	1
Septic Tank Repair and construction of infiltration fields	Global	1
Environmental Management Plans	Global	1
OTHER
Structural Reinforcement and General Maintenance of Control Tower	Global	1
Ramp inspection vehicles	Unit	1
Purchase substation for airport systems	System	1
Ambulance Vehicle	Unit	1
OTHER SERVICES
Fire Suppression Service Equipment	Unit	1
Construction of Fire Suppression Service facilities	Global	1
Supply and installation of communications server and network	System	1
Structured cabling, equipment and server	System	1
Improvement of Port Health Service facilities and equipment	Global	1
RUNWAY
Runway strip levelling and compacting	Global	1
Runway gutters	M2	42,000
Repaving runway at 45% of expected entry	M2	54,000
Repaving runway at 90% of expected entry	M2	54,000
Runway Surface Improvement	M2	16,200
RUNWAY EXTENSION
Land Acquisition	M2	73,500
Conformation, levelling and compacting of land	M2	367,500
Pavement	M2	12,000
Enclosure	ml	1,130
Signage	Global	1
Lights for runway extension	Global	1
Relocate lights	Global	1
PLATFORM
Passenger Terminal Platform Concrete Replacement	M2	15,971
SECURITY AND BAGGAGE
Security Systems	System	1
Baggage conveyor belt	Unit	1
Enclosure repair	Global	1

28